Exhibit 2.1

EXECUTION COPY

DATED	April 6, 2011

ASTEX THERAPEUTICS LIMITED

and

SUPERGEN INC

IMPLEMENTATION AGREEMENT

INDEX

1.	DEFINITIONS	1

2.	INTERPRETATION	9

3.	PRESS ANNOUNCEMENT	9

4.	IMPLEMENTATION AND DOCUMENTATION	10

5.	CONDUCT OF BUSINESS	19

6.	ACQUISITION CONDITIONS	26

7.	TERMINATION PAYMENTS	28

8.	ACQUISITION PROPOSALS	30

9.	TERMINATION	33

10.	APPROVALS AND PROCUREMENT	35

11.	COSTS	36

12.	ANNOUNCEMENTS	36

13.	MISCELLANEOUS	36

SCHEDULE 1		39

SCHEDULE 2		45

SCHEDULE 3		63

SCHEDULE 4		65

SCHEDULE 5		104

SCHEDULE 6		139

SCHEDULE 7		141

SCHEDULE 8		142

SCHEDULE 9		145

SCHEDULE 10		160

DATE OF AGREEMENT	April 6, 2011

PARTIES

(1)                                  ASTEX THERAPEUTICS LIMITED whose registered office is at 436 Cambridge Science Park, Milton Road, Cambridge, CB4 0QA, United Kingdom (the “Company”); and

(2)                                  SUPERGEN INC whose registered office is at 4140 Dublin Blvd, Suite 200, Dublin, CA 94568, United States of America (the “Purchaser or SuperGen”).

INTRODUCTION

A                                      The Purchaser intends to acquire the entire share capital of the Company, to be implemented by way of, and the Company has agreed to implement, the Scheme on the terms and subject to the conditions to be set out in the Scheme Document.

B                                        Each of the Company Board and the Purchaser Board has approved this Agreement and the Transactions.

C                                        The parties are entering into this Agreement to set out certain commitments to implement the Scheme and otherwise in connection with the Acquisition and certain matters relating to the conduct of the business of the Company and its Group.

D                                       The Company has obtained the Company Irrevocable Voting Undertakings and the Purchaser has obtained the Purchaser Support Agreements.

E                                         Pursuant to the Scheme Terms and Conditions that form part of the Scheme Document contained in Schedule 2, the Sellers’ Representative shall enter into the Lock-Up Agreements on behalf of the Restricted Shareholders under power of attorney conferred by operation of the Scheme.

IT IS AGREED THAT:

1.                                      DEFINITIONS

In this Agreement (but not in the Press Announcement or the Scheme Document) unless the context otherwise requires:

“Act” means the Companies Act 2006 (as amended);

“Acquisition” means the proposed recommended acquisition by the Purchaser of the entire issued and to be issued share capital of the Company which is to be effected by means of the Scheme subject to the Scheme Terms and Conditions and any subsequent revision, variation, extension or renewal thereof;

“Acquisition Proposal” means any bona fide written offer or proposal to acquire, directly or indirectly, fifteen percent (15%) or more of (i) the consolidated assets of either (A) the Company and its Subsidiaries (taken as a whole) or (B) the Purchaser and its Subsidiaries (taken as a whole), or (ii) the equity or other voting power of either

(X) the Company or (Y) the Purchaser, in each case, whether by merger, consolidation, purchase of assets, tender offer, license or otherwise, or effect any such transaction (it being understood and agreed that, in the case of the Purchaser, open market acquisitions of Purchaser Common Stock by any Third Party shall not be deemed to be an “Acquisition Proposal”);

“A Ordinary Shares” means the A ordinary shares of 0.1 pence each in the capital of the Company;

“Business Day” means a day (excluding Saturdays and Sundays and public holidays in England and Wales or the United States) on which banks generally are open for business in London and New York for the transaction of normal banking business;

“Closing” means the date that is the later of (A) the date the Company files the Court Orders with the Registrar or (B) such later date as the parties mutually agree and to which the Court agrees;

“Closing Date” means the date on which the Closing occurs;

“Code” means the Internal Revenue Code of 1986, as amended;

“Company Board” means the board of directors of the Company from time to time;

“Company Board Recommendation” means the recommendation of the Company Board that the shareholders of the Company vote in favour of the Company Resolutions;

“Company Employee Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, commission, bonus, stock or stock related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA and each employment benefit plan applicable to employees in the United Kingdom which is or has been maintained, contributed to, or required to be contributed to, by the Company or to any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company, or any ERISA Affiliate has or may have any liability or obligation;

“Company Intellectual Property” means all Intellectual Property owned, controlled or exploited by the Company or its Subsidiaries;

“Company Irrevocable Voting Undertakings” means undertakings in the form attached at Part 1 of Schedule 4 from the shareholders listed on Schedule 6, to vote in favour of the Company Resolutions;

“Company Material Adverse Effect” means any Effect that is, or is reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible) and liabilities taken together, operations or financial condition of the Company and its Subsidiaries, taken as a whole (including any adverse Effect resulting from the loss of employees); provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been a “Company Material Adverse Effect”: (i) any adverse Effect to the extent primarily attributable to changes or conditions generally affecting the industry in which the Company operates to the extent such Effect does not have a disproportionately adverse effect upon the Company in comparison to other companies in the same industry in which the Company operates; (ii) any adverse Effect primarily resulting from compliance with the terms and conditions of, or the taking of any action required by this Agreement, including the public announcement of the execution of this Agreement; (iii) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to general economic, business, financial, market or political conditions to the extent such Effect does not have a disproportionately adverse effect upon the Company in comparison to other companies in the same industry in which the Company operates; (iv) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to fluctuations in the value of the U.S. Dollar or the Great British Pound Sterling; (v) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to any act of terrorism, war, calamity or any other similar event; (vi) any failure of the Company to meet internal expectations or financial projections (it being understood that any occurrence or state of facts that may have caused or contributed to such failure may be taken into consideration when determining whether a Company Material Adverse Effect has occurred); or (vii) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company or the members of the Company Board relating to, arising out of or in any way connection to this Agreement, the Acquisition or the Scheme;

“Company Meetings” means the Court Meetings and the General Meeting;

“Company Options” means all issued and outstanding options (including commitments to grant options) to purchase or otherwise acquire Shares (whether or not vested) held by any Person;

“Company Resolutions” means the General Meeting Resolutions, including the resolution to amend the articles of association of the Company in the form set out in Schedule 10 and the resolutions of the Company’s shareholders to be voted upon at the Court Meetings, in order to approve the Scheme and to approve other matters in relation to assisting the Scheme to become effective;

“Company Unvested Shares” means any Shares issued and outstanding immediately prior to the Closing that are unvested or are subject to a repurchase option, risk of forfeiture or other similar condition under any applicable stock restriction agreement or other agreement with the Company;

“Company Warrants” means all issued and outstanding warrants (including commitments to grant warrants) to purchase or otherwise acquire Shares (whether or not vested) held by any Person;

“Confidentiality Agreement” means the Confidentiality Agreement between the Company and the Purchaser dated of February 27, 2009, as amended on March 29, 2010, July 16, 2010 and August 26, 2010;

“Court” means the High Court of Justice in England and Wales;

“Court Hearings” means the hearings by the Court to sanction the Scheme under Section 899 of the 2006 Act and to confirm the associated Reduction;

“Court Meetings” means the separate meetings (including any adjournment thereof) of holders of the Ordinary Shares, the A Ordinary Shares, the Preferred A Shares, the Preferred B Shares and the Preferred C Shares convened pursuant to an order of the Court under Section 896 of the 2006 Act for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment);

“Court Orders” means the orders of the Court sanctioning the Scheme under Section 899 of the 2006 Act and confirming the associated Reduction;

“DGCL” means the Delaware General Corporation Law;

“Effect” means any event, circumstance, change or effect;

“Employee” means any current or former employee, officer, consultant or director of the Company or any ERISA Affiliate;

“End Date” means August 31, 2011, unless extended by the mutual written agreement of the parties;

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity (including any Governmental Entity);

“ERISA Affiliate” means each Subsidiary of the Company and any other Person currently or in the past under common control with the Company or any of its Subsidiaries within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder and as set out within sections 1161 and 1162 of the Act;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“General Meeting” means the extraordinary general meeting of the Company’s shareholders to be convened in connection with the Scheme;

“General Meeting Resolutions” means the resolutions to be proposed at the General Meeting for the purposes of approving the Reduction and adopting new Articles of Association of the Company and such other matters as may be agreed between the Company and the Purchaser as necessary or desirable for the purposes of implementing the Scheme and/or the Acquisition;

“Governmental Entity” means any court, administrative agency or commission or other governmental authority, instrumentality, agency or commission;

“Group” means, in relation to any Person, any Entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person or any subsidiary undertakings as defined in section 1162 of the Act;

“ICTA” means the Income and Corporation Taxes Act 1988;

“Initial Consideration” has the meaning set forth in the Scheme Terms and Conditions;

“Intellectual Property” means all patents, copyrights, trademarks, service marks, trade names, prototypes, design rights, mask works, logos, rights in relation to databases, rights in relation to know-how, rights in domain names, rights protecting goodwill and reputation, rights in unfair competition and all other intellectual property rights and analogous rights as may exist anywhere in the world for the full term of the rights concerned whether registered or unregistered and including all registrations, pending registrations and applications for registration,  relating to any such rights; all reversions, extensions and renewals of such rights; and all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringement(s));

“Legal Requirements” means laws, statutes, standard ordinances, codes, resolutions, promulgations, rules, regulations, orders, judgments, writs, injunctions, decrees, or any other similar legal requirements having the force or effect of law;

“Lock-Up Agreements” means the Purchaser Lock-Up Agreement and the Seller Lock-Up Agreement;

“Nasdaq” means the Nasdaq Stock Market;

“Options Communications” means communications sent to holders of Company Options under the Plans in accordance with Schedule 8;

“Ordinary Shares” means the ordinary shares of 0.1 pence each in the capital of the Company;

“Permitted Bonuses” means the cash bonuses that are payable to employees of the Company participating in the Company’s Share Incentive Plan (“SIP Participants”) to cover the tax liability (grossed up for the Tax liability payable with respect to the bonus payment) of the SIP Participants that results from the cancellation of the Ordinary Shares currently held subject to the terms of the Share Incentive Plan (“SIP”) following the Closing Date in consideration of the receipt by the SIP of its allocation of the Consideration under the Scheme;

“Person” means a natural person or an Entity;

“Plans” means the Astex Technology Share Option Plan for consultants adopted on 4 April 2000, the Astex Technology Limited Enterprise Management Incentive Scheme adopted on 27 March 2002 and the Astex Therapeutics Limited 2010, and “Plan” means any one of them, as the context determines or requires;

“Preferred A Shares” means, the non-cumulative convertible preferred ordinary shares (Series A) of 0.1 pence each in the capital of the Company;

“Preferred B Shares” means, the non-cumulative convertible preferred ordinary shares (Series B) of 0.1 pence each in the capital of the Company;

“Preferred C Shares” means, the non-cumulative convertible preferred ordinary shares (Series C) of 0.1 pence each in the capital of the Company;

“Press Announcement” means the draft press announcement to be issued by the Purchaser in relation to the Acquisition in the agreed form set out in Schedule 1;

“Purchaser Board” means the board of directors of the Purchaser from time to time;

“Purchaser Board Recommendation” means the recommendation of the Purchaser Board that the stockholders of the Purchaser vote in favour of the Purchaser Resolutions;

“Purchaser Common Stock” means shares of common stock, par value $0.001 per share, of the Purchaser;

“Purchaser Intellectual Property” means all Intellectual Property owned, controlled or exploited by the Purchaser or its Subsidiaries;

“Purchaser Material Adverse Effect” means any Effect that is, or is reasonably likely to be, materially adverse to the business, assets (whether tangible or intangible) and liabilities taken together, operations or financial condition of the Purchaser and its Subsidiaries taken as a whole (including any adverse Effect resulting from the loss of employees); provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been a “Purchaser Material Adverse Effect”: (i) any adverse Effect to the extent primarily attributable to changes or conditions generally affecting the industry in which the Purchaser operates to the extent such Effect does not have a disproportionately adverse effect upon the Purchaser in comparison to other companies in the same industry in which the Purchaser operates; (ii) any adverse Effect primarily resulting from compliance with the terms and conditions of, or the taking of any action required by this Agreement, including the public announcement of the execution of this Agreement;  (iii) any failure by the Purchaser to meet any published securities analyst estimates of revenues or earnings for any period ending on or after the date of this Agreement and prior to the Closing Date (provided that the underlying causes of any such failures may (subject to the other provisions of this Agreement) be taken into account in making a determination as to whether there has been a Purchaser Material Adverse Effect) and (iv) any decline in the price of the Purchaser Common Stock; (v) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to general economic, business, financial, market or political conditions to the extent such Effect does not have a disproportionately adverse effect upon the Purchaser in comparison to other companies in the same industry in which the Purchaser operates; (vi) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to fluctuations in the value of the U.S. Dollar or the Great British Pound Sterling; (vii) any adverse Effect arising directly or indirectly from or otherwise relating directly or indirectly to any act of terrorism, war, calamity or any other similar event; or (viii) any legal proceedings made or brought by any of the current or former stockholders of the Purchaser (on their own behalf or on behalf of the Purchaser) against the Purchaser or the members of the Purchaser Board relating to, arising out of or in any way connection to this Agreement, the Acquisition or the Scheme.

“Purchaser Lock-Up Agreement” means the lock-up agreement in the form attached at Part 1 of Schedule 9;

“Purchaser Resolutions” means the resolutions of the Purchaser’s stockholders to be voted upon at the Purchaser Stockholder Meeting, in order to give the Requisite Purchaser Stockholder Approval;

“Purchaser Restricted Shareholders” means the holders of the Preferred A Shares, the Preferred B Shares and the Preferred C Shares;

“Purchaser Stockholder Meeting” means the special meeting of the Purchaser’s stockholders to be convened in connection with the Acquisition to consider and, if thought fit, approve the Purchaser Resolutions;

“Purchaser Support Agreements” means agreements in the form attached at Part 2 of Schedule 4 from the stockholders set forth on Schedule 7 to vote in favour of the Purchaser Resolutions;

“Reduction” means the proposed reduction of the entire issued capital of the Company under section 645 of the Act provided for by the Scheme;

“Registrar” means the Registrar of Companies for England and Wales;

“Representatives” of a particular party to this Agreement means the directors, officers, employees, agents, advisers (including financial and legal advisers) and other representatives of such party and its Subsidiaries;

“Requisite Company Shareholder Approval” means the passing of all the Company Resolutions;

“Requisite Purchaser Stockholder Approval” means the approval of the issuance of Purchaser Common Stock as part of the Initial Consideration and the possible issuance of Purchaser Common Stock as part of the Deferred Consideration by a majority of the shares represented in person or by proxy at the Purchaser Stockholder Meeting;

“Restricted Shareholders” means the Purchaser Restricted Shareholders and the Seller Restricted Shareholders;

“Scheme” means the scheme of arrangement under Part 26 of the Act to be proposed by the Company to its shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and the Purchaser pursuant to which the Acquisition is proposed to be implemented;

“Scheme Document” means the document to be despatched to the Company’s shareholders setting out the full terms of the Scheme and, where the context so admits, includes any form of proxy, election, notice or other document required to be despatched to Shareholders in connection with the Scheme reflecting and containing the Scheme Terms and Conditions, to be prepared in accordance with clause 4.2;

“Scheme Terms and Conditions” means the agreed form terms and conditions to form part of the Scheme Document contained in Schedule 2.

“Securities Act” means the United States Securities Act of 1933, as amended;

“Seller Lock-Up Agreement” means the lock-up agreement substantially in the form attached at Part 2 of Schedule 9 (with such amendments as may be agreed by representatives of Abingworth, Apax and GIMV (acting by simple majority) at any time prior to the date of issue of the Part 8 claim form under clause 4.2(a) that are necessary or desirable in their reasonable opinion to mitigate the impact of the Securities Act and other applicable U.S. Legal Requirements on the Seller Restricted Shareholders) and the exhibit thereto, provided that if such representatives of Abingworth, Apax and GIMV are unable to agree on any such amendments, then any one of them shall be entitled to require by notice in writing to the others and to the Purchaser that the Seller Lock-Up Agreement not be executed and all references to the Seller Lock-Up Agreement shall be deemed to be deleted for all purposes if such notice is given;

“Seller Restricted Shareholders” means the Persons referred to in the exhibit to the Seller Lock-Up Agreement;

“Shares” means the Ordinary Shares, the A Ordinary Shares, the Preferred A Shares, the Preferred B Shares and the Preferred C Shares;

“Subsidiary” or “Subsidiaries” means, individually or collectively, with respect to any Entity, any Entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Entity or subsidiary undertakings as defined in section 258 of the Act;

“Superior Offer” means an Acquisition Proposal made by a Third Party subsequent to the date of this Agreement to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of, or more than 50% of the total outstanding voting securities of the Company or the Purchaser, as applicable, which (i) the Company Board or Purchaser Board, as applicable, has in good faith concluded (following consultation with its outside legal counsel), taking into account, among other things, the legal, financial, regulatory and other aspects of the offer and the Third Party making the offer, would, if timely consummated in accordance with its terms, be more favourable to the stockholders of the Company or Purchaser, as applicable, in their capacities as such, from a financial point of view than the Transactions contemplated by this Agreement and (ii) is not subject to financing contingencies (or, if financing is required, then such financing is fully committed to the Third Party making the offer);

“Taxes” means any form of tax, levy, impost, duty, charge, contribution, deduction or withholding whenever imposed, collected or assessed by, or payable to, a Tax Authority including any tax on gross or net income profit or gains, corporation tax, capital gains tax, inheritance tax, wealth taxes, value added tax, customs duties, excise duties, stamp duty, stamp duty land tax, payments under the pay as you earn regime, national insurance and other similar contributions, any liability arising under section 419, section 601, section 703 or section 747 of ICTA and any penalty, charge, cost and interest included in or relating to any of the above or to any obligation in respect of any of the above and any liability to make a payment by way of reimbursement, recharge, indemnity, damages or management charge connected in any way with any taxation (in all cases, regardless of whether such taxes, duties, levies, charges, imposts, withholdings, penalties, charges, costs and interest are directly or primarily chargeable against, recoverable from or attributable to the Company or any other Person and regardless of whether the Company has, or may have, any right of reimbursement against any other Person);

“Tax Authority” means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official in the United Kingdom or elsewhere with the responsibility

“Termination Fee Amount” means the sum of $6,000,000 (six million United States Dollars);

“Third Party” means any Person or Group, who is not a party to this Agreement;

“Timetable” means the proposed indicative timetable in the agreed form for implementation of the Scheme set out in Schedule 3;

“Transactions” means the transactions contemplated by this Agreement, including the Acquisition; and

“Transaction Agreements” means the Scheme Document (including any exhibits, schedules and appendices thereto), this Agreement, the Irrevocable Voting Undertakings, the Purchaser Support Agreements and the Lock-Up Agreements.

2.                                      INTERPRETATION

2.1                                 References to clauses and schedules are to clauses of, and schedules to, this Agreement.  The exhibits and schedules to this Agreement form a part of, and are incorporated into, this Agreement.

2.2                                 References to one gender include all genders and references to the singular include the plural and vice versa.

2.3                                 Any word or expression defined in the Act and not expressly defined in this Agreement or in the Scheme Document shall have the meaning given in the Act.

2.4                                 A reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re- enacted.

2.5                                 Any reference to a time of day is a reference to the time in London, unless a contrary indication appears. Any reference to a “day” (including within the phrase “Business Day”) means a period of 24 hours running from midnight to midnight.

2.6                                 A document “in the agreed form” means a document, the terms of which have been approved by the parties and a copy of which has been identified as such and initialled by or on behalf of each of the Company and the Purchaser.

2.7                                 A reference to any other document referred to in this Agreement is a reference to that other document as amended, revised, varied, novated or supplemented at any time.

2.8                                 Any reference to a party means any party to this Agreement and their successors in title.

2.9                                 The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

2.10                           The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”

2.11                           All references to “$,” or “dollars” refer to the lawful currency of the United States.  All references to “£,” “pounds,” “sterling,” or “pounds sterling” refer to the lawful currency of the United Kingdom.

2.12                           Headings are to be ignored in construing this Agreement.

3.                                      PRESS ANNOUNCEMENT

The Purchaser shall release the Press Announcement at or before 8:00 am Eastern Standard Time, USA, on April [6] 2011 or such other time and date as may be agreed in writing by the parties.

4.                                      IMPLEMENTATION AND DOCUMENTATION

Implementation of the Scheme

4.1                                 Save as set out in this Agreement, the parties undertake to implement the Scheme in accordance with, and subject to the Scheme Terms and Conditions and, so far as reasonably practicable, the Timetable, with the overall intention that the Scheme becomes effective on or before the End Date, but in any event, in as timely manner as reasonably practicable.

(a)                                  The parties agree to each work diligently with a view to finalising the Scheme Document and the Options Communications, with the Company and its advisers taking the lead in such preparation, as soon as reasonably practicable after the date of this Agreement. The Company shall not post the Scheme Document to its shareholders without the prior written consent of the Purchaser. The Company undertakes to the Purchaser that the Scheme Document will reflect and incorporate the Scheme Terms and Conditions.

4.2                                 The Company will, save as otherwise agreed in writing with the Purchaser, take or cause to be taken all such steps as are necessary to implement the Scheme in accordance with, so far as is reasonably practicable, the Timetable, and the Purchaser will, save as otherwise agreed in writing with the Company, take or cause to be taken all such steps as are requested by the Company and necessary to assist the Company in implementing the Scheme in accordance with, so far as is reasonably practicable, the Timetable. In particular, but without limitation:

(a)                                  the Company shall make all necessary applications to the Court in connection with the implementation of the Scheme promptly and in particular, will, in accordance with, in so far as reasonably practicable, the Timetable, issue a Part 8 claim form in order to seek the Court’s permission to convene the Court Meetings and file such documents as may be necessary in connection therewith;

(b)                                 upon:

(i)                                     the necessary documents being settled with the Court and, where required, approved by the Purchaser; and

(ii)                                  the Court making the order necessary for the purpose of convening the Court Meetings,

the Company shall, as promptly as practicable following the order being made, publish the requisite documents, including the Scheme Document and the Options Communications, and thereafter as promptly as practicable, publish and/or post such other documents and information as the Court may approve or require from time to time in connection with the proper implementation of the Scheme according to, so far as reasonably practicable, the Timetable;

(c)                                  the Company will convene the Court Meetings and the General Meeting to take place on the same date and promptly following the Court Meetings to consider and, if thought fit, approve the Scheme and General Meeting Resolutions and hold such meetings at the times and dates on which they are convened;

(d)           keep the Purchaser informed on a regular basis of the number of proxy votes received in respect of the Company Resolutions to be proposed at the Company Meetings and the identity of the relevant shareholders;

(e)                                  following the Court Meetings and the General Meeting, and assuming the Company Resolutions to be proposed at such meetings have been passed by the requisite majorities, the Company shall, following receipt of the Requisite Purchaser Stockholder Approval, forthwith seek the sanction of the Court to the Scheme and confirmation of the Reduction by the Court at the Court Hearings and take all other action necessary to make the Scheme effective;

(f)                                    subject to clause 4.4, as soon as practicable after the sanction by the Court of the Scheme and the confirmation of the Reduction at the Court Hearings, and in any event within one Business Day following the Court’s confirmation of the Reduction, the Company shall cause an office copy of the Court Orders to be filed with the Registrar; and

(g)                                 notwithstanding anything to the contrary contained in this Agreement, but subject to the Company’s right to terminate this Agreement pursuant to clause 9.1 of this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Meetings and to seek the Requisite Company Shareholder Approval shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal or by any change of the Company Board Recommendation.

4.3                                 The Company undertakes:

(a)                                  to procure the publication of the advertisements required by the Court;

(b)                                 prior to the Court Meetings and the General Meeting to keep the Purchaser informed in writing, on a weekly basis and daily on each of the five Business Days preceding each of the Court Meetings and the General Meeting (or adjournment of any of these Meetings), of the number of proxy votes received in respect of the Company Resolutions to be passed at the Court Meetings or the General Meeting as applicable;

(c)                                  promptly to provide the Purchaser with a copy of the Court Orders once obtained; and

(d)                                 to take all reasonable steps to preserve the availability of the exemption from registration provided by Section 3(a)(10) of the Securities Act, including:

(i)                                     conducting a hearing on the fairness of the Scheme to the Scheme Shareholders;

(ii)                                  advising the Court before the hearing on the fairness of the Scheme that, if the terms and conditions of the Scheme are approved, its sanctioning of the Scheme will constitute the basis for the Purchaser Common Stock offered pursuant to the Scheme to be issued without registration under the Securities Act in reliance on the exemption from registration provided by Section 3(a)(10); and

(iii)                            providing adequate notice of the hearing and an opportunity to attend the hearing and be heard to all Persons to whom shares of Purchaser Common Stock are proposed to be issued pursuant to the Scheme.

4.4                                 The Company agrees that it shall only (i) seek the sanction of the Court to the Scheme at the Court Hearings and/or (ii) file the Court Orders with the Registrar if the Purchaser provides written confirmation that all of the Conditions, where capable of satisfaction, have been satisfied or, where permissible, waived by the Purchaser.

4.5                                 The Company shall not amend or seek to amend the Scheme or the General Meeting Resolutions after despatch of the Scheme Document or to adjourn the Court Meetings or the General Meeting without the prior written consent of the Purchaser.

4.6                                 The Purchaser will undertake to the Court to be bound by the terms of the Scheme, including as to the discharge of the consideration for the Acquisition, and shall cause the shares of Purchaser Common Stock to be issued in connection with the Acquisition to be approved for listing on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event, prior to the Closing Date.

4.7                                 Save as may otherwise be agreed between them, the parties shall use all reasonable endeavours to ensure that the time period between the posting of the Scheme Document and the Closing Date is as short as reasonably possible.

Recommendation and responsibility

4.8                                 Subject to the provisions of clause 8:

(a)                                  the Company agrees that (i) the Scheme Document shall incorporate an unqualified recommendation of the Company Board to shareholders of the Company to vote in favour of the Company Resolutions and (ii) such recommendation shall not be withdrawn or qualified save (in the case of both (i) and (ii)) to the extent that the Company Board has determined to change its recommendation in accordance with clause 8.4; and

(b)                                 the Purchaser agrees that (i) the Proxy Statement shall incorporate the recommendation of the Purchaser Board to stockholders of the Purchaser to vote in favour of the Purchaser Resolutions; and (ii) such recommendation shall not be withdrawn or qualified save (in the case of both (i) and (ii)) to the extent that the Purchaser Board has determined to change its recommendation in accordance with clause 8.8.  Without limiting the provisions of clause 8.8, nothing in this clause 4.8 shall prohibit the Purchaser or the Purchaser Board from taking and disclosing to its stockholders a position, or any information, with respect to an Acquisition Proposal by a Third Party to the extent required under applicable law (including Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act) or stock exchange regulation.

Co-operation

4.9                                 Each party agrees to use all reasonable endeavours to, and to procure that its Group, its directors and its relevant professional advisers assist it to, prepare all such documents and take all such steps as are reasonably necessary or desirable in connection with the Scheme and the Acquisition.

4.10                           Each party will co-operate with and provide the other with such information relating to it and its Group and such access to the officers, directors and senior management of the other as reasonably required during normal business hours in order to facilitate and assist with planning for the integration of the Company and the Purchaser.  No information or knowledge known to the Purchaser or the Company or any of their Representatives (whether prior to or after the date of this Agreement) and no information or knowledge obtained in any investigation pursuant to this clause 4.10 (or otherwise) shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition in accordance with the provisions hereof.

4.11         Should any supplemental circular or announcement be required to be published or submitted to the Court in connection with the Acquisition (a “Supplemental Document”) each party shall provide such co-operation and information (including such information as is necessary for the Supplemental Document to comply with all applicable legal and regulatory provisions) as the other may reasonably request and is reasonably necessary to finalise and publish promptly such Supplemental Document.

4.12         The Purchaser and the Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, which may be reasonably required, or which either party may reasonably request, in connection with the consummation of the Transactions.  The Purchaser and the Company shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents.  Each of the Purchaser and the Company shall promptly inform the other of any material communication between the Company or the Purchaser, as applicable, and any Governmental Entity regarding the Acquisition or any other Transactions.  If the Company or the Purchaser or any affiliate thereof shall receive any formal or informal request for information or documentary material from any Governmental Entity with respect to the Acquisition or any other Transactions, then the Company or the Purchaser (as applicable) shall make, or cause to be made, as soon as reasonably practicable, a response in compliance with such request.  Each of the Company and the Purchaser shall direct, in its sole discretion, the making of such response, but shall consider in good faith the views of the other.  Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, neither the Purchaser nor the Company shall be required to agree to any divestiture by the Purchaser or the Company, as the case may be, or any of the Purchaser’s or the Company’s Subsidiaries or affiliates, of shares of capital stock or of any business, assets or property of the Purchaser or the Company or any of the Purchaser’s or the Company’s Subsidiaries or affiliates or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock and the Company and its Subsidiaries shall not agree to take such actions without the prior written consent of the Purchaser.

Proxy Statement; Regulation M-A

4.13         As promptly as practicable after the execution and delivery of this Agreement, the Purchaser shall prepare and shall file with the United States Securities and Exchange Commission (the “SEC”) a proxy statement of the Purchaser for use in connection with the solicitation of proxies for the Requisite Purchaser Stockholder Approval and (B) such other matters as may be necessary or proper for consideration at the Purchaser Stockholder Meeting (the “Purchaser Voting Proposals”) in connection with the Transactions (as may be amended or supplemented from time to time, the “Proxy Statement”).

The Purchaser shall provide the Company with a reasonable opportunity to review and comment on the Proxy Statement and all amendments and supplements thereto, and the Purchaser shall include all additions, deletions or changes thereto suggested by the Company and its legal counsel unless the Purchaser determines, in its good faith discretion, that such additions, deletions or changes are not appropriate.  Each of the Purchaser and the Company shall use its reasonable best efforts to have the Proxy Statement cleared of SEC comments as promptly as practicable after such filing with the SEC.  Without limiting the generality of the foregoing, each of the Company and the Purchaser shall, and shall cause its respective Representatives to, fully cooperate with the other party hereto and its respective Representatives in the preparation of the Proxy Statement and shall furnish the other party hereto with all information concerning it and its affiliates as the other party hereto may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement, and any amendments or supplements thereto.  As promptly as practicable after the preliminary Proxy Statement is cleared of any and all SEC comments, as applicable, the Purchaser shall cause the Proxy Statement to be mailed to its stockholders.

4.14         From and after the date hereof, the Company shall deliver to the Purchaser the Specified GAAP Financials required under clause 4.18 of this Agreement in order to comply with the SEC rules and regulations for the Proxy Statement.

4.15         The Purchaser shall cause the Proxy Statement to comply in all material respects as to form and substance with the requirements of the Securities Act, the Exchange Act and the DGCL.  Without limiting the generality of the foregoing, the information supplied or to be supplied by or on behalf of either party hereto for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act or Rule 14a-12 under the Exchange Act (each, a “Regulation M-A Filing”) shall not, at the time any such Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Without limiting the generality of the foregoing, prior to the Closing, (i) the Company and the Purchaser shall notify each other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or supplement to, the Proxy Statement or any Regulation M-A Filing so that any such document would not include any misstatement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and as promptly as practicable thereafter, the Purchaser shall cause an appropriate amendment or supplement describing such information to be promptly filed with the SEC and, to the extent required by applicable Legal Requirements or the SEC, disseminated to the stockholders of the Purchaser.  The Company and the Purchaser shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC or its staff on, or of any written or oral request by the SEC or its staff for amendments or supplements to, the Proxy Statement or any Regulation M-A Filing, and shall promptly supply the other with copies of all correspondence between it or any of its Representatives and the SEC or its staff with respect to any of the foregoing filings.  The Purchaser shall respond promptly to any comments received from the SEC or its staff with respect to the Proxy Statement or any Regulation M-A Filing, and shall correct promptly any information or statements therein if and to the extent that it becomes aware that such information shall be or shall have become false or misleading in any material respect.

Purchaser Stockholder Meeting

4.16         Subject to the Purchaser’s rights to terminate this Agreement in accordance with the terms of clause 9.1, as promptly as possible after the date on which the preliminary Proxy Statement is cleared of all SEC comments, the Purchaser shall duly call, give notice of, convene and hold the Purchaser Stockholder Meeting for the purpose of considering and voting upon the approval of the Purchaser Voting Proposals.  Subject to the Purchaser’s rights to terminate this Agreement in accordance with the terms of clause 9.1 and subject to clause 4.17, the Purchaser shall solicit from its stockholders proxies in favour of the Purchaser Voting Proposals, and shall use its reasonable best efforts to secure the Requisite Purchaser Stockholder Approval.  The Purchaser shall solicit all proxies in connection with the Purchaser Stockholder Meeting in compliance with the DGCL, the rules of the Nasdaq, the Purchaser’s certificate of incorporation and the Purchaser’s bylaws and all other applicable Legal Requirements.

4.17         Notwithstanding anything to the contrary set forth in this Agreement, the Purchaser, after consultation with the Company, shall adjourn or postpone the Purchaser Stockholder Meeting (i) to the extent required by the SEC or the 1934 Act if any required supplement or amendment to the Proxy Statement shall have been provided to the Purchaser Stockholders, or (ii) if as of the time for which the Purchaser Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Purchaser Common Stock represented (either in person or by proxy) at the Purchaser Stockholder Meeting to constitute a quorum necessary to conduct the business of the Purchaser Stockholder Meeting.

Financial Statements

4.18         As soon as practicable following the date of this Agreement, but in any event at least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to the Purchaser the Company’s audited balance sheets, statements of income, statement of comprehensive income and statements of cash flows, prepared in accordance with IFRS, for the years ended December 31, 2009 and December 31, 2010 (which shall include pro-forma financial statements with a reconciliation to U.S. generally accepted auditing principles for the year ended December 31, 2010 (collectively, the “Specified IFRS Financials”)).  Additionally, the Company shall contact its auditors and require that such auditors agree to provide their consent for Purchaser to use in connection with including the Specified IFRS Financials with its SEC filings.

4.19         In addition, the Company shall prepare and deliver to the Purchaser (i)  the Company’s unaudited consolidated balance sheet (the “Closing Balance Sheet”) dated as of not less than three (3) Business Days prior to the Closing Date (the “Closing Balance Sheet Date”), and the related unaudited consolidated statement of income, cash flow and shareholders’ equity for the period beginning on January 1, 2011 and ending on the Closing Balance Sheet Date (the “Closing Date Financials” and together with the Specified GAAP Financials, the “Closing Financials”).  The Company agrees that when delivered, the Closing Financials: (i) will have been prepared in accordance with IFRS (except that unaudited financial statements may not have notes thereto and other presentation items that may be required by IFRS and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis throughout the periods indicated and (ii) will fairly present in all material respects the financial condition and operating results of the Company as of the dates and for the periods indicated therein.

Governance Matters

4.20         Prior to Closing, the Purchaser shall take such actions as are necessary to increase the size of the Purchaser Board from five (5) directors to nine (9) directors and immediately following the Closing, the Purchaser shall fill the four newly created directorships with four (4) representatives nominated by the Company.  The selection of the Company-nominated directors is subject to (a) the determination by the Nominating and Governance Committee of the Purchaser Board (the “Governance Committee”) that each of the nominated representatives meets the qualifications of the Purchaser for service on the Purchaser Board and (b) the Governance Committee’s conclusion that the addition of such proposed Purchaser Board members would not cause fewer than a majority of the resulting Purchaser Board to qualify as “independent” under the rules and regulations of the SEC and Nasdaq.  If the Governance Committee determines that any of the Company nominated representatives is not qualified to serve on the Purchaser Board (which determination must be made, if at all, at least ten (10) Business Days prior to the Closing, then the

Governance Committee shall notify the Company providing the reasons for such conclusion and the Company shall have the right to nominate replacement representatives to serve on the Purchaser Board.  As of the date of this Agreement, the Company has nominated Harren Jhoti, Peter Fellner, Ismail Kola and Tim Haines (or an alternative representative of Abingworth Management Limited to be designated prior to Closing) to be the Company nominees to serve on the Purchaser Board.  The corporate governance structure to be put in place would be to the reasonable satisfaction of the nine-member Purchaser Board, and would include the appointment of Peter Fellner as the Vice Chairman and  the appointment of Harren Jhoti as the President of the Purchaser.  In addition, the Purchaser Board will reconstitute its committees as follows:  (i) the Audit Committee will be made up of Charles Casamento (as Chairman), Thomas Girardi and Walter Lack; (ii) the Compensation Committee will  be made up of Walter Lack (as Chairman), Thomas Girardi and Tim Haines (or an alternative representative of Abingworth Management Limited); and (iii) the Governance Committee will be made up of Charles Casamento, Peter Fellner, Thomas Girardi, Allan Goldberg, Tim Haines, Ismail Kola and Walter Lack (as Chairman).  The current Pharmaceutical Committee of the Purchaser Board will be disbanded.

4.21         [Reserved]

No Solicitation

4.22         Until the earlier of  the Closing Date and the date of the valid termination of this Agreement pursuant to the provisions of clause 9.1 and subject to any scheduled exception to either clause 5.1(p) or clause 5.2(k), as the case may be, each party agrees that it shall not (nor will it permit any of its officers, directors, agents, representatives or affiliates (and, in the case of the Company, the shareholders set forth on Schedule 6) to), directly or indirectly (including, in the case of the Company, by acting through or encouraging actions by Company shareholders who are not bound by this clause), take any of the following actions with any Third Party other than the other party and its designees:  (i) solicit, seek, knowingly encourage or initiate any inquiry, negotiations or discussions, or enter into any agreement, with respect to any Acquisition Proposal (ii) disclose any information not customarily disclosed to any Person concerning its (or any of its Subsidiary’s) business, technologies or properties, or afford to any Person access to their respective properties, technologies, books or records, not customarily afforded such access, (iii) assist or cooperate with any Third Party to make any Acquisition Proposal.  Each party shall immediately cease and cause to be terminated any such negotiations, discussions or agreements (other than with the other party) that are the subject matter of clause (i), (ii) or (iii) of this clause 4.22 at the date of this Agreement.  Each party agrees that in the event that it or any of its affiliates shall receive, prior to the Closing Date or the valid termination of this Agreement in accordance with clause 9.1, any offer, proposal, or request concerning an Acquisition Proposal, or any request for disclosure or access as referenced in clause (ii) above, it shall promptly notify the other party thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as the other party may reasonably request.  The parties hereto agree that irreparable damage would occur in the event that the provisions of this clause 4.22 were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed by the parties hereto that a party shall be entitled to an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this clause 4.22 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law or in equity.

Notification of Certain Matters

4.23         Each of the Purchaser, on the one hand, and the Company, on the other hand, shall give prompt notice to the other party hereto of:  (a) the occurrence or non occurrence of any event, the occurrence or non occurrence of which is likely to cause any representation or warranty of such party contained in Schedule 5 of this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, such that the Closing condition set forth in clause 6.2(a) (in the case of the Purchaser) or clause 6.3(a) (in the case of the Company) would not be satisfied; (b) any failure of such party to comply with, in any material respect, any covenant or agreement to be complied with by it hereunder, such that the Closing condition set forth in clause 6.2(b) (in the case of the Purchaser) or clause 6.3(b) (in the case of the Company) would not be satisfied; (c) any event involving the Purchaser or its Subsidiaries, on the one hand, or the Company and its Subsidiaries on the other hand, that has resulted in a Purchaser Material Adverse Effect or a Company Material Adverse Effect, as applicable and (d) the occurrence of any material adverse change in respect of any of the Partnered Projects (as defined in the Scheme Terms and Conditions), including the occurrence of any significant adverse event of which the Company is aware in any pending clinical trials and any decision of which the Company is aware by any of the partners in any of the Partnered Projects to terminate any of the projects that are the subject matter of the Partnered Projects; provided, however, that the delivery of any notice pursuant to this clause 4.23 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement or (iii) in the case of any notice under clause (d) be determinative of whether there has been a Company Material Adverse Effect.  No disclosure pursuant to this clause 4.23, however, shall be deemed to amend or supplement any representation or warranty, or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

Directors’ and Officers’ Indemnification and Insurance

4.24         For a period of six (6) years following the Closing Date, the Purchaser shall, and shall cause the Company and its Subsidiaries to, fulfill and honor in all respects the obligations of the Company and its Subsidiaries pursuant to (i) each indemnification agreement in effect between the Company or any of its Subsidiaries and any Indemnified Person, and (ii) any indemnification, expense advancement and exculpation provision set forth in the organizational documents of the Company or any of its Subsidiaries as in effect on the date of this Agreement.  In addition, for a period of six (6) years following the Closing Date, the organizational documents of the Company following completion of the Scheme shall contain reasonable and customary provisions with respect to indemnification, expense, advancement and exculpation from liability, and such provisions shall not be amended, repealed or otherwise modified in any manner that could adversely affect the rights thereunder of any Indemnified Person.

4.25         Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Company may obtain a prepaid tail policy (the “Tail Policy”) prior to the Closing Date, which provides the Indemnified Persons with directors’ and officers’ liability insurance for a period ending no earlier than the sixth anniversary of the Closing Date.

4.26         For purposes of this Agreement, each individual who is or was an officer or director of the Company or any of its Subsidiaries at or at or at any time prior to the Closing shall be deemed to be an “Indemnified Person.”  Notwithstanding anything to the contrary in this Agreement, the Indemnified Persons shall be third party beneficiaries of the provisions of clauses 4.24, 4.25 and 4.26 of this Agreement.

Purchaser Name Change

4.27         Following the Closing, Purchaser shall use its commercially reasonable efforts to effect a name change from “SuperGen, Inc.” to “Astex Pharmaceutical, Inc.” through a short-form merger under Section 253 of the applicable Delaware law (the “Name Change Merger”).  In connection with the Name Change Merger, the Purchaser shall be permitted to take all actions necessary to effect the Name Change Merger.  Without limiting the foregoing, Purchaser shall be permitted to:  (i) execute and deliver a certificate of ownership and merger or other appropriate transaction document to effect the Name Change Merger, and consummate the transactions contemplated therein, (ii) file and record all such other filings, authorizations declaration, registrations with, or notice to, or authorization, consent or approval of, any Governmental Entity as are necessary in connection with the Name Change Merger, and (iii) enter into other agreements and instruments, containing provisions that are appropriate or customary for public companies, including indemnification agreements for officers and directors.  Prior to the Closing, the Company agrees to take all actions necessary to facilitate the proposed name change, including, without limitation, reserving the name “Astex Pharmaceuticals, Inc.” in the states of Delaware and California, reserving the ticker symbol “ASTX” with Nasdaq and preparing for the transfer, as necessary, of such name and symbol.

Section 16 Matters

4.28         Purchaser shall take all steps reasonably necessary to cause the acquisition of New SuperGen Shares or other equity securities (including stock options or other derivative securities) of the Purchaser in connection with the Acquisition by each director or officer of the Company functioning as a director or officer of the Purchaser following the Acquisition to be exempt pursuant to Rule 16b-3 under the Exchange Act.

Post-Signing Irrevocable Voting Undertakings

4.29         Following the execution of this Agreement, the Company shall use commercially reasonable efforts to cause the holders of Preferred Stock (other than those set forth on Schedule 6 who shall have already executed Irrevocable Voting Undertakings) to execute and deliver to SuperGen copies of the Irrevocable Voting Undertakings in the form attached at Part 1 to Schedule 4 to this Agreement as soon as reasonably practicable after the posting of the Scheme Document.

Post-Signing Permitted Bonuses

4.30         Following the Closing Date SuperGen shall cause the Company to pay the SIP Participants the Permitted Bonuses no later than two Business Days prior to the date on which SIP Participants are obliged to remit any tax payments arising from the cancellation of the Ordinary Shares currently held subject to the terms of the SIP.

Delivery of Payment Schedule

4.31         As soon as reasonably practicable, but in any event no later than five (5) Business Days prior to the Closing, the Company will deliver to the Purchaser a draft Payment Schedule (as defined in Section 6.3(e)) setting forth an estimate of the consideration allocation among the Scheme Shareholders.  The Payment Schedule shall set forth percentages of consideration applicable to each Scheme Shareholder and shall be in a format reasonably acceptable to the Purchaser.  The parties agree to work in good faith to create a mutually acceptable format of Payment Schedule.  The final Payment Schedule shall be delivered by the Company no later than one (1) Business Day prior to the Closing.

5.             CONDUCT OF BUSINESS

5.1           During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company shall (save with the prior written consent of the Purchaser, such consent not to be unreasonably withheld): (a) carry on the Company’s and its Subsidiaries’ business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and (b) use commercially reasonable efforts to (i) pay its debts and Taxes when due (except for Taxes being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been made), and (ii) to the extent consistent with past practice and policies, preserve intact the Company’s present business organisation, keep available the services of present officers and other key Employees (other than as contemplated in this Agreement) and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company’s and its Subsidiaries good will and ongoing businesses at the Closing Date.  Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Company and its Subsidiaries shall not, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld):

(a)           issue, deliver, sell, allot, purchase, authorize or designate (including by certificate of designation or otherwise) or pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock, equity interests or other interests of the Company or any of its Subsidiaries or any securities convertible into shares of capital stock, equity or other interests of the Company or any of its Subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock, equity or other interests of the Company or any of its Subsidiaries or any securities convertible into shares of capital stock, equity or other interests of the Company or any of its Subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery or sale of shares of capital stock, equity or other interests of the Company pursuant to the exercise of Company Options outstanding as of the date of this Agreement, and (ii) as part of the usual annual performance review process for directors, employees and officers of the Company;

(b)           purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, equity or other interests of the Company or any of its Subsidiaries, or otherwise reduce its authorized or issued share capital or capitalize, repay or make any other form of distribution of any amount standing to the credit of any reserve or making any other re-organization of share capital except repurchases of Company Unvested Shares at or below cost in connection with the termination of the employment relationship with any Employee pursuant to stock option or purchase agreements in effect on the date of this Agreement, provided, however, that no such repurchase shall be permitted in the event the per share repurchase price is greater than the amount of per share consideration payable for such share under the terms of this Agreement;

(c)           waive any stock repurchase rights, accelerate, amend or change the period of exercisability or vesting of any Company Options or other rights granted under any Plan or the vesting of the securities purchased or purchasable under such Company Options or other rights or the vesting schedule or repurchase rights applicable to any Company Unvested Shares;

(d)           amend or change any other terms of Company Options or Company Unvested Shares or other rights granted under any Plan;

(e)           declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any Shares or split, combine or reclassify any Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Shares;

(f)            transfer or license to any Third Party or otherwise extend, amend or modify any rights to the Company Intellectual Property, or enter into grants to transfer or license to any Third Party future rights to the Company Intellectual Property, or transfer or license from any Third Party any Intellectual Property, other than (i) in the ordinary course of business consistent with past practice or (ii) pursuant to the provisions of any transfer or license entered into prior to the date of this Agreement;

(g)           enter into any contract outside the ordinary course of business (i) limiting the right of the Company to (A) engage in any line of business that is material from the standpoint of the Company’s business, operations or financial condition or (B) compete with any Third Party in any such line of business, or (ii) providing for unlimited indemnification;

(h)           (i) sell, lease, license, encumber or otherwise dispose of any tangible properties or tangible assets except sales of inventory in the ordinary course of business consistent with past practice, and except for the sale, lease, licensing, encumbering or disposition of property or assets not in excess of $100,000 individually or $1,000,000 in the aggregate, provided such property or assets are not material, individually or in the aggregate, to the business or prospects of the Company and its Subsidiaries taken as a whole, or (ii) enter into any agreement for the purchase or sale of any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, knowingly violate or terminate any of the material terms of any of the Company’s leases;

(i)            (i) enter into or amend any contract pursuant to which any other party is granted exclusive rights or “most favored party” rights of any type or scope with respect to any of the Company products, Company Intellectual Property or its business, or containing any non-competition covenants or other material restrictions relating to its or the Purchaser’s business activities or the effect of which would be to grant to a Third Party following the Closing Date the actual or potential right to license any Purchaser Intellectual Property (other than, with respect to Subsidiaries, the Company) or (ii) enter into, amend or terminate any other contract described in the representation included as Section 1.17 of the Company’s representations and warranties in Schedule 5;

(j)            make any loan, advance (other than business expense advances to Employees in the ordinary course of business consistent with past practice) or capital contribution to, or investment in, any Third Party, incur any indebtedness or guarantee, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other agreement to maintain any financial statement condition, forgive or discharge in whole or in part any outstanding loans for borrowed money, modify any loan for borrowed money previously granted, enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates, or enter into any arrangement having the economic effect of any of the foregoing, in each case, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(k)           grant or pay, or enter into any agreement, arrangement or amendment to an existing agreement or arrangement providing for the granting or paying of, any severance or termination pay (whether in cash, stock, equity securities, or property) or the acceleration of vesting or other benefits to any Employee except pursuant to written agreements, policies or plans outstanding on the date hereof, or adopt any new severance or termination plan, program or arrangement, or amend or modify or alter in any manner any severance or termination plan, agreement or arrangement existing on the date hereof (including any retention, change of control or similar agreement), or grant any equity-based compensation, whether payable in cash or stock, other than as part of the usual annual performance review process for directors, employees and officers of the Company;

(l)            adopt, terminate or amend any Company Employee Plan or enter into any Company Employee Plan, or adopt or amend any compensation, bonus, commission, insurance coverage (except as contemplated by this Agreement), benefit, entitlement, grant or award provided or made under any Company Employee Plan; or enter into any collective bargaining agreement; pay any special bonus, commission or special remuneration to any Employee (cash, equity or otherwise); increase the salaries, bonuses, commissions or wage rates or fringe benefits (including rights to severance or indemnification) of its Employees except as part of the Company’s usual and customary annual performance review process and consistent with past practices and except for the Permitted Bonuses; pay any benefit not provided for as of the date of this Agreement under any Company Employee Plan;

(m)          increase the size of the Company Board;

(n)       (i) hire any officers or employees (except for consultants and independent contractors retained for periods not greater than 6 months and without individual obligations of greater than $25,000 over such period) or enter into, or amend or extend the term of, any employment or consulting agreement with any Employee, or (ii) terminate any Employee (except for termination for cause), or take any action that would allow any Employee to claim a constructive termination or termination for “good reason”;

(o)       commence or settle any threatened or pending litigation;

(p)       create, extend, grant or issue any mortgage, charge, debenture or other security or permit any lien to arise on any of its assets other than in the ordinary course of business;

(q)                     acquire any other business (including by acquiring shares or other equity interests in or the assets of any other Person) or participate in any joint venture;

(r)                        except as required by this Agreement or as otherwise deemed advisable by the Company Board to comply with any law, rule, regulation or similar requirement, cause or permit any amendments to the Articles of Association or other charter or similar documents of the Company or any of its Subsidiaries;

(s)                      change any election in respect of Taxes, change any accounting method in respect of Taxes, settle or compromise any claim or assessment in respect of Taxes, or consent to the extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(t)                        permit any insurance policy of the Company or any of its Subsidiaries to expire without being renewed or replaced by another policy of insurance on terms no less favourable; or

(u)                     agree in writing or otherwise to take any of the actions described in clause 5.1(a) through clause 5.1(t).

The parties acknowledge and hereby agree that the restrictions set forth in clause 5.1 are not intended to give the Purchaser, directly or indirectly, the right to control or direct the business or operations of the Company or its Subsidiaries at any time prior to the Closing. Prior to the Closing, the Company and its Subsidiaries shall exercise, consistent with the terms, conditions and restrictions of this Agreement, control and supervision over their own business and operations.

5.2                                 During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Purchaser shall (save with the prior written consent of the Company, such consent not to be unreasonably withheld) (a) carry on the Purchaser’s and its Subsidiaries’ business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement, (b) use commercially reasonable efforts to (i) pay its debts and taxes when due (except for taxes being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves have been made), and (ii) to the extent consistent with past practice and policies, preserve intact the Purchaser’s present business organisation, keep available the services of present officers and other key employees (other than as contemplated in this Agreement) and preserve relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Purchaser’s and its Subsidiaries good will and ongoing businesses at the Closing.  Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement, the Purchaser and its Subsidiaries shall not, without the prior written consent of the Company (such consent not to be unreasonably withheld):

(a)                                  issue, deliver, sell, allot, purchase, authorize or designate any warrants or other similar securities (including debt securities), including agreements to do the same, that are in each case convertible following the Closing into shares of common stock of Purchaser, except (1) any securities that when issued prior to the Closing will be considered outstanding common stock of Purchaser as of the last trading day prior to the Closing under the Scheme Terms and Conditions and (2) options and other equity awards made by the Purchaser as part of its usual annual performance review process for directors, employees and officers of the Purchaser;

(b)                                 purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock, equity or other interests of the Purchaser or any of its Subsidiaries, or otherwise reduce its authorized or issued share capital or capitalize, repay or make any other form of distribution of any amount standing to the credit of any reserve or making any other re-organization of share capital except repurchases of Purchaser unvested shares at or below cost in connection with the termination of the employment relationship with any Purchaser employee or consultant pursuant to stock option or purchase agreements in effect on the date of this Agreement;

(c)                                  declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Purchaser;

(d)                                 transfer or license to any Third Party or otherwise extend, amend or modify any rights to the Purchaser Intellectual Property, or enter into grants to transfer or license to any Third Party future rights to the Purchaser Intellectual Property, or transfer or license from any Third Party any Intellectual Property, other than (i) in the ordinary course of business consistent with past practice, (ii) pursuant to the provisions of any transfer or license entered into prior to the date of this Agreement; or (iii) such transfers or licenses which will not materially impede or delay its ability to consummate the Transactions;

(e)                                  enter into any contract outside the ordinary course of business (i) limiting the right of the Purchaser to (A) engage in any line of business that is material from the standpoint of the Purchaser’s business, operations or financial condition or (B) compete with any Third Party in any such line of business, or (ii) providing for unlimited indemnification;

(f)                                    (i) sell, lease, license, encumber or otherwise dispose of any tangible properties or tangible assets except sales of inventory in the ordinary course of business consistent with past practice, and except for the sale, lease, licensing, encumbering or disposition of property or assets not in excess of $100,000 individually or $1,000,000 in the aggregate, provided such property or assets are not material, individually or in the aggregate, to the business or prospects of the Purchaser and its Subsidiaries taken as a whole, or (ii) enter into any agreement for the purchase or sale of any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, knowingly violate or terminate any of the material terms of any of the Purchaser’s leases;

(g)                                 make any loan, advance (other than business expense advances to Purchaser employees in the ordinary course of business consistent with past practice) or capital contribution to, or investment in, any Third Party, forgive or discharge in whole or in part any outstanding loans for borrowed money, modify any loan for borrowed money previously granted, in each case, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(h)                                 grant or pay, or enter into any agreement, arrangement or amendment to an existing agreement or arrangement providing for the granting or paying of, any severance or termination pay (whether in cash, stock, equity securities, or property) or the acceleration of vesting or other benefits to any Purchaser employee except pursuant to written agreements, policies or plans outstanding on the date hereof, or adopt any new severance or termination plan, program or arrangement, or amend or modify or alter in any manner any severance or termination plan, agreement or arrangement existing on the date hereof (including any retention, change of control or similar agreement), or grant any equity-based compensation, whether payable in cash or stock other than pursuant to any options outstanding at the date of this Agreement or as part of the usual annual performance review process for directors, employees and officers of the Purchaser;

(i)                         (i) hire any officers or employees (except for consultants and independent contractors retained for periods not greater than 6 months and without individual obligations of greater than $25,000 over such period) or enter into, or amend or extend the term of, any employment or consulting agreement with any Employee, or (ii) terminate any Employee (except for termination for cause), or take any action that would allow any Employee to claim a constructive termination or termination for “good reason”;

(j)                         materially change the amount of any insurance coverage;

(k)                      acquire any other business (including by acquiring shares or other equity interests in or the assets of any other Person) or participate in any joint venture;

(l)                         except as required by this Agreement or as otherwise deemed advisable by the Purchaser Board to comply with any law, rule, regulation or similar requirement, cause or permit any amendments to its certificate of incorporation or other charter or similar documents of the Purchaser or any of its Subsidiaries;

(m)                   permit any insurance policy of the Purchaser or any of its Subsidiaries to expire without being renewed or replaced by another policy of insurance on terms no less favourable; or

(n)                     agree in writing or otherwise to take any of the actions described in clause 5.2(a) through clause 5.2(m).

The parties acknowledge and hereby agree that the restrictions set forth in clause 5.2 are not intended to give the Company, directly or indirectly, the right to control or direct the business or operations of the Purchaser or its Subsidiaries at any time. Prior to the Closing, the Purchaser and its Subsidiaries shall exercise, consistent with the terms, conditions and restrictions of this Agreement, control and supervision over their own business and operations.

5.3                                 If the Company or any of its Subsidiaries, on the one hand, or the Purchaser and any of its Subsidiaries, on the other hand, desires to take an action that would be prohibited pursuant to clause 5.1 or clause 5.2, as applicable, then, prior to taking such action, as applicable, either the Company shall request written consent by sending an e-mail or facsimile to the following individuals at the Purchaser or the Purchaser shall request such written consent by sending an email or facsimile to the following individuals at the

Company, and the Company or the Purchaser, as the case may be, may not take such action until such consent in writing has been received from the individuals listed below (it being understood that the Purchaser and the Company, as applicable, shall promptly evaluate and respond to any such requests and in each case such consent shall not be unreasonably withheld or delayed; provided, however, that the failure on the part of the Purchaser or the Company to promptly evaluate and respond shall under no circumstances constitute consent to such action):

Purchaser Contact Individuals:

Chief Financial Officer

SuperGen Inc

4140 Dublin Blvd, Suite 200

Dublin, CA  94568

United States

Fax:  925-551-6482

with a copy to (which copy shall not constitute proper notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA  94304

United States

Attention:  Page Mailliard

Fax:  650-493-6811

Company Contact Individuals:

Chief Executive Officer

Astex Therapeutics, Limited

Milton Road

Cambridge, CB40QA

United Kingdom

Fax:  +44(0) 1223-226201

with a copy to (which copy shall not constitute proper notice):

Wragge & Co LLP.

3 Waterhouse Square

143 Holborn

London EC1N 2SW

United Kingdom

Attention:  Kevin Jones

Fax:  +44(0) 870-904-1099

and

Cooley LLP

500 Boylston Street

Boston, MA  02116

United States

Attention:  Marc Recht

Fax:  617-937-2400

6.                                      ACQUISITION CONDITIONS

6.1                                 Conditions to Each Party’s Obligation to Effect the Acquisition.  The obligation of each party hereto to effect the Acquisition shall be subject to the fulfilment at or prior to the time immediately before the commencement of the Scheme Court Hearing (the “Cut-Off Time”) of the following conditions:

(a)                                  Shareholder Approvals.  The Requisite Company Shareholder Approval and the Requisite Purchaser Stockholder Approval shall have been obtained.

(b)                                 No Injunctions or Restraints.  None of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.  In the event any such order or injunction shall have been issued, each party agrees to use its commercially reasonable efforts to have any such injunction lifted.

(c)                                  No Illegality.  No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Acquisition by a Governmental Entity of competent jurisdiction that makes the Acquisition or the Scheme illegal.

(d)                                 No Government Consents.  Other than the filing of the Court Orders with the Registrar, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Acquisition and the consummation of the Transactions, the failure of which to be filed, be obtained or occur is reasonably likely to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions which could not reasonably be likely to have a Purchaser Material Adverse Effect or a Company Material Adverse Effect.

6.2                                 Conditions to Obligation of the Company to Effect the Acquisition.  The obligation of the Company to effect the Acquisition shall be subject to the fulfilment at or prior to the Cut-Off Time of the following conditions (any of which may be waived, in writing, by the Company in its sole discretion):

(a)                                  Representations and Warranties.

(i)                                     The representations and warranties of the Purchaser contained in Schedule 5 (other than the representations and warranties set forth in the first two sentences of Section 2.1, Section 2.2(a), the first sentence of Section 2.2(b), Section 2.4(a), Section 2.4(b) and Section 2.15 of Schedule 5) shall have been accurate as of the date of this Agreement and shall be accurate as of the Cut-Off Time as if made as of the Cut-Off Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate as of such date; provided, however, that this clause 6.2(a) shall be deemed to be satisfied so long as any and all inaccuracies in such representations and warranties (i) taken together as of the date of this Agreement would not be material from the standpoint of the Purchaser’s business, operations or financial condition and (ii) taken individually or together as of the Cut-Off Time would not have a Purchaser Material Adverse Effect (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Purchaser for purposes of clauses (i) and (ii), all “Purchaser Material Adverse Effect” qualifications and other qualifications based on the term “in all material respects” or any similar term contained in such representations and warranties shall be disregarded).  The Company shall have received a certificate signed on behalf of the Purchaser by the chief executive officer and the chief financial officer of the Purchaser to such effect.

(ii)                                  The representations and warranties of the Purchaser set forth in the first two sentences of Section 2.1, Section 2.2(a), the first sentence of Section 2.2(b), Section 2.4(a), Section 2.4(b) and Section 2.15 of Schedule 5 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Cut-Off Time as if made as of the Cut-Off Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate in all respects as of such date.  The Company shall have received a certificate signed on behalf of the Purchaser by the chief executive officer and the chief financial officer of the Purchaser to such effect.

(b)                                 Agreements and Consents.  The Purchaser shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Cut-Off Time; and the Company shall have received a certificate signed on behalf of the Purchaser by the chief executive officer and the chief financial officer of the Purchaser to such effect.

(c)                                  No Purchaser Material Adverse Effect.  No Purchaser Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d)                                 Nasdaq Listing.  Prior to the Closing Date, the Purchaser Common Stock to be issued pursuant to the transactions contemplated by this Agreement shall be approved for listing on Nasdaq subject to official notice of issuance.

6.3                                 Conditions to Obligation of the Purchaser to Effect the Acquisition.  The obligation of the Purchaser to effect the Acquisition shall be subject to the fulfilment at or prior to the Cut-Off Time of the following conditions (any of which may be waived, in writing, by the Purchaser in its sole discretion):

(a)                                  Representations and Warranties.

(i)                                     The representations and warranties of the Company contained in Schedule 5 (other than the representations and warranties set forth in the first sentence of Section 1.1, Section 1.3(a), the first two sentences of Section 1.3(b), the first sentence of Section 1.3(c), the first sentence and third sentence of Section 1.5 and Section 1.21 of Schedule 5) shall have been accurate as of the date of this Agreement and shall be accurate as of the Cut-Off Time as if made as of the Cut-Off Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate as of such date; provided, however, that this clause 6.3(a) shall be deemed to be satisfied so long as any and all inaccuracies in such representations and warranties (i) taken together as of the date of this Agreement would not be material from the standpoint of the Company’s business, operations or financial condition and (ii) taken individually or together as of the Cut-Off Time would not have a Company Material Adverse Effect (it being understood that, for purposes of determining the accuracy of the representations and warranties of the Company for purposes of clauses (i) and (ii), all

“Company Material Adverse Effect” qualifications and other qualifications based on the term “in all material respects” or any similar term contained in such representations and warranties shall be disregarded).  The Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(ii)                                  The representations and warranties of the Company set forth in the first sentence of Section 1.1, Section 1.3(a), the first two sentences of Section 1.3(b), the first sentence of Section 1.3(c), the first sentence and third sentence of Section 1.5 and Section 1.21 of Schedule 5 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Cut-Off Time as if made as of the Cut-Off Time, except to the extent that such representations and warranties refer to a specific date, in which case such representations and warranties shall have been accurate in all respects as of such date.  The Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b)                                 Agreements and Consents.  The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Cut-Off Time; and the Purchaser shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c)                                  No Company Material Adverse Effect.  No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(d)                                 Employees.  Each of the Employees set forth on Part 1 of a written schedule entitled “Key Employees Schedule” that was delivered by the Purchaser to the Company on the date of this Agreement and at least four (4) of the Employees set forth on Part 2 of the Key Employees Schedule shall remain as Employees of the Company as of the Cut-Off Time and shall not have taken any action to terminate, revoke or otherwise repudiate any employment arrangements he/she has with the Company.

(e)                                  Payment Schedule.  The Company shall have delivered to the Purchaser the consideration allocation schedule prepared by the Company (the “Payment Schedule”), together with a certificate of the Company signed on behalf of the Company by the chief executive officer and chief financial officer of the Company attesting to the accuracy of the Payment Schedule.

6.4                                Each of the Company and the Purchaser confirms that it is not aware of and shall not and shall procure that no member of its Group shall deliberately conceal any matter which is reasonably likely to cause any of the conditions set forth in clause 6 not to be satisfied.

7.                                      TERMINATION PAYMENTS

7.1                                 The Company shall pay the Termination Fee Amount to the Purchaser if this Agreement is terminated:

(a)                                  by the Company pursuant to clause 9.1(d)(iv), in which case the Termination Fee Amount shall be paid at or prior to such termination by the Company, or

(b)                                 by either the Company or the Purchaser (i) pursuant to (A) clause 9.1(b)(i) provided that the Company has breached clause 4.22 prior to the time of such termination or (B) clause 9.1(b)(iv), (ii) in the case of either clause (A) or clause (B) above, within six (6) months following such termination of this Agreement, the Company enters into a definitive agreement or executes a letter of intent, memorandum of understanding, heads of terms or equivalent document with respect to an Acquisition Proposal (it being understood that in the case of clause (A), such Acquisition Proposal must be from the Third Party (or one of its affiliates) with respect to which the breach of clause 4.22 occurred) and (iii) the Company subsequently consummates the transaction contemplated by such Acquisition Proposal, in which case the Termination Fee Amount shall be paid within two Business Days following the consummation of such transaction (it being understood and agreed that for purposes of this clause, in the defined term “Acquisition Proposal” references to “15%” in such definition shall be references to “50%”); or

(c)                                  by the Purchaser pursuant to clause 9.1(c)(iii), in which case the Termination Fee Amount shall be paid within two Business Days of such termination.

7.2                                 The Purchaser shall pay the Termination Fee Amount to the Company if this Agreement is terminated:

(a)                                  by the Purchaser pursuant to clause 9.1(c)(iv), in which case the Termination Fee Amount shall be paid at or prior to such termination by the Purchaser.

(b)                                 by either the Company or the Purchaser (i) pursuant to (A) clause 9.1(b)(i) provided that the Purchaser has breached clause 4.22 prior to the time of such termination or (B) clause 9.1(b)(iii), (ii) in the case of either clause (A) or clause (B) above, within six (6) months following such termination of this Agreement, the Purchaser enters into a definitive agreement or executes a letter of intent, memorandum of understanding, heads of terms or equivalent document with respect to an Acquisition Proposal (it being understood that in the case of clause (A), such Acquisition Proposal must be from the Third Party (or one of its affiliates) with respect to which the breach of clause 4.22 occurred) and (iii) the Purchaser subsequently consummates the transaction contemplated by such Acquisition Proposal, in which case the Termination Fee Amount shall be paid within two Business Days following the consummation of such transaction (it being understood and agreed that for purposes of this clause, in the defined term “Acquisition Proposal” references to “15%” in such definition shall be references to “50%”); or

(c)                                  by the Company pursuant to clause 9.1(d)(iii), in which case the Termination Fee Amount shall be paid within two Business Days of such termination.

7.3                                 Amounts payable under clause 7.1 or clause 7.2 shall be payable to an account designated by the payee (without any set-off, deduction or withholding, save as required by law) by wire transfer of same day funds.

7.4                                 The parties acknowledge that the agreements contained in this clause 7 are an integral part of the Transactions and that, without such agreements, the parties would not enter into this Agreement.  If either party fails to promptly pay to the other party the applicable termination fee if and when it becomes due hereunder, such breaching party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus five percent per annum, compounded quarterly, from the date such applicable termination fee was required to be paid.

8.                                      ACQUISITION PROPOSALS

8.1                                 As promptly as practicable (but in any event within one Business Day) after receipt of any Acquisition Proposal by the Company or its Representatives, or any material modification of or material amendment to any Acquisition Proposal or any request received by the Company or its Representatives for non-public information or inquiry which (in either case) could reasonably be expected to lead to an Acquisition Proposal, the Company shall provide the Purchaser with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Third Party making any such Acquisition Proposal, request or inquiry and a copy of all written and electronic materials provided in connection with such Acquisition Proposal, request or inquiry.  The Company shall keep the Purchaser informed in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within one Business Day after receipt) provide the other party hereto a copy of all written and electronic materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

8.2                                 Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company receives an unsolicited Acquisition Proposal that the Company Board has in good faith concluded (following consultation with its outside legal counsel) is, or is reasonably likely to lead to, a Superior Offer, the Company may then take any or all of the following actions (but only (1) if the Company has not materially breached clause 4.22 in connection with such Acquisition Proposal, and (2) the Requisite Company Shareholder Approval has not yet been obtained):

(a)                                  furnish non-public information to the Third Party making such Acquisition Proposal, provided that (A) at least 48 hours prior to first furnishing any such non-public information to such party, it gives the Purchaser written notice of its intention to furnish such non-public information and the identity of the Third Party making any such Acquisition Proposal, (B) it receives from the Third Party an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Third Party on the Company’s behalf, the terms of which are at least as restrictive as to confidentiality as the terms contained in the Confidentiality Agreement, provided that such agreement shall not contain terms which prevent the Company from complying with its obligations under this paragraph (which confidentiality agreement can be negotiated during the 48 hour notice period under clause (A)), and (C) contemporaneously with furnishing any such non-public information to such Third Party, it furnishes such non-public information to the Purchaser (to the extent such non-public information has not been previously so furnished or made available); and

(b)                                 engage in negotiations with the Third Party with respect to the Acquisition Proposal, provided that at least 48 hours prior to entering into negotiations with such Third Party, it gives the Purchaser written notice of the Company’s intention to enter into negotiations with such Third Party.

The Company shall provide the Purchaser with one Business Day’s prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Company Board at which it is reasonably expected to consider any Acquisition Proposal.

8.3           In the event that prior to the Requisite Company Shareholder Approval having been obtained, the Company Board determines that an Acquisition Proposal received without violating clause 4.22 constitutes a Superior Offer, the Company shall (a) promptly deliver notice in writing to the Purchaser of that fact (the “Company Superior Offer Notice”) which shall include the material terms and conditions of the Superior Offer and (b) at the written request of the Purchaser, negotiate in good faith with the Purchaser for a period of five (5) Business Days following the Purchaser’s receipt of the Company Superior Offer Notice (the “Revised Offering Period”).  Prior to the end of the Revised Offering Period, the Purchaser may, in its sole discretion, deliver a written revised offer to the Company that amends the terms of the Acquisition (the “Revised Offer”).  If the Purchaser submits a Revised Offer during the Revised Offering Period, the Company Board shall then hold a meeting of the Company Board to consider the Revised Offer and invite representatives of the Purchaser to present to the Company Board the Revised Offer.  Following such meeting, if the Company Board has in good faith concluded (following consultation with its outside legal counsel) that (x) the Acquisition Proposal that triggered the Revised Offering Period remains a Superior Offer when compared to the Revised Offer, and (y) taking such action is required in order for the Company Board to comply with its fiduciary duties to the shareholders of the Company under applicable Legal Requirements (the “Revised Superior Offer Determination”), the Company or the Company Board may then take any or all of the following actions following delivery of written notice to the Purchaser that the Company or the Company Board intends to take such action:

(a)           to the extent permitted pursuant to and in compliance with clause 9.1(d)(iv), enter into a binding written agreement concerning a transaction that constitutes a Superior Offer and terminate this Agreement; and

(b)           withdraw the Scheme or change the Company Board Recommendation.

8.4           Subject to the Company’s compliance with the terms of clause 8.3, (a) the Company Board may withdraw, modify or amend adversely or qualify the Company Board Recommendation (a “Change in Company Recommendation”) only if such Change in Company Recommendation is in response to an unsolicited Acquisition Proposal made to the Company which is a Superior Offer that has not been withdrawn, and (b) such Change in Company Recommendation may not be made until either (i) the Revised Offering Period lapses without the Purchaser making any Revised Offer or (ii) the Company Board has made the Revised Superior Offer Determination in accordance with clause 8.3, and the delivery of written notice to the Purchaser advising it of such fact.

8.5           As promptly as practicable (but in any event within one Business Day) after receipt of any Acquisition Proposal by the Purchaser or its Representatives, or any material modification of or material amendment to any Acquisition Proposal or any request received by the Purchaser or its Representatives for non-public information or inquiry which (in either case) could reasonably be expected to lead to an Acquisition Proposal, the Purchaser shall provide the Company with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Third Party making any such Acquisition Proposal, request or inquiry and a copy of all written and electronic materials provided in connection with such Acquisition Proposal, request or inquiry.  The Purchaser shall keep the Company informed in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within one Business Day after receipt) provide the other party hereto a copy of all written and electronic materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

8.6           Notwithstanding anything to the contrary contained in this Agreement, in the event that the Purchaser receives an unsolicited Acquisition Proposal that the Purchaser Board has in good faith concluded (following consultation with its outside legal counsel) is, or is reasonably likely to lead to, a Superior Offer, the Purchaser may then take any or all of the following actions (but only (1) if the Purchaser has not materially breached clause 4.22 in connection with such Acquisition Proposal, and (2) the Requisite Purchaser Stockholder Approval has not yet been obtained:

(a)           furnish non-public information to the Third Party making such Acquisition Proposal, provided that (A) prior to first furnishing any such non-public information to such party, it gives the Company written notice of its intention to furnish such non-public information and the identity of the Third Party making any such Acquisition Proposal, (B) it receives from the Third Party an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Third Party on the Purchaser’s behalf, the terms of which are at least as restrictive as to confidentiality as the terms contained in the Confidentiality Agreement, provided that such agreement shall not contain terms which prevent the Purchaser from complying with its obligations under this paragraph, and (C) contemporaneously with furnishing any such non-public information to such Third Party, it furnishes such non-public information to the Company (to the extent such non-public information has not been previously so furnished or made available);

(b)           engage in negotiations with the Third Party with respect to the Acquisition Proposal, provided that prior to entering into negotiations with such Third Party, it gives the Company written notice of the Purchaser’s intention to enter into negotiations with such Third Party; and

(c)           to the extent permitted pursuant to and in compliance with clause 9.1(c)(iv), and provided that the Purchaser Board has in good faith concluded (following consultation with its outside legal counsel) that taking such action is required in order for the Purchaser Board to comply with its fiduciary duties to the stockholders of the Purchaser under applicable Legal Requirements, enter into a binding written agreement concerning a transaction that constitutes a Superior Offer and terminate this Agreement.

The Purchaser shall provide the Company with one Business Day’s prior notice (or such lesser prior notice as is provided to the members of the Purchaser Board) of any meeting of the Purchaser Board at which it is reasonably expected to consider any Acquisition Proposal.

8.7           In the event that the Purchaser Board determines that an Acquisition Proposal received without violating clause 4.22 constitutes a Superior Offer, the Purchaser shall promptly notify the Company of that fact.

8.8           Notwithstanding anything to the contrary contained in this Agreement, (a) the Purchaser Board may withdraw, modify or amend adversely or qualify the Purchaser Board Recommendation (a “Change in Purchaser Recommendation”) only if such

Change in Purchaser Recommendation is in response to an unsolicited Acquisition Proposal made to the Purchaser which is a Superior Offer and which has not been withdrawn, and the Purchaser Board has in good faith concluded (following consultation with its outside legal counsel) that taking such action is required in order for the Purchaser Board to comply with its fiduciary duties to the stockholders of the Purchaser under applicable Legal Requirements, and (b) such Change in Purchaser Recommendation may not be made until the fifth Business Day following the Company’s receipt of written notice from the Purchaser advising the Company that the Purchaser Board intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Offer that is the basis for the proposed action by the Purchaser Board.

9.             TERMINATION

9.1           This Agreement may be terminated and, subject to clause 9.2, all obligations of the parties hereunder shall cease forthwith as follows:

(a)           as agreed in writing between the Company and the Purchaser at any time prior to the Closing;

(b)           by either the Company or the Purchaser at any time prior to the Closing:

(i)            if the Closing shall not have occurred on or before the End Date for any reason; provided, however, (X) that the right of the Company to terminate this Agreement under this clause 9.1(b)(i) shall not be available if the Company’s action or failure to act have been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement and (Y) that the right of the Purchaser to terminate this Agreement under this clause 9.1(b)(i) shall not be available if the Purchaser’s action or failure to act have been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(ii)           whether or not the Requisite Purchaser Stockholder Approval or the Requisite Company Shareholder Approval has been obtained, if a Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition, which order, decree, ruling or other action is final and non-appealable;

(iii)          if the Purchaser shall have failed to obtain the Requisite Purchaser Stockholder Approval at the Purchaser Stockholder Meeting (or any postponement or adjournment thereof) at which a vote was taken on the Purchaser Resolutions; or

(iv)          if the Company shall have failed to obtain the Requisite Company Shareholder Approval at the Company Meetings at which a vote was taken on the Company Resolutions;

(c)           by the Purchaser at any time prior to the Closing:

(i)            whether or not the Requisite Purchaser Stockholder Approval has been obtained, upon a breach of any covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company set forth in this Agreement (including in Schedule 5) shall be or shall have become inaccurate, in either case such that the conditions set forth in clause 6.3(a) or clause 6.3(b) would not be satisfied, provided, however, that if such breach or inaccuracy is curable by the Company through the exercise of its commercially reasonable efforts, then the Purchaser may not terminate this Agreement under this clause 9.1(c)(i) for 10 days after delivery of written notice from the Purchaser to the Company of such breach or inaccuracy, provided the Company continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Purchaser may not terminate this Agreement pursuant to this clause 9.1(c)(i) if such breach or inaccuracy by the Company is cured during such 10-day period); provided, however, that no cure period shall be required for a breach or inaccuracy which by its nature cannot be cured;

(ii)           whether or not the Requisite Purchaser Stockholder Approval has been obtained, if a Company Material Adverse Effect shall have occurred since the date hereof and be continuing;

(iii)          if a Company Triggering Event (as defined below) shall have occurred since the date hereof and be continuing; or

(iv)          in the event that following conditions have been satisfied:  (x) the Purchaser shall have received an unsolicited Acquisition Proposal which is a Superior Offer, (y) the Purchaser has fully complied with all provisions of clause 4.22 and clauses 8.5 through 8.8 and (z) concurrently with the termination of this Agreement pursuant to this clause 9.1(c)(iv) (and as a condition to the effectiveness of such termination), the Purchaser shall pay to the Company a fee equal to the Termination Fee Amount pursuant to clause 7.2(a);

(d)           by the Company at any time prior to the Closing:

(i)            whether or not the Requisite Company Shareholder Approval has been obtained, upon a breach of any covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser set forth in this Agreement (including in Schedule 5) shall be or shall have become inaccurate, in either case such that the conditions set forth in clause 6.2(a) or clause 6.2(b) would not be satisfied; provided, however, that if such breach or inaccuracy is curable by the Purchaser through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this clause 9.1(d)(i) for 10 days after delivery of written notice from the Company to the Purchaser of such breach or inaccuracy, provided the Purchaser continues to exercise commercially reasonable efforts to cure such breach or inaccuracy (it being understood that the Company may not terminate this Agreement pursuant to this clause 9.1(d)(i) if such breach or inaccuracy by the Purchaser is cured during such 10-day period); provided, however, that no cure period shall be required for a breach or inaccuracy which by its nature cannot be cured;

(ii)           whether or not the Requisite Company Shareholder Approval has been obtained, if a Purchaser Material Adverse Effect shall have occurred since the date hereof and be continuing;

(iii)          if a Purchaser Triggering Event shall have occurred since the date hereof and be continuing; or

(iv)          in the event that following conditions have been satisfied:  (x) the Company shall have received an unsolicited Acquisition Proposal which is a Superior Offer, (y) the Purchaser has complied with all provisions of clause 4.22 and clauses 8.1 through 8.4 and (z) concurrently with the termination of this Agreement pursuant to this clause 9.1(d)(iv) (and as a condition to the effectiveness of such termination), the Company shall pay to the Purchaser a fee equal to the Termination Fee Amount pursuant to clause 7.1(a).

For purposes of this Agreement, a “Company Triggering Event” shall be deemed to have occurred if:  (1) there is a Change in Company Recommendation; (2) if the Company Board shall have approved, endorsed, recommended or authorized the Company to enter into a definitive agreement with respect to a Superior Offer or the Company shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Offer; or (3) the Company Board shall have passed a resolution to do any of the foregoing.  For purposes of this Agreement, a “Purchaser Triggering Event” shall be deemed to have occurred if:  (1) there is a Change in Purchaser Recommendation; (2) if the Purchaser Board shall have approved, endorsed, recommended or authorized the Purchaser to enter into a definitive agreement with respect to a Superior Offer or the Purchaser shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Superior Offer; or (3) the Purchaser Board shall have passed a resolution to do any of the foregoing.

9.2           Any termination of this Agreement under and in accordance with clause 9.1 will be (but will only be) effective immediately upon (or, if the termination is pursuant to clause 9.1(c)(i) or clause 9.1(d)(i) and the proviso therein is applicable, 10 days after) the delivery of written notice of the Company or the Purchaser, as applicable, to the other.  In the event of the termination of this Agreement as provided in clause 9.1, this Agreement shall be of no further force or effect and there shall be no liability to any party hereunder in connection with this Agreement or the Acquisition, except (i) as set forth in this clause 9.2 (which shall survive termination of this Agreement), (ii) as set forth in clause 7 (which shall survive termination of this Agreement).  Notwithstanding the foregoing, nothing herein shall relieve any party from liability for any intentional or wilful breach of, or any intentional misrepresentation made in, this Agreement or the other Transaction Agreements.  No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

10.           APPROVALS AND PROCUREMENT

10.1         The parties hereto confirm to each other that they have obtained all necessary and appropriate internal authorisations for the purposes of entering into this Agreement.

10.2         Each party to this Agreement shall use all its reasonable endeavours to procure that its Representatives shall do all such acts as reasonably necessary to give effect to the terms of this Agreement, the Scheme and the Acquisition.

11.           COSTS

Without prejudice to its other rights pursuant to this Agreement (or in relation to a breach by either party of the terms of this Agreement) each party shall pay its own costs and expenses incidental to the Acquisition.

12.           ANNOUNCEMENTS

12.1         Subject to clauses 12.2 and 12.3, prior to satisfaction or waiver (as the case may be) of the Conditions, no announcement or statement shall be made regarding the Acquisition except on a joint basis or on terms agreed in advance by the parties.

12.2         The restriction in clause 12.1 shall not apply to any announcement or statement required by applicable law, regulation, court order, the SEC or the rules of any stock exchange.

13.           MISCELLANEOUS

13.1         Notices under this Agreement shall be given in writing by personal delivery (including express overnight delivery service) or recorded delivery mail or by facsimile transmission, with a confirmation copy despatched by personal delivery or recorded delivery mail, and shall be effective when received.  Notices shall be given as follows:

(a)           if to the Purchaser:

Chief Financial Officer

SuperGen Inc

4140 Dublin Blvd, Suite 200

Dublin, CA  94568

United States

Fax: 925 551-6482

with a copy to (which copy shall not constitute proper notice):

Wilson Sonsini Goodrich & Rosati, Professional Corporation

650 Page Mill Road

Palo Alto, CA  94304

United States

Attention:  Page Mailliard

Fax:  650-493-6811

(b)           if to the Company:

Chief Executive Officer

Astex Therapeutics, Limited

Milton Road

Cambridge, CB40QA

United Kingdom

Fax:  +44(0) 1223-226201

with a copy to (which copy shall not constitute proper notice):

Wragge & Co LLP

3 Waterhouse Square

143 Holborn

London EC1N 2SW

United Kingdom

Attention:  Kevin Jones

Fax:  +44(0) 870-904-1099

and

Cooley LLP

500 Boylston Street

Boston, MA  02116

United States

Attention:  Marc Recht

Fax:  617-937-2400

13.2         The parties acknowledge and agree that damages may not be an adequate remedy for any breach or threatened breach by it or its Representatives of this Agreement and that the party who is not in breach (the “Non-Breaching Party”) shall be entitled without proof of special damage to injunctive relief and other equitable remedy (including specific performance).

13.3         This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that no two parties need sign the same counterpart.

13.4         This Agreement, the other Transaction Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein and therein (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) shall not be assigned by the Company by operation of law or otherwise unless otherwise specifically provided herein and (c) shall not be assigned by the Purchaser to any Third Party except that the Purchaser may assign the benefit of this Agreement to any Subsidiary of the Purchaser (which assignment shall not release the Purchaser from any of its obligations hereunder).  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Closing; provided, however, that (x) after the Requisite Company Shareholder Approval has been obtained, no amendment may be made which by law requires further approval by the shareholders of the Company without such further approval, and (y) after the Requisite Purchaser Stockholder Approval has been obtained, no amendment may be made which by law requires further approval by the stockholders of the Purchaser without such further approval.  No modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by the Company and the Purchaser.

13.5         No waiver of any breach or default under this Agreement or any of its terms shall be effective unless such waiver is in writing and has been signed by the party against which it is asserted.  Unless otherwise specifically set forth herein, no delay by any party in exercising, or failure to exercise, any right, power or remedy under this Agreement or otherwise shall constitute a waiver of the right, power or remedy, and no single or partial exercise of any right, power or remedy under this Agreement or otherwise shall prevent any further exercise of the right, power or remedy or the exercise of any other right, power or remedy.

13.6         Subject to clause 4.26, the terms of this Agreement are intended solely for the benefit of the parties hereto and are not intended to inure, and will not inure, to the benefit of any other Person.

13.7         If any provision of this Agreement or the other Transaction Agreements or portion of this Agreement or the other Transaction Agreements is found to be wholly or partially invalid, illegal or unenforceable in any judicial proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated in this Agreement as so modified or restricted, or as if such provision had not been originally incorporated in this Agreement, as the case may be.

13.8         The rights and remedies conferred on the parties in this Agreement are cumulative and in addition to all other rights and remedies available to the parties (whether hereunder or pursuant to law or equity) and the exercise by a party of one remedy will not preclude the exercise of any other remedy.

13.9         If any claim or dispute arises out of or is related to this Agreement or the other Transaction Agreements, or the interpretation, making, performance, breach or termination hereof or thereof, the parties agree that the Purchaser and the Company shall attempt in good faith to resolve such dispute within twenty (20) days of written notification of such dispute by one party to the other.  If such dispute is not so resolved within such twenty (20) day period, such claim or dispute, shall be finally adjudicated in accordance with clause 13.10.

13.10       Subject to and without limiting the fact that the approval of the Scheme by the shareholders is subject to the laws of England and Wales, this Agreement and the respective rights and obligations of the parties under this Agreement shall be governed by, and shall be determined under, the internal laws of the State of Delaware applicable to contracts between residents of the State of Delaware to be performed solely in the State of Delaware, i.e., without regard to choice of law principles.  The parties agree that (i) any action involving this Agreement shall be brought and maintained solely in the Court of Chancery of the State of Delaware, (ii) each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process and (iii) each party agrees not to commence any legal proceedings related hereto except in such courts.

13.11       EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

13.12       None of the representations and warranties of the Company or the Purchaser set forth in Schedule 5 or contained in this Agreement shall survive the Closing.  Notwithstanding the foregoing, nothing herein shall relieve any party from liability for any intentional or wilful breach of, or any intentional misrepresentation made in, this Agreement or the other Transaction Agreements

SCHEDULE 1

Agreed Form Press Announcement

FOR IMMEDIATE RELEASE

SUPERGEN AND ASTEX THERAPEUTICS ENTER DEFINITIVE MERGER AGREEMENT

Creating a Financially Strong, International Oncology Company

DUBLIN, California and CAMBRIDGE, UK, April 6, 2011 — SuperGen, Inc. (NASDAQ: SUPG), a U.S.-based pharmaceutical company dedicated to the discovery and development of novel cancer therapies, and Astex Therapeutics Limited, a privately held, U.K.-based biotechnology company developing targeted therapies for oncology and virology, jointly announce today that they have entered into a definitive agreement to merge the two companies, subject to customary closing conditions, including regulatory and shareholder approvals.

The combined entity, to be named Astex Pharmaceuticals, Inc., is expected to create a global leader in innovative oncology drug discovery, development and commercialization with $120 million in cash and cash equivalents forecasted post deal closure.  The company plans to leverage a revenue stream from its product Dacogen®, marketed in North America by Eisai and in the rest of the world by Johnson & Johnson. The combined company’s clinical pipeline will include seven drugs in development — four of which are currently in or entering into Phase II clinical trials and three of which are currently partnered with large pharmaceutical companies.

The combined company, which is expected to be listed on NASDAQ under the symbol ASTX, expects to have:

•                  Top-tier partnerships including current partnerships with GlaxoSmithKline, Eisai, Johnson & Johnson, Novartis and AstraZeneca

•                  Nearly $2 billion in potential future milestone revenues, plus royalties

•                  An industry leading drug discovery platform to sustain future value creation

•                  Integrated operations based in two of the world’s leading biotech clusters, in the United States and the United Kingdom.

Pursuant to the terms of the agreements, SuperGen plans to purchase Astex Therapeutics Limited, paying Astex shareholders $25 million in cash, plus shares in SuperGen common stock representing 35 percent of the total post closing shares outstanding.  Subsequently, SuperGen plans to pay deferred consideration in the amount of $30 million, to be paid in stock or cash at the discretion of the combined entity, over a period of 30 months. The combined entity will assume all outstanding incentive stock options of Astex Therapeutics Limited.  Completion of the transaction will be subject to approval by the shareholders of each company, customary closing conditions, and U.S. and U.K. regulatory review and clearance.  The proposed transaction is expected to close in July 2011.

Under the new management structure, James S.J. Manuso, chairman, president and chief executive officer of SuperGen Inc., would become chairman and chief executive officer of Astex Pharmaceuticals, Inc., and Harren Jhoti, chief executive officer of Astex Therapeutics Limited, would become president and a member of the Board of Directors of the combined entity. The Board of Directors of the combined entity would also include Peter Fellner as vice chairman, Walter Lack, Charles Casamento, Thomas Girardi, Allan Goldberg, Tim Haines and Ismail Kola.

“We believe the combination of SuperGen and Astex accelerates SuperGen’s business model and brings together the people, partnerships, clinical assets, discovery platforms, infrastructures and capital resources to generate significant shareholder value in the years ahead,” said SuperGen’s Manuso. “The outstanding pipeline and highly regarded drug discovery platform of Astex, coupled with the product candidates, development expertise and capital resources of SuperGen, are expected to give rise to a powerful new entity capable of delivering valuable cancer therapies targeting critical medical needs.”

“We believe this merger creates a world class oncology company with a rare profile,” said Astex’s Jhoti.  “Astex Pharmaceuticals, Inc. will emerge with an industry leading drug discovery platform that we believe will continue to generate a vibrant and growing R&D pipeline, backed by an established revenue stream and a strong capital foundation.  We are very pleased about the synergies of purpose and talents that Astex and SuperGen are bringing together to create what we expect to be one of the world’s foremost oncology discovery and development companies.”

Management from SuperGen and Astex will host a conference call to discuss the proposed merger tomorrow, April 7th at 8:00 am EST / 1:00 pm BST.  A live webcast of the conference call and presentation materials are accessible on a new website http://www.astex-supergen.com, or in the investor relations section of the SuperGen or Astex Therapeutics websites at http://www.supergen.com and http://www.astex-therapeutics.com.  A webcast replay of the conference call will be available for 90 days.

On April 12th SuperGen and Astex will discuss in depth their respective pipelines and discovery operations at a joint Investor and Analyst Day in New York. Information about the live and archived webcast of these presentations will be available through the above mentioned websites.

# # #

About SuperGen

SuperGen is a pharmaceutical company dedicated to the discovery and development of novel cancer therapeutics in epigenetic and cell signaling modulation.  SuperGen develops products through biochemical and clinical proof of concept to partner for further development and commercialization.

In addition to internal discovery programs, SuperGen has two drugs advancing in the clinic and a discovery collaboration with GlaxoSmithKline focused on epigenetic targets.

For more information about SuperGen, please visit http://www.supergen.com.

About Astex Therapeutics

Astex is a UK-based biotechnology company that discovers and develops novel small molecule therapeutics. Using its pioneering fragment-based drug discovery platform, Pyramid™, Astex has built a pipeline of molecularly-targeted oncology drugs, of which three are currently being tested in clinical trials with others in discovery and pre-clinical development.

In addition to its proprietary research programs, Astex’s productivity in lead discovery has been endorsed through numerous partnerships with major pharmaceutical companies, including AstraZeneca, GlaxoSmithKline, Johnson & Johnson and Novartis.

For further information on Astex, please visit the company’s website at www.astex-therapeutics.com.

SuperGen, Inc. Timothy Enns, SVP Corporate Communication and Business Development Tel: +1 (925) 560-2810 Email: tim.enns@supergen.com	Astex Therapeutics Ltd Jeremy Carmichael, Director of Business Development Tel: +44(0)1223 226200 Email: info@astex-therapeutics.com
Media Contact Fleishman-Hillard Michael Ares Tel: +1 (404) 739-0133 Email: michael.ares@fleishman.com	Media Contact College Hill (Europe) Melanie Toyne Sewell Tel: +44 (0) 20 7866 7866 Email: astex@collegehill.com
Investor Relations The Trout Group Alan Roemer Tel: + 1 (646) 378-2945 Email: aroemer@troutgroup.com	Media Contact College Hill (US) Rebecca Skye Dietrich Tel: +1 (857) 241-0795 Email: astex@collegehill.com

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the combined entity’s cash projections, ability to meet drug development milestones, have successful research and development capabilities, maintain strong partnerships with large pharmaceutical companies, maintain revenue streams from Dacogen, successfully integrate the development, research and financial operations of two organizations in two overseas locations, and the expected closing of the proposed Transaction.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statement contained in this press release.

Important Additional Information

SuperGen is not asking for your vote or soliciting a proxy in connection with the transaction at this time.  This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, shares of common stock of SuperGen.  This press release is not a substitute for the proxy statement that SuperGen will file with the Securities and Exchange Commission in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND STOCKHOLDERS OF SUPERGEN ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement will be mailed to SuperGen stockholders.  The proxy statement and other relevant materials (when they become available), and any other documents filed by SuperGen with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov; by contacting SuperGen’s Investor Relations Department by phone at (925) 560-0100 or by mail at 4140 Dublin Blvd., Suite 200, Dublin, CA 94568 USA.

Participants in the Solicitation

SuperGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding SuperGen’s directors and executive officers is available in SuperGen proxy statement for its 2010 annual meeting of stockholders and Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on April 30, 2010 and March 9, 2011, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SCHEDULE 2

Scheme Terms and Conditions

EXECUTION COPY

[TO FORM PART OF THE SCHEME CIRCULAR]

SCHEDULE 2

SCHEME TERMS AND CONDITIONS

Part A: Terms of the Acquisition

1.                                      Acquisition Structure

1.1                                 The Acquisition will be implemented by means of a scheme of arrangement between Astex and Scheme Shareholders under part 26 of the Act (involving a reduction of capital under Section 641 of the Act).  Full details of the Scheme will be set out in the Scheme Circular save that this sentence will not be replicated in the Terms and Conditions of this Scheme Circular.

1.2                                 If the Scheme becomes effective, it will be binding on all Scheme Shareholders irrespective of whether or not they attended or voted in favour of the resolutions at the Court Meetings or the Astex General Meeting.

2.                                      Conditions

The Scheme is conditional on satisfaction of the Conditions set out in Part B of this Appendix.

3.                                      Initial Consideration

3.1                                                 Definitions.

In this Paragraph 3:

(a)                                  “Initial Cash Amount” means the aggregate amount of cash to be paid as part of the Initial Consideration to Scheme Shareholders pursuant to the Scheme, which shall be equal to Twenty-Five Million U.S. Dollars ($25,000,000) as converted into UK Sterling at the Exchange Rate on the Business Day immediately prior to the Closing Date;

(b)                                 “Initial Share Amount” means the aggregate number of New SuperGen Shares to be issued as part of the Initial Consideration to Scheme Shareholders pursuant to the Scheme, calculated in accordance with the following formula:

X = (Y/Z) - Y,

Where X is the Initial Share Amount,

Y = the number of SuperGen Outstanding Shares, and

Z = 0.65;

(c)                                  “SuperGen Outstanding Shares” means the number of Existing SuperGen Shares issued and outstanding as of the last Trading Day immediately prior to the Closing Date.

3.2                                 Payment of Initial Consideration.  If the Scheme becomes effective, within one (1) Business Day after the Closing Date, SuperGen will (x) provide all necessary written instructions to its transfer agent for the issuance of the Initial Share Amount, (y) pay the Initial Cash Amount to the Paying Agent, and (z) cause the Paying Agent to distribute the Initial Share Amount and the Initial Cash Amount to the Scheme Shareholders on the register of members of Astex at the Scheme Record Time in accordance with the Payment Schedule.

Fractions of New SuperGen Shares will not be allotted or issued pursuant to the Scheme and fractional entitlements will be rounded down to the nearest whole number of New SuperGen Shares. Each Astex Shareholder who would otherwise have been entitled to receive a fractional entitlement shall receive, in lieu, an amount converted into U.K. Sterling at the Exchange Rate on the Business Day immediately prior to the Closing Date equal to such fractional entitlement at the closing price per share of one SuperGen Share on the last Trading Day immediately prior to the Closing Date.

Payment to each Scheme Shareholder eligible to receive a portion of the Initial Consideration is contingent upon the Paying Agent’s receipt of a properly completed and executed original Form W-9 for U.S. residents or Form W-8 BEN for non-U.S. residents (it being understood that the name on each such tax form must exactly match the name set forth on the Payment Schedule).  Each Scheme Shareholder eligible to receive a portion of the Initial Consideration will receive his/her/its New SuperGen Shares in book-entry form and his/her/its portion of the Initial Cash Amount in the form of a check payable to such Scheme Shareholder.

All distributions to Scheme Shareholders shall be based upon the allocations and formulae set forth in the Payment Schedule.  Provided that SuperGen causes the Paying Agent to make distributions of the Initial Consideration in conformity with the Payment Schedule, neither SuperGen nor Astex shall have any responsibility for any errors in distributions caused by either the allocations or formulae set forth in the Payment Schedule.

Any portion of the Initial Consideration that would have been paid to holders of Preferred C Shares arising from the exercise of Warrants had they been exercised prior to the Closing Date shall be withheld from the Initial Consideration and retained for distribution to holders of Warrants in the event that such Warrants are exercised after the Closing Date.  Any portion of such retained Initial Consideration associated with Warrants that expire without exercise shall be deemed forever forfeited to SuperGen.

3.3                                 Withholding Taxes.  Astex and SuperGen shall be entitled to deduct and withhold from any Initial Consideration or Deferred Consideration payable pursuant to this Part A to any Scheme Shareholder such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign tax law or under any other applicable legal requirement.  To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes as having been paid to the person to whom such amounts would otherwise have been paid.

3.4                                 Additional Adjustments to Aggregate Consideration.  The New SuperGen Shares payable to Scheme Shareholders under the Scheme (including as part of the Deferred Consideration) shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into SuperGen Shares), reorganization, recapitalization, reclassification or other like change with respect to SuperGen Shares occurring or having a record date on or after the date hereof (it being understood and agreed that the foregoing adjustments to New SuperGen Shares shall include adjustments or changes of SuperGen Shares into other shares of securities of another entity as a result of a merger, consolidation, combination, share exchange or similar transaction involving SuperGen).

3.5                                 Tax Consequences.  SuperGen makes no representations or warranties to Astex or to any Scheme Shareholder regarding the tax treatment of the Scheme, or any of the tax consequences to Astex or any Scheme Shareholder of the Scheme or any of the other transactions or agreements contemplated hereby.  Astex acknowledges that Astex and the Scheme Shareholders are relying, and will continue to rely, solely on their own respective tax advisors in connection with the Scheme and the other transactions and agreements contemplated hereby.  Astex undertakes to ensure that the substance of this Paragraph 3.5 will be communicated to the Scheme Shareholders.  SuperGen shall have no responsibility for tax liabilities of Scheme Shareholders that may be incurred or arise in connection with the Scheme.

4.                                      Restrictions attaching to New SuperGen Shares that are Part of Initial Consideration and/or the Deferred Consideration

4.1                                 US Securities Law.  All New SuperGen Shares shall be issued without registration under the Securities Act in reliance on an exemption from registration provided by Section 3(a)(10) of the Securities Act and shall be freely tradable under the Securities Act, subject only to any lock-up agreements and any restrictions under Rule 144 or Rule 145 under the Securities Act that are applicable to any Scheme Shareholders who become affiliates of SuperGen following the Acquisition.

4.2                                 Execution of Lock-Up Agreements.  The Sellers’ Representative will be authorized and directed to enter into the Lock-Up Agreements on behalf of each Restricted Shareholder under power of attorney conferred by operation of the Scheme and in the event that the Sellers’ Representative is unable to (or for any reason does not) execute a Purchaser Lock-Up Agreement, then an authorized officer of the Purchaser will be authorized thereunder to enter into such Purchaser Lock-Up Agreement on behalf of each Purchaser Restricted Shareholder.

4.3                                 Legend.  Each certificate representing New SuperGen Shares issued as part of the Initial Consideration (and any New SuperGen Shares, if any, issued as part of the Deferred Consideration during the term of the Purchaser Lock-up Agreement) to the Restricted Shareholders will be stamped with the following legend, or a legend substantially equivalent thereto:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A LOCK-UP ARRANGEMENT BINDING THE ORIGINAL HOLDER OF THESE SHARES AND ANY SUCCESSOR HOLDER, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

5.                                      Rights attaching to New SuperGen Shares

5.1                                 The New SuperGen Shares issued pursuant to the Scheme, when issued, will have been duly authorised by SuperGen, and shall be validly issued, fully paid and non-assessable.

The New SuperGen Shares will be issued on identical terms to and will rank pari passu with the Existing SuperGen Shares, including the right to vote and to receive and retain all dividends and other distributions declared, paid or made on SuperGen Shares after the Closing Date. The New SuperGen Shares will not carry any right to participate in any dividends or other distributions declared or paid by SuperGen by reference to a record date prior to the Closing Date.

6.                                      Deferred Consideration

6.1                                                 Definitions.

In this Paragraph 6:

(a)                                  “Deferred Consideration Period” means the Stub Period and the 30-month period commencing on the Closing Date;

(b)                                 “Milestone Payments” means gross payments actually received by Astex, SuperGen or any other member of the Combined Group in respect of the achievement of performance milestones under Partnered Projects during the Deferred Consideration Period;

(c)                                  “Milestone Payment Statements” means statements of Milestone Payments, as prepared by SuperGen in accordance with Paragraph 6.2;

(d)                                 “Partnered Projects” means those contractual arrangements of Astex in effect as of January 1, 2011, each as set forth on Exhibit A and as such may be amended from time to time following the Closing Date, but solely with respect to the subject matter of the Milestone Payments;

(e)                                  “Payment Date” means (i) with respect to any Deferred Consideration set forth in a Milestone Payment Statement, the date falling ten (10) Business Days after the last day of the applicable Payment Period and (ii) with respect to any Dispute Consideration not set forth in a Milestone Payment Statement and that was the subject of a Dispute Notice, the date falling ten (10) Business Days after the earlier of (X) the Determination Date (as defined below in Paragraph 6.2(e)) or (Y) the date on which the Purchaser and the Sellers’ Representative otherwise agree in writing on the amount of such Deferred Consideration;

(f)                                    “Payment Period” means a period of six months, the first such period commencing on the Closing Date, each successive period commencing on the day after the end of the previous period and the last such period ending on the date which is the last day of the Deferred Consideration Period;

(g)                                 “Sellers’ Representative” means Abingworth Management Limited or such other Person as may be appointed as Sellers’ Representative by Scheme Shareholders from time to time in accordance with Paragraph 6.4;

(h)                                 “Share Cap” means the maximum number of New SuperGen Shares issuable, which number shall not exceed 52,500,000 SuperGen Shares (as such number of shares may be adjusted in accordance with Paragraph 3.4); and

(i)                                     “Stub Period” means the period of time commencing on 1 January 2011 and ending on (and including) the day immediately preceding the Closing Date.

6.2                                                 Deferred Consideration Procedures.

(a)                                  Delivery of Milestone Payment Statement.  Within ten (10) Business Days after the end of each Payment Period, SuperGen shall deliver to the Sellers’ Representative a Milestone Payment Statement in respect of the Milestone Payments received during the last-ended Payment Period (which, in respect of the first Payment Period, shall be deemed to include all Milestone Payments received during the Stub Period). Each Milestone Payment Statement shall set out the Partnered Projects in respect of which Milestone Payments have been paid, the amount of Milestone Payments received and the dates on which such Milestone Payments were received. In the case of the third and fifth Payment Periods, each corresponding Milestone Payment Statement shall also set forth the amount of any “true-up” payments required pursuant to Paragraph 6.3(b) or Paragraph 6.3(c), as applicable.  Where SuperGen intends to pay the Deferred Consideration otherwise than in cash (with such decision to be made in accordance with the provisions of Paragraph 6.3(f) below), the Milestone Payment Statement will also indicate whether SuperGen intends to make payments of Deferred Consideration in New SuperGen Shares or a combination of cash and New SuperGen Shares, and the proposed amount(s) of each such proposed payment in accordance with the allocations specified in Payment Schedule. If the Milestone Payment consists of a mix of both cash and New SuperGen Shares, the ratio of cash to New SuperGen Shares is intended to and shall apply pro rata to all Scheme Shareholders, subject only to rounding.

(b)                                 Confirmation Notice.  The Sellers’ Representative shall review each such Milestone Payment Statement and shall within ten (10) Business Days of receipt (the “Statement Response Period”) either (i) deliver to SuperGen a written acknowledgment confirming the Milestone Payment Statement as final (the “Confirmation Notice”) or (ii) initiate expedited dispute resolution under Paragraph 6.2(d) of this document.  If the Sellers’ Representative does not deliver a Confirmation Notice or initiate expedited dispute resolution under Paragraph 6.2(d) within the Statement Response Period, then without limiting the Purchaser’s payment obligations with respect to subsequent Payment Periods, the Deferred Consideration for the applicable Payment Period shall be an amount equal to the Milestone Payment shown in the Milestone Payment Statement and it shall be deemed final and non-appealable by any means.  In the event that some or all of the Deferred Consideration is to be paid in New SuperGen Shares, SuperGen shall pay the cash and provide the requisite instructions as to the gross number of New SuperGen Shares to be delivered to the Scheme Shareholders by the Paying Agent and, following delivery of such cash and such written instructions, the Paying Agent shall allocate the cash and New SuperGen Shares among the Scheme Shareholders in accordance with the Payment Schedule.  To the extent that any expedited dispute resolution under Paragraph 6.2(d) of this document relates to part only of any Milestone Payment Statement, SuperGen shall promptly (and not later than the applicable Payment Date) pay to the Paying Agent (and cause the Paying Agent to pay to the Scheme Shareholders in accordance with the terms and conditions hereof) an amount of Deferred Consideration equal to all Milestone Payments referred to in that Milestone Payment Statement that are not subject to such dispute.

(c)                                  Access.  For the purposes of reviewing the Milestone Payment Statements, SuperGen will ensure that the Sellers’ Representative and its accountants and any expert nominated and, in each case, approved by SuperGen under Paragraph 6.2(d) are given reasonable access at reasonable times to records, working papers and staff who have been engaged in the preparation of Milestone Payment Statements and that such staff answer all reasonable questions put to them.

(d)                                 Expedited Dispute Resolution.  If the Sellers’ Representative disagrees with any aspect of the Milestone Payment Statement prior to the end of the Statement Response Period, it may provide notice (a “Dispute Notice”) to SuperGen that it is referring the dispute to a firm of chartered accountants nominated jointly by the parties or (failing nomination within ten (10) Business Days after request by either party) nominated at the request of either party by the president of the Institute of Chartered Accountants in England and Wales (the “Expert”) for the purpose of resolving the dispute.  Such notice must contain a written statement of any and all matters in dispute, including a reasonably detailed description of the matters in dispute and any calculations in support of the Sellers’ Representative’s position.

(e)                                  Chartered Accountant.  The Expert so nominated shall:

(i)                                   be instructed to determine as soon as practicable the matters in dispute specified in the Dispute Notice;

(ii)                                for the purpose of making its determination, have jurisdiction to determine any matter and its terms of reference thereto;

(iii)                             adopt such procedures to assist with the conduct of the determination as it reasonably considers appropriate including instructing professional advisers to assist it in reaching its determination; and

(iv)                            act as an expert and not as an arbitrator;

and its decision will be final, binding and non-appealable on SuperGen, the Sellers’ Representative and the Scheme Shareholders except in the case of manifest error (the date of the Expert’s decision shall be referred to as the “Determination Date”). The costs of the Expert’s determination shall be borne by SuperGen; provided that if the determination of the Expert is that the Scheme Shareholders are entitled to less than 50% of the amount that is the subject of the Dispute Notice, the costs of the Expert’s determination shall be deducted from any Deferred Consideration.

6.3                                                 Payment of Deferred Consideration.

(a)                                  Payment of Deferred Consideration on Receipt of Milestone Payments.  Subject to the limitations set forth in Paragraph 6.3(d) below and the conditions set forth in Paragraph 6.3(e), Scheme Shareholders shall be entitled to Deferred Consideration in an amount equal to one hundred percent (100%) of the Milestone Payments (if any) actually received by Astex, SuperGen or any other member of the Combined Group in the relevant Payment Period; provided, however, that after an amount of Deferred Consideration equal to £5 million has been paid out by SuperGen (whether in cash or by the issuance of New SuperGen Shares), the amount thereafter payable with respect to each U.K. Sterling or U.S. Dollar of subsequent Milestone Payments (whether in the same or subsequent Payment Periods) shall be reduced to an amount equal to fifty percent (50%) of such Milestone Payments; and provided, further, that any funds that have been, prior to the Closing, (i) actually paid out as dividends or otherwise distributed to Astex Shareholders (in their respective capacities as such), (ii) actually expended by Astex between the execution date of the Implementation Agreement and the Closing in violation of the negative covenants set forth in clause 5.1(a) through clause 5.1(t) of the Implementation Agreement or (iii) actually expended by Astex between January 1, 2011 and the date of the execution of the Implementation Agreement if such payments would have been in violation of the negative covenants set forth in clause 5.1(a) through clause 5.1(t) of the Implementation Agreement had such expenditures occurred between the execution date of the Implementation Agreement and the Closing, shall result in a dollar-for-dollar (or Pound-for-Pound, as the case may be) reduction of the Maximum Deferred Consideration. For the purposes of this Paragraph 6.3(a) only, Milestone Payments shall be converted from U.K. Sterling into U.S. Dollars using the Exchange Rate on the last Business Day immediately prior to the date of this Agreement.

(b)                                 18-Month True Up.  Notwithstanding anything in this Agreement to the contrary, in no event shall the amount of Deferred Consideration paid by the Purchaser with respect to the third Payment Period be less than an amount equal to X minus Y, where X is equal to $15 million (less any reductions to the Maximum Deferred Consideration as described above), and Y is the aggregate amount of the Deferred Consideration paid by SuperGen with respect to the first two Payment Periods.

(c)                                  30-Month True-Up.  Notwithstanding anything in this Agreement to the contrary, in no event shall the amount of Deferred Consideration paid by the Purchaser with respect to the fifth Payment Period be less than an amount equal to X minus Y, where X is equal to $30 million (less any reductions to the Maximum Deferred Consideration as described above), and Y is the aggregate amount of the Deferred Consideration paid by SuperGen with respect to the first four Payment Periods (including any amounts actually paid pursuant to Paragraph 6.3(b) above).

(d)                                 Limitations.  Scheme Shareholders shall not be entitled to receive more than a maximum aggregate of $30 million by way of Deferred Consideration (the “Maximum Deferred Consideration”) (it being understood and agreed that each payment of Deferred Consideration shall count towards and reduce the balance of the Maximum Deferred Consideration only at the value at which such payment was calculated at the time it was made; and no subsequent increase or decrease in the value of SuperGen Shares issued in a prior Payment Period shall increase or decrease the balance of the amount of Maximum Deferred Consideration still owed by SuperGen).  By way of example and for the avoidance of doubt, in the event SuperGen owes $4,000,000 on the first Payment Period and pays the Milestone Payment for the first Payment Period in the form of $2,000,000 in cash and 1,000,000 SuperGen Shares (with the closing price per share of SuperGen common stock being $2.00 on the last Trading Day of the first Payment Period), then SuperGen will still owe

$26,000,000 in subsequent Payment Periods regardless of whether or not the 1,000,000 SuperGen Shares issued in the first Payment Period go up or down in value over time as a result of increases or decreases in the trading price of SuperGen common stock.  Additionally, a portion of the Deferred Consideration otherwise payable to applicable Scheme Shareholders in respect of Deferred Consideration payments will be deducted on a pro rata basis from each applicable Scheme Shareholder’s share of the Deferred Consideration and paid to the Sellers’ Representative for the Sellers’ Representative Expense Reimbursement Amount in accordance with Paragraph 6.3(g).

(e)                                  Payment.  On each Payment Date following the end of each Payment Period, SuperGen shall cause the Paying Agent to distribute cash and, if applicable, a gross number of SuperGen Shares equal to the aggregate Deferred Consideration then due to the relevant Scheme Shareholders and the Sellers’ Representative in accordance with the Payment Schedule, in aggregate amounts as determined pursuant to Paragraphs 6.3(a)-(d).  Payment to each Scheme Shareholder eligible to receive a portion of the Deferred Consideration is contingent upon the Paying Agent’s receipt of a properly completed and executed original Form W-9 for U.S. residents or Form W-8 BEN for non-U.S. residents (it being understood that the name on each such tax form must exactly match the name set forth on Payment Schedule).  Each Scheme Shareholder eligible to receive a portion of the Deferred Consideration and the Sellers’ Representative will receive his/her/its New SuperGen Shares in book-entry form and his/her/its portion of the cash payment in the form of a check payable to such Scheme Shareholder.

All distributions to Scheme Shareholders and the Sellers’ Representative shall be based upon the allocations and formulae set forth in the Payment Schedule.  Provided that SuperGen causes the Paying Agent to make distributions of the Deferred Consideration in conformity with the Payment Schedule, neither SuperGen nor Astex shall have any responsibility for any errors in distributions caused by either the allocations or formulae set forth in the Payment Schedule.

Any portion of Deferred Consideration that would have been paid to holders of Preferred C Shares arising from the exercise of Warrants had they been exercised prior to the Closing Date shall be withheld from the Deferred Consideration and retained for distribution to holders of Warrants in the event that such Warrants are exercised after the Closing Date.  Any portion of such retained Deferred Consideration associated with Warrants that expire without exercise shall be deemed forever forfeited to SuperGen.

(f)                                    SuperGen Election on Form of Payment.  Deferred Consideration shall be paid by SuperGen in the form of either cash or the issuance of New SuperGen Shares (or a combination of cash and New SuperGen Shares), such allocation to be made with respect to each Payment Period in the sole and exclusive discretion, using reasonable business judgment, of the audit committee of SuperGen from time to time, with the number of New SuperGen Shares issuable with respect to a particular Payment Period computed by dividing (i) the then due but unpaid Deferred Consideration that SuperGen’s audit committee from time to time has elected to pay in the form of New SuperGen Shares by (ii) the closing price of a share of SuperGen common stock on the last Trading Day of the applicable Payment Period. The audit committee shall make its determination regarding the allocation between cash and New SuperGen Shares with respect to a particular Payment Period by no later than the last day of such Payment Period (it being understood and agreed that, if the audit committee does not make such determination prior to the last day of such Payment Period, then all Deferred Consideration payable with respect to such Payment Period shall be paid in cash).  Notwithstanding anything to the contrary herein, in no event shall SuperGen issue or be required to issue New SuperGen Shares in excess of the Share Cap (it being understood and agreed that if SuperGen has issued New SuperGen Shares equal to the Share Cap, the balance of any Deferred Consideration shall be paid in cash).  Fractions of New SuperGen Shares that would otherwise be issued as part of the Deferred

Consideration will not be allotted or issued and fractional entitlements will be rounded down to the nearest whole number of New SuperGen Shares.  Each Astex Shareholder who would otherwise have been entitled to receive a fractional entitlement shall receive, in lieu, an amount converted into U.K. Sterling at the Exchange Rate on the Business Day immediately prior to the date of this Agreement equal to such fractional entitlement at the closing price per share of one share of SuperGen common stock on the last Trading Day immediately prior to the applicable Payment Date.

(g)                                 Sellers’ Representative Expense Reimbursement Amount.  In accordance with the Payment Schedule, SuperGen shall cause the Paying Agent to pay out of the first amounts of Deferred Consideration otherwise payable to Scheme Shareholders an amount in cash equal to One Hundred Thousand U.S. Dollars ($100,000) (the “Sellers’ Representative Expense Reimbursement Amount”) to the Sellers’ Representative to be held by the Sellers’ Representative in trust for the benefit of the Scheme Shareholders, to be used by the Sellers’ Representative solely for the payment of out-of-pocket expenses incurred by the Sellers’ Representative in connection with the performance of the Sellers’ Representative’s duties and obligations hereunder.  The Sellers’ Representative Expense Reimbursement Amount shall be deducted on a pro rata basis from each applicable Scheme Shareholder’s portion of the Deferred Consideration otherwise payable.  No later than ten (10) Business Days following the last Payment Date in Paragraph 6, the Seller’s Representative shall distribute the balance of any funds held by it in respect of the Sellers’ Representative Expense Reimbursement Amount to the applicable Scheme Shareholders on a pro rata basis consistent with the original deductions of such amounts from the applicable Scheme Shareholders.

6.4                                                 Sellers’ Representative

(a)                                  The first Sellers’ Representative shall be Abingworth Management Limited.

(b)                                 The Scheme Shareholders will each indemnify and hold Abingworth Management Limited and its directors, officers, agents and employees (“Abingworth”) harmless against any losses, claims, damages or liabilities to any person arising out of or in connection with Abingworth’s role as Sellers’ Representative (including without limitation any legal or accounting fees and expenses), except to the extent that any such loss, claim, damage or liability results from Abingworth’s gross negligence or bad faith.

(c)                                  The Scheme Shareholders shall be entitled to replace Abingworth or any other Person being Sellers’ Representative from time to time and appoint another Person in their place upon not less than 10 calendar days’ written notice to the Sellers’ Representative and to SuperGen, signed by Scheme Shareholders who held 75% or more of the Scheme Shares at the Closing Date.  Any Person appointed as replacement Sellers’ Representative shall as a condition to appointment have confirmed in writing to SuperGen that he, she or it has agreed to act in that capacity and that he, she or it is not entitled to any compensation from SuperGen.

(d)                                 The provisions of Paragraph 6.4(b) shall apply equally to any Person appointed as replacement Sellers’ Representative.

6.5                                 Any notice or communication given or received by, and any decision, action, failure to act, agreement, consent, settlement, resolution or instruction of, the Sellers’ Representative shall constitute a notice or communication to or by, or a decision, action, failure to act, agreement, consent, settlement, resolution or instruction of all Scheme Shareholders and shall be final, binding and conclusive upon each such Scheme Shareholder and SuperGen shall be entitled to rely upon all such actions or inactions of the Sellers’ Representative as the actions or inactions of the Scheme Shareholders.

7.                                      Allocation of Consideration

7.1                                                 Solely for the purpose of the Company’s determination of the operation of the Articles in relation to the Acquisition (which is deemed by the Company to be a “Sale” for the purposes of the Articles), and specifically for the Company’s determination of the allocations of Consideration to Scheme Shareholders pursuant to the Scheme, any part of the Consideration payable in:

(a)                                  cash shall be deemed to have been converted from U.S. Dollars into U.K. Sterling using the 30-day moving average Exchange Rate for the period immediately prior to the date of the Implementation Agreement; and

(b)                                 New SuperGen Shares shall be deemed to have been valued based on the 30-day moving average stock price for Existing SuperGen Shares for the period immediately prior to the date of the Implementation Agreement, such value then being converted into U.K. Sterling in accordance with Paragraph 7.1(a)(i),

in each such case, as determined by the Company in its absolute discretion.  Notwithstanding the foregoing, for the purposes of Article 2(b)(ii) of the Articles, the Company’s allocation of Consideration shall be applied to satisfy the entitlements under subparagraphs (A) through (D) in order of priority and no Scheme Shareholder shall be entitled to any part of the Consideration unless and until each of the entitlements having priority under that Article has been satisfied in full.  If any instalment of Consideration comprises cash and New SuperGen Shares, such cash and shares shall be allocated by the Company to Scheme Shareholders in the same proportions that the two elements bear to one another when paid (as cash) or instructed for issuance (as shares) to the Paying Agent by SuperGen, and, for the avoidance of doubt, shall not be applied in any way which requires either to be applied first before the application of the other in satisfaction of the entitlements of Scheme Shareholders to the Consideration under the Articles.

7.2                                                 The Consideration shall be allocated among Scheme Shareholders in accordance with their entitlements under the Articles as modified by this Paragraph 7, and it shall be the sole responsibility of the Sellers’ Representative to ensure that the Payment Schedule reflects the allocation principles set out in this Paragraph 7  as well as the pro rata deduction for the Sellers’ Representative Expense Reimbursement Amount.

7.3                                                 For the avoidance of doubt, nothing in this Paragraph 7 shall have the effect of increasing or decreasing any amounts payable or issuable by SuperGen pursuant to Paragraphs 3.2 and 6.3 (which specify the maximum amount of consideration payable by SuperGen). SuperGen shall have no liability or responsibility whatsoever for the allocation of the Consideration to Scheme Shareholders provided it has fulfilled its obligations pursuant to Paragraphs 3.2 and 6.3 and no Scheme Shareholder shall have any claim against SuperGen on any basis whatsoever arising as a result of the application of this Paragraph 7.

7.4                                                 In circumstances where Paragraph 3.4 applies as a result of replacement shares or securities being issued as a consequence of any merger, consolidation, combination, share exchange or similar transaction involving SuperGen, then the Sellers’ Representative shall have sole discretion as to how such replacement shares or securities are valued  for the purposes of determining the operation of the Articles in relation to the Acquisition and specifically in determining the allocations of Consideration to Scheme Shareholders pursuant to the Scheme.

8.                                      Post-Signing Permitted Bonuses

Following the Closing Date, SuperGen shall cause the Company to pay the SIP Participants the Permitted Bonuses no later than two Business Days prior to the date on which SIP Participants are obliged to remit any tax payments arising from the cancellation of the Ordinary Shares currently held subject to the terms of the SIP.

Part B: Conditions of the Acquisition

The Acquisition is conditional upon the Scheme becoming unconditional and becoming effective by not later than August 31, 2011, or such later date (if any) as Astex and SuperGen may agree and (if required) the Court may allow.

1.                                      Conditions to the Scheme:

1.1                                 The Scheme is conditional upon:

(a)                                  the approval of the Scheme by a majority in number of each class of Scheme Shareholders, who are on the register of members of Astex at the Voting Record Time, present and voting either in person or by proxy, at the Court Meetings (or at any adjournment of such meetings) representing seventy-five percent (75%) or more in value of the Scheme Shares of that class voted by those Scheme Shareholders;

(b)                                 the resolution(s) required to implement the Scheme and set out in the notice of the Astex General Meeting being duly passed by the requisite majority at the Astex General Meeting (or at any adjournment of such meeting); and

(c)                                  the sanction (with or without modification, any such modification being on terms reasonably acceptable to Astex and SuperGen) of the Scheme and the confirmation of the Reduction of Capital by the Court being obtained and office copies of the Court Orders being delivered to the Registrar of Companies.

1.2                                 In addition, the Acquisition is conditional upon the following matters, and accordingly the necessary actions to make the Scheme effective will not be taken unless such Conditions have been satisfied (where capable of satisfaction), or waived, prior to the Scheme being sanctioned by the Court in accordance with Paragraph 1 above:

(a)                                  the passing at the SuperGen Special Stockholders Meeting (or any adjournment thereof) of the SuperGen Proposal; and

(b)                                 the Implementation Agreement not having terminated or having been terminated in accordance with its terms prior to the Scheme Court Hearing; and

(c)                                  the conditions in Section 6 of the Implementation Agreement having been satisfied or waived by the applicable party prior to the Scheme Court Hearing.

DEFINED TERMS

$ or U.S. Dollars	the lawful currency of the United States of America;

£ or U.K. Sterling	the lawful currency of the United Kingdom;

Acquisition

the proposed recommended acquisition by SuperGen of the entire issued and to be issued share capital of Astex which is to be effected by means of the Scheme subject to the Conditions set out in this document and any subsequent revision, variation, extension or renewal thereof;

Act	the Companies Act 2006 (as amended);

Articles	the articles of association of Astex;

Astex or the Company	Astex Therapeutics Limited registered in England and Wales (registered number 03751674);

Astex General Meeting

the extraordinary general meeting of Astex Shareholders convened in connection with the Scheme including any adjournment thereof, notice of which is to be set out in an appendix to the Scheme Circular;

Astex Resolution

the resolution(s) to be proposed at the Astex General Meeting for the purposes of approving the Reduction and adopting new Articles and such other matters as may be agreed between Astex and SuperGen as necessary or desirable for the purposes of implementing the Scheme and/or the Acquisition;

Astex Shareholders	holders of Astex Shares;

Astex Shares	the Ordinary Shares, A Ordinary Shares, Preferred A Shares, Preferred B Shares and Preferred C Shares;

A Ordinary Shares	the A ordinary shares of 0.1 pence each in the capital of the Company;

Business Day

a day (excluding Saturdays and Sundays and public holidays in England and Wales or the United States) on which banks generally are open for business in London and New York for the transaction of normal banking business;

Closing	the date that is the later of (A) the date Astex files the Court Orders with the Registrar or (B) such other date as the parties mutually agree following the satisfaction or waiver of all Conditions;

Closing Date	the date on which the Closing occurs;

Combined Group	Astex, SuperGen and any member of SuperGen’s Group from time to time;

Conditions	the conditions to the implementation of the Acquisition (including the Scheme), which are set out in Part B of this document;

Consideration	the Initial Consideration and the Deferred Consideration;

Court	the High Court of Justice in England and Wales;

Court Meetings

the separate meetings (including any adjournment thereof) of holders of the Ordinary Shares, the A Ordinary Shares, the Preferred A Shares, the Preferred B Shares and the Preferred C Shares convened pursuant to an order of the Court under Section 896 of the 2006 Act for the purposes of considering and, if thought fit, approving the Scheme (with or without amendment);

Court Orders	the orders of the Court sanctioning the Scheme under Section 899 of the Act and confirming the associated Reduction;

Deferred Consideration	the sum of $30 million payable pursuant to Paragraph 6 of Part A;

Exchange Rate

with respect to a particular Business Day, the spot rate of exchange for the purchase of U.K. Sterling in exchange for U.S. Dollars shown in the London edition of the Financial Times on such Business Day (save in the case of manifest error) or if no such rate is published on any day the last such published rate, or if foreign exchange rates cease to be published by the Financial Times the spot rate of exchange for U.K. Sterling on such Business Day as determined from such publicly available source as SuperGen may reasonably select;

Existing SuperGen Shares	the SuperGen Shares outstanding prior to the Closing;

Group

in relation to any body corporate, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such body corporate or any subsidiary undertakings as defined in Section 1162 of the Act;

Initial Consideration	the Initial Cash Amount and the Initial Share Amount payable pursuant to Paragraph 3 of Part A and as set forth on Schedule 1 of the Payment Schedule;

Implementation Agreement	the implementation agreement between SuperGen and Astex dated April 6, 2011;

Lock-Up Agreements	the Purchaser Lock-Up Agreement and the Seller Lock-Up Agreement;

NASDAQ	the Nasdaq Stock Market;

New SuperGen Shares	the SuperGen Shares issued to Scheme Shareholders pursuant to the Scheme as either a portion of the Initial Consideration or Deferred Consideration;

Ordinary Shares	the ordinary shares of 0.1 pence each in the capital of the Company;

Paying Agent	BNY Mellon Shareholder Services;

Payment Schedule	the consideration allocation schedule to be delivered by Astex to SuperGen pursuant to Section 6.3(e) of the Implementation Agreement;

Permitted Bonuses

the cash bonuses that are payable to employees of the Company participating in the Company’s Share Incentive Plan (“SIP Participants”) to cover the tax liability (grossed up for the tax liability payable with respect to the bonus payment) of the SIP Participants that results from the cancellation of the Ordinary Shares currently held subject to the terms of the Share Incentive Plan (“SIP”) following the Closing Date in consideration of the receipt by the SIP of its allocation of Consideration under the Scheme;

Preferred A Shares	the non-cumulative convertible preferred ordinary shares (Series A) of 0.1 pence each in the capital of the Company;

Preferred B Shares	the non-cumulative convertible preferred ordinary shares (Series B) of 0.1 pence each in the capital of the Company;

Preferred C Shares	the non-cumulative convertible preferred ordinary shares (Series C) of 0.1 pence each in the capital of the Company;

Purchaser Lock-Up Agreement	the lock-up agreement in the form contained in Part 1 of Schedule 9 to the Implementation Agreement;

Purchaser Restricted Shareholders	the holders of the Preferred A Shares, Preferred B Shares and Preferred C Shares;

Reduction	the proposed reduction of the entire issued capital of Astex under Section 641 of the Act associated with the Scheme;

Reduction Court Hearing	the Court Hearings at which the Reduction Court Order will be sought;

Reduction Court Order	the order of the Court sanctioning the Reduction under Section 648 of the Act;

Reduction Record Time	6.00 p.m. (UK time) on the Business Day immediately prior to the date of the Reduction Court Hearing;

Registrar of Companies	the Registrar of Companies for England and Wales;

Restricted Shareholders	means, in relation to the Purchaser Lock-Up Agreement the Purchaser Restricted Shareholders and, in relation to the Seller Lock-Up Agreement, the Seller Restricted Shareholders;

Scheme

the scheme of arrangement under part 26 of the Act to be proposed by Astex to its shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by Astex and SuperGen;

Scheme Court Hearing	the Court Hearing at which the Scheme Court Order will be sought;

Scheme Court Order	the order of the Court sanctioning the Scheme under Section 899 of the Act;

Scheme Record Time	6.00 p.m. (UK time) on the Business Day immediately prior to the date of the Scheme Court Hearing;

Scheme Shareholders	holders of Scheme Shares;

Scheme Shares	the Astex Shares:

(i) in issue at the date of this document;

(ii) issued after the date of this document and on or before the Voting Record Time in respect of the Court Meetings; and

(iii)      issued after the Voting Record Time in respect of the Court Meetings but on or before the Reduction Record Time either on terms that the original or subsequent holders thereof shall be bound by the Scheme or in respect of which the holder thereof shall have agreed in writing to be bound by the Scheme;

Seller Lock-Up Agreement	the lock-up agreement in the form contained in Part 2 of Schedule 9 to the Implementation Agreement and the exhibit thereto;

Seller Restricted Shareholders	the Persons referred to in the exhibit to the Seller Lock-Up Agreement;

SuperGen	SuperGen Inc., a Delaware corporation with registered office at 4140 Dublin Blvd, Suite 200, Dublin CA 94568, United States of America;

SuperGen Directors	the members of the board of directors of SuperGen;

SuperGen Proposal

the proposals to be submitted to the stockholders of SuperGen for approval at the SuperGen Special Stockholders Meeting for the purposes of, inter alia, approving the issuance of the New SuperGen Shares to be issued hereunder, including any that may be issued as Deferred Consideration;

SuperGen Shares	shares of common stock of $0.001 par value each in the capital of SuperGen (including, if the context so requires, the New SuperGen Shares);

SuperGen Special Stockholders Meeting	a special meeting of the stockholders of SuperGen to be convened to approve the issuance of New SuperGen Shares as part of the Acquisition, including any adjournment thereof;

Trading Day

a day (excluding Saturdays and Sundays or public holidays in the United States) on which (i) NASDAQ is open for business for the transaction of trading in listed securities; and (ii) SuperGen Shares are capable of being traded on NASDAQ;

Voting Record Time

6.00 p.m. (UK time) on the day which is two days before the date of the Court Meetings and the Astex General Meeting or, if the Court Meetings or Astex General Meeting are adjourned, 6.00 p.m. on the day which is two Business Days before the date of such adjourned meeting(s); and

Warrants

warrants over 42,790 Preferred C Shares issued to GE Leveraged Loans Limited pursuant to a warrant instrument of Astex dated 27 October 2007 and warrants over 42,790 Preferred C Shares issued to Oxford Finance Corporation pursuant to a warrant instrument of Astex dated 27 October 2007.

EXHIBIT A

ASTEX PARTNERED PROJECTS

1.     AstraZeneca AB — Research Collaboration & License Agreement (BACE) (21 February 2003) & Amendments

2.     Institute of Cancer Research, Cancer Research Technology Limited, The Wellcome Trust Limited — Research Collaboration & Intellectual Property Management Agreement (BRAF) (16 February 2004) & Amendments

3.     AstraZeneca — Collaboration & License Agreement (PKB) (8 July 2005) & Amendments

4.     Novartis International Pharmaceutical Ltd — Collaboration & Licence Agreement (CDK) (2 December 2005) & Amendments

5.     Janssen Pharmaceutical NV — Collaboration & Licence Agreement (FGFR & other targets) (6 June 2008) & Amendments

6.     The Wellcome Trust Limited — Deed of Subscription, Deed of Adherence & Collaboration Agreement (Seeding Drug Discovery - HCV protease inhibitors) (4 February 2009) & Amendments

7.     Multiple Myeloma Research Foundation — Research Agreement (AT7519 Phase II) (24 February 2009)

8.     GlaxoSmithKline LLC & Glaxo Group Limited — Research & Development Collaboration & License Agreement (Multiple targets) (12 November 2009)

SCHEDULE 3

Transaction Timetable

Date	Action/Event

Within 15 Business Days after execution	File preliminary proxy statement with SEC

19 May 2011	Issue Part 8 claim form to Court

26 May 2011	Hearing of Part 8 claim form

31 May 2011	Post Scheme Document and Options Communications

Following SEC clearance	Mail Definitive Proxy Statement to Purchaser stockholders

12 noon on 21 June 2011	Latest time for lodging forms of proxy for Court Meetings

12 noon on 21 June 2011	Latest time for lodging forms of proxy for General Meeting

6:00 pm on 22 June 2011	Voting Record Time

12 noon on 23 June 2011	Court Meeting for Ordinary Shareholders

12:30 pm on 23 June 2011	Court Meeting for A Ordinary Shareholders

1:00 pm on 23 June 2011	Court Meeting for Preferred A Shareholders

1:30 pm on 23 June 2011	Court Meeting for Preferred B Shareholders

2:00 pm on 23 June 2011	Court Meeting for Preferred C Shareholders

2:30 pm on 23 June 2011	General Meeting

24 June 2011	Purchaser Stockholder Meeting

24 June 2011	• Report of Meetings to the Court

• Present petition to Court and issue application for directions for Reduction (together with draft order)

• Sign and file witness statement in support of petition

• File special resolutions passed at General Meeting

1 July 2011	Court hearing of application for directions held

3 July 2011	Advertisement notifying public of Court Hearing for Scheme appears in designated newspaper

Date	Action/Event

6:00 pm on 18 July 2011	Scheme Record Time

19 July 2011	• Hearing of petition in respect of Scheme and Reduction held.

• Orders confirming Scheme and Reduction sealed by the Court.

19 July 2011	File Scheme order and Reduction order with Registrar —Scheme Effective Date.

20 July 2011	Last date for payment/issuance of Initial Consideration by Purchaser to the Paying Agent.

SCHEDULE 4

Part 1

Company Irrevocable Voting Undertakings

DATED	2011

ASTEX THERAPEUTICS LIMITED

IRREVOCABLE UNDERTAKING

IRREVOCABLE UNDERTAKING

To:          SuperGen, Inc

4140 Dublin Blvd

Suite 200

Dublin

CA 94568

USA

and:        Astex Therapeutics Limited

2011

Dear Sirs

Acquisition by SuperGen, Inc. (“SuperGen”) of Astex Therapeutics Limited (“Astex” or the “Company”)

1.             Undertakings

1.1           In consideration of SuperGen agreeing to acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) by way of a scheme of arrangement under section 895 of the Companies Act 2006 (the “Scheme”), on the terms and subject to the conditions of a scheme circular (the “Scheme Circular”) to be produced in connection with the Acquisition containing terms and conditions set out at Appendix 2 of the Implementation Agreement dated as of                                    2011 between SuperGen and the Company (the “Implementation Agreement”, with capitalized terms not otherwise defined herein having the meanings given to such terms in the Implementation Agreement), I, the undersigned, hereby irrevocably and unconditionally (save as specified below) undertake, represent and warrant to and confirm and agree with SuperGen, with effect from the date of this undertaking, that:

(a)                                  I am the beneficial owner (and unless otherwise specified in the schedule to this undertaking am also the registered holder and to the extent that I am not the registered holder I will (so far as I am able) procure compliance by such registered holder(s) with the terms of this undertaking), of the number of shares in the capital of the Company (the “Shares”) specified in paragraph 1 of the schedule to this undertaking (the “Committed Shares”) (which expression shall include any other Shares acquired or purchased by the undersigned after the date of this undertaking or any other shares or interests attributable to or derived from such Committed Shares);

(b)                                 I shall exercise, or (so far as I am able in relation to shares of which I am the beneficial owner but not the registered owner (“Beneficial Owned Shares”)) procure the exercise of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions to approve the Scheme, and any related matters proposed at any general or class meeting (the “General Meeting”) and the Court convened meetings (the “Court Meetings”) of the Company to be convened and held in connection with the Scheme, or at any adjournment of any such meeting;

(c)                                  I shall execute, or (so far as I am able in relation to Beneficial Owned Shares) procure the execution of, any forms of proxy in respect of the Committed Shares required by SuperGen appointing any person nominated by SuperGen to attend and vote at any General Meeting or Court Meeting in respect of the resolutions to approve the Scheme, and any related matters, and shall ensure that any such executed forms of proxy are received by Astex not later than 3.00 p.m. on the fifth business day (being any day which is not a Saturday, Sunday, a bank holiday or a public holiday in England and Wales (a “Business Day”)) after receipt by me of the formal document setting out the terms and conditions of the Scheme (the “Scheme Document”);

(d)                                 I shall not revoke, or procure the revocation of, the terms of any proxy submitted in accordance with sub-paragraph 1.1(c), other than by attendance at any General Meeting or Court Meeting where I vote in favour of the Scheme in accordance with this undertaking;

(e)                                  I have been granted share options under the share schemes (the “Share Schemes”) over the number of shares as specified in paragraph 2 of the schedule to this undertaking (the “Options”) and confirm that the Options are still subsisting as of the date of this undertaking and that I am beneficially entitled to the Options and, in respect of those Options, I undertake that following the making of the proposals to the holders of options under the Share Schemes as are set out in the Implementation Agreement, in respect of such of the Options which become exercisable in accordance with the rules of the Share Schemes as a result of the Acquisition, I shall either:

(i)            accept such proposals made in respect of such Options; or

(ii)           exercise in full the relevant Option; and

(iii)          vote in favour of all resolutions to approve the Scheme in accordance with paragraph 1.1(c) above in respect of all of the Shares that I receive where the exercise price per Share of such Option is less than the offer price per Share under the terms of the Acquisition.

1.2           In the event I do acquire or purchase any Shares after the execution of this undertaking, such Shares shall be deemed to be included in the definition of “Committed Shares”.

2.             Non-dealing / covenants

Unless and until the Scheme lapses or is withdrawn, or the Implementation Agreement is otherwise terminated, I will not and I will (so far as I am able in relation to Beneficial Owned Shares) procure that any registered holder of the Committed Shares will not, directly or indirectly:

(a)                                  except pursuant to the Acquisition, sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering or granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein; provided, however, that this clause (a) shall not prohibit a sale or transfer of Committed Shares by the undersigned (a) to any member of the undersigned’s immediate family, or to a trust for the benefit of the undersigned or any member of the undersigned’s immediate family, or (b) upon the death of the undersigned; provided, however, that a sale or transfer referred to in this sentence shall be permitted only if, as a precondition to such sale or transfer, the transferee agrees in writing, satisfactory in form and substance to SuperGen, to be bound by all of the terms of this undertaking; nor

(b)                                 without limiting the proviso to clause (a) above, accept, encourage or agree to accept any other offer (whether made or yet to be made at the date of such agreement) in respect of all or any of the Committed Shares or any other shares in the capital of the Company whether conditional or unconditional (by whatever means the same is to be implemented); nor

(c)                                  vote in favour of any of the following to the extent that Astex is prohibited from taking any such action by the Implementation Agreement:

(i)                                     any resolution to approve any scheme of arrangement in relation to Astex which is proposed in competition with the Acquisition;

(ii)                                  any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Astex;

(iii)                               any reorganization, recapitalization, dissolution or liquidation of Astex;

(iv)                              save as may be required in connection with the Scheme any amendment to the Astex articles of association;

(v)                                 save as may be required in connection with the Scheme any material change in the capitalization of Astex or in Astex’s corporate structure; or

(vi)                              any other action which is intended, or would reasonably be expected to impede, interfere with, materially delay or adversely affect the Acquisition or any of the other transactions contemplated by the Implementation Agreement; nor

(d)                                 without the written consent of SuperGen, purchase or otherwise acquire (other than by exercise of existing Options) directly or indirectly any shares or other securities in the Company or any interest therein; nor

(e)                                  convene any meeting of the members of the Company in any capacity as a shareholder, nor exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which I know would be likely to frustrate the Acquisition or prevent the Scheme becoming effective; nor

(f)                                    (other than pursuant to the Acquisition) enter into any agreement, arrangement or obligation or permit any agreement, arrangement or obligation to be entered into in relation to the Committed Shares with any person whether conditional or unconditional to do all or any of the acts referred to in this paragraph 2; nor

(g)                                 During the pre-closing period, take any action that the Company is prohibited from taking pursuant to section 4.23 of the Implementation Agreement;

provided, however, that notwithstanding anything to the contrary contained in this undertaking, nothing in this undertaking limits or affects, or gives rise to any liability or obligation of the undersigned by virtue of, any actions taken by the undersigned in his or her capacity as an officer or director of the Company, as applicable, in proper discharge of my fiduciary duties as a director of the Company or in respect of obligations that would otherwise be imposed by this undertaking that are inconsistent with the proper discharge of my fiduciary duties as a director of the Company, in each case including any actions taken in connection with the exercise of the rights of the Company or its board of directors (or any committee thereof) under the Implementation Agreement.

3.             Confirmations

I hereby irrevocably and unconditionally undertake, represent and warrant to and confirm and agree with SuperGen that:

(a)                                  the details of all my interests in the Company and SuperGen at the date hereof contained in the schedule to this undertaking are true and accurate and that my interests are correctly described and the registered holder(s) of the Shares to which they relate as set out in the schedule are true and accurate in all respects;

(b)                                 the execution and delivery of this undertaking by me will not and the performance by me of the obligations under this undertaking will not: (i) conflict with or violate any legal requirement or order applicable to me or by which I or any of my properties are or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, any contract to which I am a party or by which I or any of my properties is or may be bound or affected, other than any such breach, default, termination, amendment, acceleration or cancellation that would not, individually or in the aggregate, have an adverse effect on my ability to comply with the terms of or to fulfill my obligations under, this undertaking; or (iii) result (with or without notice or lapse of time) in the creation of any encumbrance on any of the Committed Shares pursuant to any contract to which I am is a party or by which I or any of my properties is or may be bound or affected;

(c)                                  I will within one Business Day notify SuperGen in writing if for any reason the details contained in the schedule to this undertaking cease to be true and complete;

(d)                                 I have full individual, corporate or other entity power and authority to enter into this undertaking and to perform all my obligations hereunder in accordance with their terms and this undertaking has been duly executed and delivery by me and constitutes my legal, valid and binding obligations, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.             Director’s undertaking

4.1           Subject to paragraph 4.2 below (and save where (i) I am required not to do so by virtue of my fiduciary duties as a director (having regard to written legal advice) or (ii) the Implementation Agreement terminates or is terminated), as a director of the Company, I further hereby irrevocably and unconditionally (save as specified below) undertake, represent and warrant to SuperGen and agree with SuperGen that:

(a)                                  I will recommend to all the shareholders of the Company that: they should vote in favour of all resolutions to approve the Scheme;

(b)                                 I will join in the making of a recommendation to be contained in the Scheme Circular recommending them to vote in favour of all resolutions to approve the Scheme;

(c)                                  so far as it is within my power, I will, upon the Scheme becoming effective in all respects and so far as is not inconsistent with English law, join the other members of the board of the Company in appointing any persons nominated by SuperGen to the board of the Company and its subsidiaries and transfer to or procure the transfer to and procure the registration of SuperGen or its nominee(s) as the holder of any shares in the subsidiaries of the Company of which I am or any nominee of the Company or another subsidiary of the Company is the holder;

(d)                                 upon the Scheme becoming effective and so far as is not inconsistent with English law, I will procure, so far as I am reasonably able, and at the expense of SuperGen, the registration of  SuperGen or its nominee(s) as the holder(s) of the Committed Shares and all other shares the subject of the Scheme;

4.2           Each of the undertakings set out in this paragraph 4 shall be subject always to any relevant law or regulation and my fiduciary duties and statutory duties and obligations as a director of the Company and nothing that I may do by reason of my fiduciary duties and statutory duties and obligations to the Company or pursuant to any relevant law or regulation shall constitute a breach of this paragraph 4.

4.3           So far as I am aware the proposed conditions of the Scheme can currently be satisfied and I am not aware of any circumstances that currently exist whereby such conditions would become incapable of being satisfied before the Scheme becomes effective and I undertake to notify SuperGen promptly if I become aware of any such circumstances during such time provided that I accept no legal liability to SuperGen if any such condition is not satisfied.

4.4           If requested by SuperGen I further undertake to deliver a letter to the Company on closing of the Acquisition or at such other time as requested in writing by SuperGen following closing of the Acquisition pursuant to which I shall:

(a)                                  resign as a director of the Company with effect from the close of the meeting of the directors of the Company at which the letter is presented;

(b)                                 confirm and agree that I have no claim or right of action of any kind outstanding against the Company (whether arising in contract, in tort, by statute or otherwise) in respect of compensation for loss of office; and

(c)                                  to the extent that any such claim exists or may exist, irrevocably waive such claim and release the Company, its officers and employees from any liability in respect thereof.

5.             Duration

The undertakings set out herein and the appointment set out in paragraph 7 below shall terminate on the earliest of (a) the closing of the Acquisition, (b) the date (if any) on which the Scheme lapses or is withdrawn and (c) the date (if any) on which the Implementation Agreement terminates or is terminated, and upon and following any such termination, this undertaking shall be deemed void and have no further force or effect save in relation to those rights which shall have accrued following any breaches of the undertakings set out herein which occurred prior to such date.

6.             General

6.1           In this undertaking, references to the “Scheme” mean any scheme of arrangement in relation to Astex under section 895 of the Companies Act 2006 (including any new, renewed or revised scheme of arrangement) for the acquisition by SuperGen of all the issued share capital of Astex other than that already owned by SuperGen provided that the terms of such Scheme are in the good faith opinion of the Company no less favourable overall including from a financial point of view to the holders of Shares  than the terms and conditions of the Scheme as set out in the Implementation Agreement. References to the Scheme lapsing or being withdrawn shall, for the avoidance of doubt, include, without limitation, circumstances where the resolutions required to implement the Scheme are not passed at the relevant Court Meetings and General Meetings (or at any adjournments thereof), such meetings are adjourned indefinitely and/or the Court does not sanction the Scheme (or any associated reduction of capital).

6.2           I understand that the information provided to me in relation to the Scheme is given in confidence and must be kept confidential and not disclosed to any third party (other than a professional adviser) until the Press Announcement is released or the information has otherwise become generally available, save that disclosure may be made (i)  to  the extent required by law or any other legal or regulatory requirement or (ii) where the relevant information was in my knowledge or possession prior it being disclosed to me by either Astex or SuperGen in connection with the Scheme or (iii) was developed independently and without reference to the confidential information of Astex or SuperGen as evidenced with contemporaneous written records or (iv) was public knowledge  or has become public knowledge other than through fault on my part or (v) was properly provided to me by an independent third party who has no obligation of secrecy to Astex or SuperGen.

6.3           I recognise and acknowledge that if I should fail to comply with my obligations and undertakings hereunder, money damages may not be an adequate remedy and I further agree that, in the event of any breach or threatened breach by me of any covenant or obligation contained in this undertaking, SuperGen shall be entitled (in addition to any other remedy that may be available to it) to seek to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  I further agrees that neither SuperGen nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph 6.3, and I irrevocably waive any right I may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

6.4           Any time, date or period mentioned in this undertaking may be extended by mutual agreement between SuperGen and me or otherwise as provided herein but as regards any time, date or period originally fixed or extended as aforesaid time shall be of the essence.

6.5           With regard to any of the Committed Shares which are not registered in my name, the undertakings, agreements and obligations of whatsoever nature contained in this undertaken are given by me subject to the conditions set out in paragraph 5 above but otherwise on behalf of the registered holder(s) of such Committed Shares and I undertake (so far as I am able in relation to Beneficial Owned Shares) to procure the compliance by the registered holder(s) of such Committed Shares with the undertakings, agreements and obligations of whatsoever nature contained in this undertaking.

6.6           If any provision or part of any provision of this undertaking, or the application of any such provision or part thereof to any person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable legal requirements so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this undertaking.  Each provision of this undertaking is separable from every other provision of this undertaking, and each part of each provision of this undertaking is separable from every other part of such provision.

6.7           This undertaking, the Implementation Agreement and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

6.8           This undertaking may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of SuperGen and me.

6.9           Except as provided herein, neither this undertaking nor any of the interests or obligations hereunder may be assigned or delegated by me, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void.  Subject to the preceding sentence, this undertaking shall be binding upon me and my heirs, estate, executors and personal representatives and my successors and assigns, and shall inure to the benefit of SuperGen and its successors and assigns.  Without limiting any of the restrictions set forth in this undertaking, this undertaking shall be binding upon any person to whom any Committed Shares are transferred.  Nothing in this undertaking is intended to confer on any person (other than SuperGen and its successors and assigns) any rights or remedies of any nature.

6.10         The rights and remedies of SuperGen under this undertaking are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

6.11         This undertaking may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed undertaking (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this undertaking.

6.12         No failure on the part of SuperGen to exercise any power, right, privilege or remedy under this undertaking, and no delay on the part of SuperGen in exercising any power, right, privilege or remedy under this undertaking, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  SuperGen shall not be deemed to have waived any claim available to SuperGen arising out of this undertaking, or any power, right, privilege or remedy of SuperGen under this undertaking, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of SuperGen; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

7.             Power of attorney

Subject to paragraph 5 above, I hereby irrevocably and by way of security for my obligations hereunder appoint, severally, SuperGen and any director of SuperGen as my attorney to execute and deliver all  documents and do all such other acts and things as may be necessary for, or incidental to, the voting of the Committed Shares and/or the performance of my obligations under this undertaking on my behalf in the event of my failure to comply with any provision of this undertaking within the specified period and I irrevocably undertake to ratify such act if called upon to do so.

8.             Notices

8.1           Any notice, demand or other communication given or made under or in connection with the matters contemplated by this undertaking shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

In the case of me to:

Fax No:	[•]

Attention:	[•]

In the case of SuperGen to:

Fax No:	925-560-0101

Attention:	Michael Molkentin

and shall be deemed to have been duly given or made as follows:

(a)           if personally delivered, upon delivery at the address of the relevant party;

(b)           if sent by first class post, within the United Kingdom, two Business Days after the date of posting;

(c)           if sent by air mail, three Business Days after the date of posting; and

(d)           if sent by fax, when despatched,

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

8.2           A party may notify the other party to this undertaking of a change to its name, relevant addressee, address or fax number for the purposes of paragraph 8.1 provided that such notification shall only be effective on:

(a)           the date specified in the notification as the date on which the change is to take place; or

(b)           if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

9.             Governing law and submission to jurisdiction

9.1           This undertaking and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

9.2           The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this undertaking, its subject matter or formation.

IN WITNESS this undertaking has been executed as a deed and delivered on the date appearing at the head of page 1.

THE SCHEDULE

Interests in relevant securities of the Company

1.             Shares

The relevant securities of Company in which I have an interest are as follows:

Interests in shares

Number and class of shares	Name of beneficial owner(s)	Names of registered holder(s)

2.             Options

The relevant securities of Company in which I have an interest (or a right to subscribe) are as follows:

Interests in options

Number and class of shares	Name of beneficial owner(s)	Names of registered holder(s)

3.             Definitions

For the purposes of this schedule:

(a)           “interests” in relevant securities shall be interpreted in accordance with the definition of “interests in relevant securities” as such term is defined in the UK City Code on Takeovers and Mergers, as follows:

“A person who has long economic exposure, whether absolute or conditional, to changes in the price of securities will be treated as interested in those securities. A person who only has a short position in securities will not be treated as interested in those securities.

In particular, a person will be treated as having an interest in securities if:

(i)           he owns them;

(ii)          he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them;

(iii)         by virtue of any agreement to purchase, option or derivative he: (a) has the right or option to acquire them or call for their delivery; or (b) is under an obligation to take delivery of them, whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(iv)         he is party to any derivative: (a) whose value is determined by reference to their price; and (b) which results, or may result, in his having a long position in them …”.

EXECUTED as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by	)
in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

EXECUTED as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by SUPERGEN, INC.	)
acting by, a director	)
in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

EXECUTED as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by ASTEX THERAPEUTICS LIMITED	)
acting by, a director	)
in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

DATED	2011

ASTEX THERAPEUTICS LIMITED

IRREVOCABLE UNDERTAKING

IRREVOCABLE UNDERTAKING

To:                            SuperGen, Inc

4140 Dublin Blvd

Suit 200

Dublin

CA 94568

USA

and:                       Astex Therapeutics Limited

                                   2011

Dear Sirs

Acquisition by SuperGen, Inc. (“SuperGen”) of Astex Therapeutics Limited (“Astex” or the “Company”)

1.                                      Undertakings

1.1                                 In consideration of SuperGen agreeing to acquire the entire issued and to be issued share capital of the Company (the “Acquisition”) by way of a scheme of arrangement under section 895 of the Companies Act 2006 (the “Scheme”), on the terms and subject to the conditions of a scheme circular to be produced in connection with the Acquisition containing terms and conditions set out at Appendix 2 of the implementation agreement dated                              2011 between SuperGen and the Company (the “Implementation Agreement”),  with capitalized terms not otherwise defined herein having the meanings given to such terms in the Implementation Agreement we, the undersigned, hereby irrevocably and unconditionally (save as specified below) warrant with respect to paragraph (a) and undertake with respect to paragraphs (b) to (d) below to and confirm and agree with SuperGen, with effect from the date of this undertaking, that:

(a)                                  [                    ] (the “Shareholder”) is the beneficial owner (and unless otherwise specified in the schedule to this undertaking is also the registered holder and to the extent that the Shareholder is not the registered holder the Shareholder will (so far as the Shareholder is able) procure compliance by such registered holder(s) with the terms of this undertaking), of the number of shares in the capital of the Company (the “Shares”) specified in paragraph 1 of the schedule to this undertaking (the “Committed Shares”) (which expression shall include any other Shares acquired or purchased by the undersigned after the date of this undertaking or any other shares or interests attributable to or derived from such Committed Shares);

(b)                                 the Shareholder shall exercise, or (so far as it is able in relation to shares of which it is the beneficial owner but not the registered owner (“Beneficial Owned Shares”)) procure the exercise of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions to approve the Scheme, and any related matters, proposed at any general or class meeting (the “General Meeting”) and the Court convened meetings (the “Court Meetings”) of the Company to be convened and held in connection with the Scheme, or at any adjournment of any such meeting;

(c)                                  the Shareholder shall execute, or (so far as it is able in relation to Beneficial Owned Shares) procure the execution of, any forms of proxy in respect of the Committed Shares required by SuperGen appointing any person nominated by SuperGen to attend and vote at any General Meeting or Court Meeting in respect of the resolutions to approve the Scheme, and any related matters, and shall ensure that any such executed forms of proxy are received by Astex not later than 3.00 p.m. on the fifth business day (being any day which is not a Saturday, Sunday, a bank holiday or a public holiday in England and Wales (a “Business Day”)) after receipt by the Shareholder of the formal document setting out the terms and conditions of the Scheme (the “Scheme Document”);

(d)                                 the Shareholder shall not revoke, or procure the revocation of, the terms of any proxy submitted in accordance with sub-paragraph 1.1(c), other than by attendance at any General Meeting or Court Meeting where the Shareholder votes in favour of the Scheme in accordance with this undertaking;

1.2                                 In the event the Shareholder does acquire or purchase any Shares, after the execution of this undertaking such Shares, shall be deemed to be included in the definition of “Committed Shares”.

2.                                      Non-dealing / covenants

Unless and until the Scheme lapses or is withdrawn, or the Implementation Agreement terminates or is otherwise terminated,  the Shareholder will not and the Shareholder will (so far as it is able in relation to Beneficial Owned Shares) procure that any registered holder of the Committed Shares will not, directly or indirectly:

(a)                                  except pursuant to the Acquisition, sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering or granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein provided, however, that this clause (a) shall not prohibit a sale or transfer of Committed Shares by the undersigned to any Permitted Transferee as such term is defined in article 4(f) of the articles of association of the Company provided, however, that a sale or transfer referred to in this sub-paragraph shall be permitted only if, as a precondition to such sale or transfer, the transferee agrees in writing, satisfactory in form and substance to SuperGen, to be bound by all of the terms of this undertaking; nor

(b)                                 without limiting the proviso to clause (a) above accept, encourage or agree to accept any other offer (whether made or yet to be made at the date of such agreement) in respect of all or any of the Committed Shares or any other shares in the capital of the Company whether conditional or unconditional (by whatever means the same is to be implemented); nor

(c)                                  vote in favour of any of the following to the extent that Astex is prohibited from taking any such action by the Implementation Agreement:

(i)                                     any resolution to approve any scheme of arrangement in relation to Astex which is proposed in competition with the Acquisition;

(ii)                                  any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of Astex;

(iii)                               any reorganization, recapitalization, dissolution or liquidation of Astex;

(iv)                              save as may be required in connection with the Scheme any amendment to the Astex articles of association;

(v)                                 save as may be required in connection with the Scheme any material change in the capitalization of Astex or in Astex’s corporate structure; or

(vi)                              any other action which is intended, or would reasonably be expected to impede, interfere with, materially delay or adversely affect the Acquisition or any of the other transactions contemplated by the Implementation Agreement; nor

(d)                                 convene any meeting of the members of the Company in any capacity as a shareholder, nor exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which the Shareholder knows would be likely to frustrate the Acquisition or prevent the Scheme becoming effective; nor

(e)                                  (other than pursuant to the Acquisition) enter into any agreement, arrangement or obligation or permit any agreement, arrangement or obligation to be entered into in relation to the Committed Shares with any person whether conditional or unconditional to do all or any of the acts referred to in this paragraph 2; nor

(f)                                    during the pre-closing period, take any action that the Company is prohibited from taking pursuant to section 4.23 of the Implementation Agreement; provided, however, that notwithstanding anything to the contrary contained in this undertaking, nothing in this undertaking obligates the undersigned to exercise any option, warrant or other right to acquire any Shares.

3.                                      Confirmations

The Shareholder, hereby irrevocably and unconditionally undertakes, represents and warrants to and confirms and agrees with SuperGen that:

(a)                                  the details of all the Shareholder’s interests in the Company and SuperGen at the date hereof contained in the schedule to this undertaking are true and accurate and that the Shareholder’s interests are correctly described and the registered holder(s) of the Shares to which they relate as set out in the schedule are true and accurate in all respects;

(b)                                 the execution and delivery of this undertaking by Shareholder do not and the performance of the obligations under this undertaking will not (i) conflict with or violate any legal requirement or order applicable to Shareholder or by which Shareholder or any of its properties is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, any contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s affiliates or properties is or may be bound or affected, other than any such breach, default, termination, amendment, acceleration or cancellation that would not, individually or in the aggregate, have an adverse effect on Shareholder’s ability to comply with the terms of or to fulfill Shareholder’s obligations under, this undertaking; or (iii) result (with or without notice or lapse of time) in the creation of any encumbrance on any of the Committed Shares pursuant to any contract to which Shareholder is a party or by which Shareholder or any of Shareholder’s affiliates or properties is or may be bound or affected;

(c)                                  the Shareholder will within one Business Day notify SuperGen in writing if for any reason the details contained in the schedule to this undertaking cease to be true and complete; and

(d)                                 the Shareholder has full power and authority to enter into this undertaking and to perform all its obligations hereunder in accordance with their terms and this undertaking has been duly executed and delivery by Shareholder and constitutes a legal, valid and binding obligation of Shareholder, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.; (ii) if Shareholder is a corporation, then Shareholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, except where the failure to be in good standing would not have an adverse effect on Shareholder’s ability to comply with the terms of or to fulfill Shareholder’s obligations under, this undertaking; (iii) if Shareholder is a general or limited partnership, then Shareholder is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, except where the failure to be in good standing would not have an adverse effect on Shareholder’s ability to comply with the terms of or to fulfill Shareholder’s obligations under, this Agreement; and (iv) if Shareholder is a limited liability company, then Shareholder is a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized, except where the failure to be in good standing would not have an adverse effect on Shareholder’s ability to comply with the terms of or to fulfill Shareholder’s obligations under, this Agreement.

4.                                      Duration

The undertakings set out herein and the appointment set out in paragraph 6 below shall terminate on the earliest of (a) the closing of the Acquisition; (b) the date (if any) on which the Scheme lapses or is withdrawn; (c) the date (If any) on which the Implementation Agreement terminates or is terminated and (d) such change being made without the consent of the Shareholder to the commercial terms and conditions of the Scheme as set out in the Implementation Agreement and upon and following any such termination, this undertaking shall be deemed void and have no further force or effect save in relation to those rights which shall have accrued following any breaches of the undertakings set out herein which occurred prior to such date.

5.                                      General

5.1                                 In this undertaking, references to the “Scheme” mean any scheme of arrangement in relation to Astex under section 895 of the Companies Act 2006 (including any new, renewed or revised scheme of arrangement), for the acquisition by SuperGen of all the issued share capital of Astex other than that already owned by SuperGen provided that the terms of such Scheme are in the good faith opinion of the Company no less favourable overall including from a financial point of view to the holders of Shares than the terms and conditions of the Scheme as set out in the Implementation Agreement. References to the Scheme lapsing or being withdrawn shall, for the avoidance of doubt, include, without limitation, circumstances where the resolutions required to implement the Scheme are not passed at the relevant Court Meetings and General Meeting (or at any adjournments thereof), such meetings are adjourned indefinitely and/or the Court does not sanction the Scheme (or any associated reduction of capital).

5.2                                 The Shareholder understands that the information provided to the Shareholder in relation to the Scheme is given in confidence and must be kept confidential and not disclosed to any third party (other than a professional adviser) until the Press Announcement is released or the information becomes generally available, save that disclosure may be made (i)  to the extent required by law or any other legal or regulatory requirement or (ii) where the relevant information was in the knowledge or possession of the Sahreholder prior it being disclosed to the Shareholder by either

Astex or SuperGen in connection with the Scheme or (iii) was developed independently by the Shareholder and without reference to the confidential information of Astex or SuperGen as evidenced with contemporaneous written records or (iv) was public knowledge or has become public knowledge other than through fault on the part of the Shareholder or (v) was properly provided to me by an independent third party who has no obligation of secrecy to Astex or SuperGen.

5.3                                 The Shareholder recognises and acknowledges that if the Shareholder should fail to comply with its obligations and undertakings hereunder, money damages may not be an adequate remedy and further agrees that, in the event of any breach or threatened breach by Shareholder of any covenant or obligation contained in this undertaking, SuperGen shall be entitled (in addition to any other remedy that may be available to it) to seek to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.  Shareholder further agrees that neither SuperGen nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph 5.3, and Shareholder irrevocably waive any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.4                                 Any time, date or period mentioned in this undertaking may be extended by mutual agreement between SuperGen and the Shareholder or otherwise as provided herein but as regards any time, date or period originally fixed or extended as aforesaid time shall be of the essence.

5.5                                 With regard to any of the Committed Shares which are not registered in the Shareholder’s name, the undertakings, agreements and obligations of whatsoever nature contained in this undertaking are given by the Shareholder subject to the conditions set out in paragraph 4 above but otherwise on behalf of the registered holder(s) of such Committed Shares and the Shareholder undertakes (so far as it is able in relation to Beneficial Owned Shares) to procure the compliance by the registered holder(s) of such Committed Shares with the undertakings, agreements and obligations of whatsoever nature contained in this undertaking.

5.6                                 If any provision or part of any provision of this undertaking, or the application of any such provision or part thereof to any person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable legal requirements so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this undertaking.  Each provision of this undertaking is separable from every other provision of this undertaking, and each part of each provision of this undertaking is separable from every other part of such provision.

5.7                                 This undertaking, the Implementation Agreement and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.8                                 This undertaking may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of SuperGen and Shareholder.

5.9                                 Except as provided herein, neither this undertaking nor any of the interests or obligations hereunder may be assigned or delegated by Shareholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void.  Subject to the preceding sentence, this undertaking shall be binding upon Shareholder and his/her/its heirs, estate, executors and personal representatives and Shareholder’s successors and assigns, and shall inure to the benefit of SuperGen and its successors and assigns.  Without limiting any of the restrictions set forth in this undertaking, this undertaking shall be binding upon any person to whom any Committed Shares are transferred.  Nothing in this undertaking is intended to confer on any person (other than SuperGen and its successors and assigns) any rights or remedies of any nature.

5.10                           The rights and remedies of SuperGen under this undertaking are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.11                           This undertaking may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed undertaking (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this undertaking.

5.12                           No failure on the part of SuperGen to exercise any power, right, privilege or remedy under this undertaking, and no delay on the part of SuperGen in exercising any power, right, privilege or remedy under this undertaking, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  SuperGen shall not be deemed to have waived any claim available to SuperGen arising out of this undertaking, or any power, right, privilege or remedy of SuperGen under this undertaking, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of SuperGen; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.13                           Notwithstanding the terms of this undertaking, to the extent that any other shareholder of the Company (other than directors or officers of the Company) executes an undertaking in connection with the Scheme, the Shareholder shall have the benefit of any relaxation of obligations or additional rights granted under such undertaking to the extent the terms are not equivalent to the terms of this undertaking.

6.                                      Power of attorney

The Shareholder hereby irrevocably and by way of security for its obligations hereunder appoints, severally, SuperGen and any director of SuperGen as its attorney to execute and deliver all documents and do all such acts and things as may be necessary for, or incidental to, the voting of the Committed Shares and/or the performance of its obligations under this undertaking on its behalf in the event of its failure to comply with any provision of this undertaking within the specified period and the Shareholder irrevocably undertakes to ratify such act if called upon to do so.

7.                                      Notices

7.1                                 Any notice, demand or other communication given or made under or in connection with the matters contemplated by this undertaking shall be in writing and shall be delivered personally or sent by fax or prepaid first class post (air mail if posted to or from a place outside the United Kingdom):

In the case of the Shareholder to:

Fax No:	[•]

Attention:	[•]

In the case of SuperGen to:

Fax No:	925-560-0101

Attention:	Michael Molkentin

and shall be deemed to have been duly given or made as follows:

(a)                                  if personally delivered, upon delivery at the address of the relevant party;

(b)                                 if sent by first class post, within the United Kingdom, two Business Days after the date of posting;

(c)                                  if sent by air mail, three Business Days after the date of posting; and

(d)                                 if sent by fax, when despatched,

provided that if, in accordance with the above provisions, any such notice, demand or other communication would otherwise be deemed to be given or made after 5.00 p.m. on a Business Day such notice, demand or other communication shall be deemed to be given or made at 9.00 a.m. on the next Business Day.

7.2                                 A party may notify the other party to this undertaking of a change to its name, relevant addressee, address or fax number for the purposes of paragraph 7.1 provided that such notification shall only be effective on:

(a)                                  the date specified in the notification as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

8.                                      Governing law and submission to jurisdiction

8.1                                 This undertaking and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

8.2                                 The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this undertaking, its subject matter or formation.

IN WITNESS this undertaking has been executed as a deed and delivered on the date appearing at the head of page 1.

THE SCHEDULE

Interests in relevant securities of the Company

1.                                      Shares

The relevant securities of Company in which the Shareholder has an interest are as follows:

Interests in shares

Number and class of shares	Name of beneficial owner(s)	Names of registered holder(s)

2.                                      Definitions

For the purposes of this schedule:

(a)                                  “interests” in relevant securities shall be interpreted in accordance with the definition of “interests in relevant securities” as such term is defined in the UK City Code on Takeovers and Mergers, as follows:

“A person who has long economic exposure, whether absolute or conditional, to changes in the price of securities will be treated as interested in those securities. A person who only has a short position in securities will not be treated as interested in those securities.

In particular, a person will be treated as having an interest in securities if:

(i)                                  he owns them;

(ii)                              he has the right (whether conditional or absolute) to exercise or direct the exercise of the voting rights attaching to them or has general control of them;

(iii)                          by virtue of any agreement to purchase, option or derivative he: (a) has the right or option to acquire them or call for their delivery; or (b) is under an obligation to take delivery of them, whether the right, option or obligation is conditional or absolute and whether it is in the money or otherwise; or

(iv)                            he is party to any derivative: (a) whose value is determined by reference to their price; and (b) which results, or may result, in his having a long position in them …”.

EXECUTED as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by	)
[acting by a director]	)
in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

EXECUTED as a Deed	)
(but not delivered until the date	)
appearing at the head of page 1))
by SUPERGEN, INC.	)
acting by a director	)
in the presence of:	)

Director

Signature of witness:

Name:

Address:

Occupation:

EXECUTED as a Deed		)
(but not delivered until the date		)
appearing at the head of page 1))
by ASTEX THERAPEUTICS LIMITED		)
acting by a director		)
in the presence of:		)

Director

Signature of witness:

Name:

Address:

Occupation:

SCHEDULE 4

Part 2

Purchaser Support Agreements

DATED	April 6, 2011

SuperGen, Inc.

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT

To:         Astex Therapeutics Limited

436 Cambridge Science Park

Milton Road

Cambridge

CB4 0QA

and:        SuperGen, Inc.

April 6, 2011

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) dated as of April 6, 2011 (the “Effective Date”), is entered into among Astex Therapeutics Limited, a limited liability company organized under the laws of the United Kingdom (“Astex” or the “Company”), SuperGen,Inc, a Delaware Corporation (“SuperGen” or the “Purchaser”) and [            ], a stockholder (the “Stockholder”) of Purchaser.

Support Agreement

1.1                                 Astex and SuperGen entered into an Implementation Agreement dated as of April 6, 2011 (the “Implementation Agreement”), with capitalized terms not otherwise defined herein having the meanings given to such terms in the Implementation Agreement which provides (subject to the conditions set forth therein) for the acquisition of Astex by SuperGen (the “Acquisition”) by way of a scheme of arrangement under section 895 of the Companies Act 2006 (the “Scheme”).

1.2                                 In consideration of Astex agreeing to the consummation of the Acquisition with SuperGen, substantially on the terms and subject to the conditions as set out in the Proxy Statement distributed in connection with the Acquisition (the “Proxy Statement”), the undersigned, hereby irrevocably and unconditionally (save as specified below) warrants with respect to paragraph (a) and undertakes with respect to paragraphs (b) through (e) and confirms and agrees with Astex that:

(a)                                  Stockholder is the beneficial owner (and unless otherwise specified in the schedule to this Agreement is also the record holder and to the extent that the Stockholder is not the record holder, the Stockholder will (so far as the Stockholder is able) procure compliance by such record holder(s) with the terms of this Agreement), of the number of shares in the capital of SuperGen (the “Shares”) specified in paragraph 1 of the schedule to this Agreement (the “Committed Shares”) (which expression shall include any other Shares acquired or purchased by the undersigned after the date of this Agreement or any other Shares derived from such Committed Shares);

(b)                                 prior to the Expiration Date, the Stockholder shall exercise, or (so far as it is able) procure the exercise of, all voting rights attaching to the Committed Shares to vote in favor of all proposals to approve the Acquisition, and any related matters, proposed at any meeting of the stockholders of SuperGen, and at any adjournment or postponement thereof, called to seek the Stockholder Approval or in any other circumstances upon which a vote, consent or other approval with respect to the Implementation Agreement, the Acquisition or any other transaction contemplated by the Implementation Agreement is sought;

(c)                                  Upon the written request of Astex  the Stockholder shall execute, or (so far as it is able) procure the execution of, any forms of proxy in respect of the Committed Shares required by Astex appointing any person nominated by Astex to attend and vote at any meeting of the stockholders of SuperGen in respect of the proposals to approve the Acquisition, and any related matters, and following such request shall ensure that any such executed forms of proxy are received by SuperGen not later than 3.00 p.m. on the fifth business day (being any day which is not a Saturday, Sunday, a bank holiday or a public holiday in the United States (a “Business Day”)) prior to the Purchaser Stockholder Meeting;

(d)                                 the Stockholder shall not revoke, or procure the revocation of, the terms of any proxy submitted in accordance with sub-paragraph 1.1(c), other than by attendance at any meeting of the stockholders of SuperGen or otherwise where the Stockholder votes in favour of the proposals to approve the Acquisition, and any related matters; and

(e)                                  the Stockholder has been granted SuperGen options as specified in paragraph 2 of the schedule to this Agreement (the “Options”) and confirms that the Options are still subsisting and that the Stockholder is beneficially entitled to the Options and, in respect of those Options, the Stockholder agrees that if the Stockholder exercises such Options prior to the Closing Date, the Stockholder shall vote in favor of all proposals to approve the Acquisition in accordance with paragraph 1.1(c) above in respect of all of the Shares that the Stockholder receives upon exercise of such Option.

1.3                                 In the event the Stockholder does acquire or purchase any Shares after the execution of this undertaking such Shares shall be deemed to be included in the definition of “Committed Shares”.

2.                                      Non-dealing / Covenants

Unless and until the Implementation Agreement lapses or is withdrawn, or the Implementation Agreement is otherwise terminated, the Stockholder will not and the Stockholder will (so far as it is able) procure that any registered holder of the Committed Shares will not, directly or indirectly:

(a)                                  except pursuant to the Acquisition, sell, transfer, charge, encumber, grant any options over or otherwise dispose of, or permit the sale, transfer, charging, encumbering or granting of any option over or other disposal of, all or any of the Committed Shares or of any interest therein provided, however, that this clause (a) shall not prohibit a sale or transfer of Committed Shares by the undersigned (i) to any member of the undersigned’s immediate family, or to a trust for the benefit of the undersigned or any member of the undersigned’s immediate family, or (ii) upon the death of the undersigned; provided, however, that a sale or transfer referred to in this sentence shall be permitted only if, as a precondition to such sale or transfer, the transferee agrees in writing, reasonably satisfactory in form and substance to SuperGen and Astex, to be bound by all of the terms of this undertaking; nor

(b)                                 without limiting the proviso to clause (a) above accept, encourage or agree to accept any other offer (whether made or yet to be made at the date of such agreement) in respect of all or any of the Committed Shares or any other shares in the capital of SuperGen whether conditional or unconditional (by whatever means the same is to be implemented); nor

(c)                                  without the written consent of Astex, purchase or otherwise acquire (other than by exercise of existing Options), directly or indirectly, any shares or other securities in SuperGen or any interest therein; nor

(d)                                 convene any meeting of the stockholders of SuperGen in any capacity as a stockholder, nor exercise or permit the exercise of the voting rights attaching to the Committed Shares in any manner which the Stockholder knows would be likely to frustrate the Acquisition or prevent the Implementation Agreement becoming effective; nor

(e)                                  (other than pursuant to the Acquisition) enter into any agreement, arrangement or obligation or permit any agreement, arrangement or obligation to be entered into in relation to the Committed Shares with any person whether conditional or unconditional to do all or any of the acts referred to in this paragraph 2 .

3.                                      Confirmations

The Stockholder hereby irrevocably and unconditionally undertakes, represents and warrants to and confirms and agrees with Astex that:

(a)                                  the details of all the Stockholder’s interests in SuperGen and Astex at the date hereof contained in the schedule to this Agreement are true and accurate and that the Stockholder’s interests are correctly described and the record holder(s) of the Shares to which they relate as set out in the schedule are true and accurate in all respects;

(b)                                 the execution and delivery of this Agreement by Stockholder do not and the performance of the obligations under this Agreement will not (i) conflict with or violate any legal requirement or order applicable to Stockholder or by which Stockholder or any of its properties is or may be bound or affected; (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected, other than any such breach, default, termination, amendment, acceleration or cancellation  that would not, individually or in the aggregate, have an adverse effect on Stockholder’s ability to comply with the terms of or to fulfill Stockholder’s obligations under, this Agreement; or (iii) result (with or without notice or lapse of time) in the creation of any encumbrance on any of the  Committed Shares pursuant to any contract to which Stockholder is a party or by which Stockholder or any of Stockholder’s affiliates or properties is or may be bound or affected;

(c)                                  the Stockholder will as soon as reasonably practicable notify Astex in writing if for any reason the details contained in the schedule to this Agreement cease to be true and complete; and

(d)                                 the Stockholder has full power and authority to enter into this Agreement and to perform all its obligations hereunder in accordance with their terms and this Agreement has been duly executed and delivery by Stockholder and constitutes a legal, valid and binding obligation of Stockholder.

4.                                      Duration

The undertakings set out herein and the appointment set out in paragraph 6 below shall terminate on the earliest of (a) the Closing Date of the Acquisition, (b) the date (if any) on which the Scheme lapses or is withdrawn, and (c) the date (if any) on which the Implementation Agreement terminates or is terminated (the “Expiration Date”) and upon and following any such termination this Agreement shall be deemed void and have no further force or effect save in relation to those rights which shall have accrued following any breaches of the undertakings set out herein which occurred prior to such date.

5.                                      General

5.1                                 In this Agreement, references to the “Acquisition” means the acquisition by SuperGen of all the issued share capital of Astex other than that already owned by SuperGen by way of a scheme of arrangement in relation to Astex under section 895 of the Companies Act 2006 (including any new, renewed or revised scheme of arrangement), provided that the terms of such Acquisition are in the good faith opinion of SuperGen no less favorable overall including from a financial point of view to the holders of Shares than the terms set out in the Proxy Statement. References to the Acquisition lapsing or being withdrawn shall, for the avoidance of doubt, include, without limitation, circumstances where the proposals required to implement the Acquisition are not passed at the relevant Purchaser Stockholder Meeting (or at any adjournments thereof), or such meeting is adjourned indefinitely).

5.2                                 The Stockholder understands that the information provided to the Stockholder in relation to the Acquisition is given in confidence and must be kept confidential and not disclosed to any third party (other than a professional adviser) until the information becomes generally available, save that disclosure may be made (i)  to  the extent required by law or any other legal or regulatory requirement or (ii) where the relevant information was in the Stockholder’s knowledge or possession prior it being disclosed to the Stockholder by either Astex or SuperGen in connection with the Acquisition or (iii) was developed independently and without reference to the confidential information of Astex or SuperGen as evidenced with contemporaneous written records or (iv) was public knowledge or has become public knowledge other than through fault on the part of the Stockholder or (v) was properly provided to the Stockholder by an independent third party who has no obligation of secrecy to Astex or SuperGen.

5.3                                 The Stockholder recognizes and acknowledges that if the Stockholder should fail to comply with its obligations and undertakings hereunder, money damages may not be an adequate remedy and further agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Agreement, Astex shall be entitled (in addition to any other remedy that may be available to it) to seek to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b)

an injunction restraining such breach or threatened breach.  Stockholder further agrees that neither Astex nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.3, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.4                                 Any time, date or period mentioned in this Agreement may be extended by mutual agreement between Astex and the Stockholder or otherwise as provided herein but as regards any time, date or period originally fixed or extended as aforesaid time shall be of the essence.

5.5                                 With regard to any of the Committed Shares which are not registered in the Stockholder’s name, the undertakings, agreements and obligations of whatsoever nature contained in this Agreement are given by the Stockholder on behalf of the record holder(s) of such Committed Shares and the Stockholder undertakes (so far as he is able) to procure the compliance by the registered holder(s) of such Committed Shares with the undertakings, agreements and obligations of whatsoever nature contained in this Agreement.

5.6                                 If any provision or part of any provision of this Agreement, or the application of any such provision or part thereof to any person or set of circumstances, shall be determined to be invalid or unenforceable in any jurisdiction to any extent, then: (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable legal requirements so as to be valid and enforceable to the fullest possible extent; (b) the invalidity or unenforceability of such provision or part thereof under such circumstances or in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement.  Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

5.7                                 This Agreement, the Implementation Agreement and any other documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.8                                 This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Astex and Stockholder.

5.9                                 Except as provided herein, neither this Agreement nor any of the interests or obligations hereunder, may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon Stockholder and his/her heirs, estate, executors and personal representatives and Stockholder’s successors and assigns, and shall inure to the benefit of Astex and its successors and assigns.  Without limiting any of the restrictions set forth in this Agreement, this Agreement shall be binding upon any person to whom any Committed Securities are transferred.  Nothing in this

Agreement is intended to confer on any person (other than Astex and its successors and assigns) any rights or remedies of any nature.

5.10                           The rights and remedies of Astex under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.11                           This Agreement may be executed in separate counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.  The exchange of a fully executed agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

5.12                           No failure on the part of Astex to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Astex in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  Astex shall not be deemed to have waived any claim available to Astex arising out of this Agreement, or any power, right, privilege or remedy of Astex under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Astex; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

5.13                           Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict the Stockholder from acting, if applicable, in the Stockholder’s capacity as a director or officer of SuperGen (it being understood that this Agreement shall apply to the Stockholder solely in the Stockholder’s capacity as a stockholder of SuperGen) or voting in the Stockholder’s sole discretion on any matter other than those matters referenced in Section 2 above.

6.                                      Power of attorney

The Stockholder hereby irrevocably and by way of security for its obligations hereunder appoints, severally, Astex and any director of Astex as its attorney to execute and deliver all such documents and do all such acts and things as may be necessary for, or incidental to, the voting of the Committed Shares and/or the performance of its obligations under this Agreement on its behalf in the event of its failure to comply with any provision of this Agreement within the specified period and the Stockholder irrevocably undertakes to ratify such act if called upon to do so.

7.                                      Notices

7.1                                 Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)                                  if delivered by hand, when delivered;

(b)                                 if sent on a Business Day by facsimile transmission before 5:00 p.m., California time, on the day sent by facsimile and receipt is confirmed, when transmitted;

(c)                                  if sent by facsimile transmission on a day other than a Business Day and receipt is confirmed, or if sent by facsimile transmission after 5:00 p.m., California time, on the day sent by facsimile and receipt is confirmed, on the Business Day following the date which receipt is confirmed;

(d)                                 if sent by registered, certified or first class mail, the third Business Day after being sent; and

(e)                                  if sent by overnight delivery via a national courier service, two Business Days after being delivered to such courier, in each case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto) if personally delivered, upon delivery at the address of the relevant party;

In the case of the Stockholder to:

Fax No:	[•]

Attention:	[•]

In the case of Astex to:

Fax No:	+44(0) 1223-226201

Attention:	CEO

7.2                                 A party may notify the other party to this deed of a change to its name, relevant addressee, address or fax number for the purposes of paragraph 7.1 provided that such notification shall only be effective on:

(a)                                  the date specified in the notification as the date on which the change is to take place; or

(b)                                 if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

8.                                      Governing law and submission to jurisdiction

8.1                                 This undertaking and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by Delaware law.

8.2                                 The parties irrevocably agree that the Delaware courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Agreement, its subject matter or formation.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned have caused this Support Agreement to be executed as of the date first written above.

ASTEX THERAPEUTICS LIMITED

By:

Address:	436 Cambridge Science Park
Milton Road
Cambridge
CB4 0QA

STOCKHOLDER

By:
Name:
Title: Director
Address:

SUPERGEN, INC.

By:
James S.J. Manuso
President and Chief Executive Officer

Address:	4140 Dublin Boulevard
Suite 200
Dublin, CA 94568

THE SCHEDULE

Interests in relevant securities of SuperGen

1.                                      Shares Held of Record

Number and class of shares	Name of beneficial owner(s)	Names of registered holder(s)

2.                                      Options Held of Record

Number and class of shares	Name of beneficial owner(s)	Names of registered holder(s)

SCHEDULE 5

Representations and Warranties

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to the Purchaser on the date of this Agreement (the “Company Disclosure Schedule”), the Company hereby represents and warrants to the Purchaser (in the knowledge that the Purchaser is entering into this Agreement in reliance on the accuracy of the representations and warranties) for the benefit of the Purchaser, as set forth below.  For purposes of this section, capitalized terms not otherwise defined shall have the definitions set forth in Section 1.27 below.

1.1                                 Organization of the Company.  The Company is a corporation duly organized, validly existing and (where such concept is recognized by the applicable jurisdiction) in good standing under the Legal Requirements of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and as currently contemplated to be conducted (the “Company Business”).  The Company is duly qualified or licensed to do business and (where such concept is recognized by the applicable jurisdiction) in good standing as a foreign corporation in each jurisdiction where the operation of the Company Business by the Company requires such qualification, except where the failure to have such qualification would, individually or in the aggregate, not be material to the Company.  The Company has made available to the Purchaser a true and correct copy of the Company’s Certificate of Incorporation and each certificate of incorporation on a change of name (having embodied in it or annexed to it a copy of each resolution or agreement referred to in section 29 of the Act) (the “Certificate of Incorporation”) and its Memorandum and Articles of Association, as amended through the date of this Agreement, each in full force and effect on the date hereof (collectively, the “Company Charter Documents”).  The Company is not in violation of any of the provisions of the Company Charter Documents and such documents set forth the rights and restrictions attached to the share capital of the Company.  Section 1.1(i) of the Company Disclosure Schedule lists the directors and officers of the Company as of the date hereof.  The operations being conducted by the Company as of the date of this Agreement are not now and have never been conducted by the Company under any other name.  Section 1.1(ii) of the Company Disclosure Schedule also lists every state or foreign jurisdiction in which the Company has Employees or facilities.

1.2                                 Books and Register.

(a)                                  The register of members and statutory books of the Company contain accurate records of the members of the Company and all the other information which they are required to contain under the Act.  All returns, particulars, resolutions and other documents required to be delivered by the Company to the Register of Companies have been duly delivered and no fines or penalties are outstanding.

(b)                                 The Company has not received any notice of any application, nor does the Company have Knowledge of any intended application, for the rectification of its register of members.

1.3                                 Company Capital Structure and Constitution; Ownership of Shares.

(a)                                  The authorized capital stock of the Company consists of Ordinary Shares (“Ordinary Shares”), A Ordinary Shares (“A Ordinary Shares”), Preferred A Shares (“Preferred A Shares”), Preferred B Shares (“Preferred B Shares”) and Preferred C Shares (“Preferred C Shares”). As of the date of this Agreement, (i) 5,126,794 Ordinary Shares are issued and are fully paid or credited as fully paid, (ii) Nil A Ordinary Shares are in issue, (iii) 7,122,841 Preferred A Shares are issued and are fully paid or credited as fully paid, (iv) 6,478,873 Preferred B Shares are issued and are fully paid or credited as fully paid and (v) 6,116,233 Preferred C Shares are issued and are fully paid or credited as fully paid.  As of the date of this Agreement, the Shares are held by the Shareholders as set forth in Section 1.3(a) of the Company Disclosure Schedule with the domicile addresses (as reflected on the Company’s register of members) and in the amounts set forth in Section 1.3(a)(i) of the Company Disclosure Schedule.  To the Knowledge of the Company, each such Shareholder (other than the SIP Trustee) is the sole legal and beneficial owner of the Shares registered in such Shareholder’s name and identified on Exhibit A attached hereto.  To the Knowledge of the Company, no Shares are subject to any Liens or rights of first refusal of any kind, and to the Knowledge of the Company no shareholder has granted any rights to purchase such Shares to any other Person.  The Shares held by the Shareholders constitute in the aggregate the entire issued share capital of the Company, no other capital stock of the Company is authorized and other than the Shares held by the Shareholders (as set forth on Exhibit A) there are no outstanding shares of capital stock. All outstanding Shares are duly authorized, validly issued and allotted (for cash consideration), fully paid and non-assessable and, to the Knowledge of the Company, not subject to preemptive rights or any other rights which would prevent the transfer of the Shares to the Purchaser other than those created by the Company Charter Documents.  Except as set forth in Section 1.3(a)(iii) of the Company Disclosure Schedule, there are no declared or accrued but unpaid dividends with respect to any Shares.  Except as set forth in Section 1.3(a)(iv) of the Company Disclosure Schedule, there are no Company Unvested Shares.  To the Knowledge of the Company, each Shareholder (other than the SIP Trustee) has the sole right to transfer the Shares registered in such Shareholder’s name to the Purchaser.

(b)                                 Except for the Plans, the Company has never adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for the issuance of equity or cash compensation based on equity (including as compensation) to any Person.  The Company has reserved 1,796,846 shares of Company Common Stock for issuance to Employees and directors of the Company upon the issuance of stock or the exercise of options granted under the Plans or any other plan, agreement or arrangement (whether written or oral, formal or informal), of which 1,724,746 shares were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock, immediately prior to the date hereof, upon the exercise of outstanding, unexercised options granted under the Plans; provided, however, that as of the Closing, no options or other rights to purchase Company Common Stock shall be outstanding save for options to subscribe for a total of 146,146 shares of Company Common Stock (the “Consultant Options”) granted by the Company under The Astex Technology Share Option Plan for Consultants (adopted 4 April 2000) and provided further, assuming the resolutions proposed at Schedule 10 of the Implementation Agreement are passed at the General Meeting to amend the Company’s articles of association and that the provisions of the amended articles are complied with in full, any Company Common Stock issuable upon the exercise of the Consultant Options will be immediately exchanged for consideration under the Scheme and any such Company Common Stock will be immediately transferred to the Purchaser or its designee or successor.  Section 1.3(b)(i) of the Company Disclosure Schedule sets forth for each outstanding Company Option as of the date of this Agreement, the name of the holder of such Company Option, the type of entity of such holder, if not an individual, the number of Shares issuable upon the exercise of such Company Option, the date on which such Company Option was granted, the exercise price per Share of such Company Option, the applicable vesting schedule whether the exercisability of such Company Option will be accelerated in any way by the transactions contemplated by this Agreement (indicating the extent of any such acceleration), and whether such option is an enterprise management option within Schedule 5 ITEPA 2003 or an unapproved option or an approved option within Schedule 4.  Except as set forth in Sections 1.3(b)(i) and 1.3(b)(ii) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Option or Company Unvested Shares as a result of the Transactions or upon termination of employment or service with the Company following the Scheme or otherwise. The SIP Participants as of the date of this Agreement are listed in Section 1.3(b)(iii) of the Company Disclosure Schedule.

(c)                                  Except for the Company Options set forth in Section 1.3(c)(i) of the Company Disclosure Schedule and any Company Options issued after the date of the Implementation Agreement as permitted by the Implementation Agreement, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, allot, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  There are no outstanding debt securities of the Company.  Except as set forth in Section 1.3(c)(ii) of the Company Disclosure Schedule, there are no securities or instruments other than the Company Charter Documents containing anti-dilution or similar provisions by which the Company is bound.  Except as set forth in Section 1.3(c)(iii) of the Company Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.  Except as contemplated hereby or as set forth in Section 1.3(c)(iv) of the Company Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company or voting by a director of the Company.  Except as set forth in Section 1.3(c)(v) of the Company Disclosure Schedule, to the Knowledge of the Company there are no agreements relating to the sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any shares in the share capital of the Company other than the Company Charter Documents.

(d)                                 True, correct and complete copies of the Plans (including the trust deed in relation to the SIP), the standard form of all agreements and instruments relating to or issued under the Plans or Company Options or any agreement that differs in any material respect from such standard form agreements, have been made available to the Purchaser and such agreements and instruments have not been amended, modified or supplemented since being made available to the Purchaser, and, except as contemplated by this Agreement, there are no agreements, understandings or commitments to amend, modify or supplement such agreements or instruments in any case from those made available to the Purchaser and copies of all HMRC EMI notification forms, Section 431 elections and agreements of market value with HMRC, any approval letters relating to the Plans issued by HMRC have been made available to the Purchaser.

(e)                                  The only directors of the Company as of the date of this Agreement are the Persons whose names are listed in Section 1.3(e) of the Company Disclosure Schedule.

(f)                                    The Company has not provided any unlawful financial assistance as defined in section 152(1) of the Companies Act 1985 or section 677 of the Act directly or indirectly for the purpose of acquiring its own shares or those of any of its holding companies or reducing or discharging any liability so incurred.

(g)                                 The Company has no outstanding obligations to redeem or purchase any of its share capital or passed any resolutions authorizing any such redemption or purchase or entered into or agreed to enter into any contingent purchase contract or passed any resolutions approving any such contract or made any capitalization of reserves.

1.4                                 Subsidiaries. The Company does not have and has never had any Subsidiaries or affiliated companies or branches, agencies, places of business or any other permanent establishment outside the UK and does not otherwise own or control and has never otherwise owned or controlled any shares of capital stock or any interest in, directly or indirectly, any other corporation, limited liability company, partnership, association, joint venture or other business entity.

1.5                                 Authority.  The Company has all requisite corporate power and authority to enter into this Agreement, the other Transaction Agreements and, subject to the receipt of the Requisite Company Shareholder Approval and Court approval to consummate the Scheme, the Requisite Company Shareholder Approval is the only vote of the holders of any Shares necessary under the Act and any other applicable Legal Requirements to approve the Scheme and the other transactions contemplated by this Agreement. The Board of Directors of the Company has unanimously (i) approved this Agreement and the other Transaction Agreements in accordance with the provisions of the Act and other applicable Legal Requirements, (ii) directed that this Agreement and the Scheme Document be submitted to the Shareholders in order to obtain the Requisite Company Shareholder Approval pursuant to the Scheme, and (iii) resolved to recommend that the Shareholders vote in favor of the approval of the Scheme.  This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes a valid and binding obligation of the other parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Legal Requirements affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law.  The execution and delivery of this Agreement and the other Transaction Agreements by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Conflict (as defined below) with any provision of the organizational documents of the Company.  No consent, waiver, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

1.6                                 No Conflict. Except for the necessary consents, waivers or approvals of third parties set forth in Section 1.6 of the Company Disclosure Schedule, the execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements, and the consummation of the Scheme and other transactions contemplated hereby and thereby, will not contravene, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit, result in the creation or imposition of any Lien (other than any Permitted Lien) under or impair the Company’s rights or alter the rights or obligations of a third party (any such event, a “Conflict”) under (i) any provision of the Company Charter Documents (ii) any Company Material Contract, or (iii) any judgment, injunction, order, decree or Legal Requirement applicable to the Company or any of the properties (whether tangible or intangible) or assets of the Company, except in the case of clauses (ii) and (iii) where such Conflict would not reasonably be expected to result in a Company Material Adverse Effect.  Section 1.6 of the Company Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Company Material Contracts that are required by the terms thereof in connection with the Scheme.  As of immediately following the Closing, the Company will be permitted to exercise all of its rights under the Contracts without the payment of any additional amounts or consideration other than ongoing obligations, fees, royalties or payments which the Company would otherwise be required to satisfy, perform or pay pursuant to the terms of such Contracts had the Transactions contemplated by this Agreement not occurred; provided, however, that no representation or warranty is made with respect to the effect on any of the Contracts (or the Company’s rights thereunder) of any action or decision on the part of the Purchaser (or the Company following the Closing), fact, circumstance or other matter involving or relating to the Purchaser.

1.7                                 Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any other Transaction Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings, which, if not obtained or made would, individually or in the aggregate, result in liabilities of less than U.S. $50,000; and (iii) any other filings contemplated by the Implementation Agreement.

1.8                                 Company Financial Statements.  Section 1.8 of the Company Disclosure Schedule sets forth the Company’s (i) audited balance sheets and statements of income, changes in shareholders’ equity and cash flows of the Company as of and for each of the two fiscal years ended on December 31, 2010 (the “Balance Sheet Date”), including the directors’ report and notes thereto (such financial statements as of and for the year ended December 31, 2010, the “Audited Financial Statements”); and (ii) the unaudited balance sheet and statements of income, changes in shareholders’ equity and cash flows as of and for the two months ended as of February 28, 2011 (the “Unaudited Financial Statements”).  Such financial statements (collectively, the “Financial Statements”) fairly present the financial condition, results of operations and cash flows of the Company as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company in all material respects.  The Financial Statements have been prepared in accordance with IFRS applied on a consistent basis throughout the periods covered thereby (except that the Unaudited Financial Statements do not contain footnotes and other presentation items that may be required by IFRS).  The Financial Statements present fairly the financial condition, operating results and cash flows as of the dates and during the periods indicated therein of the Company, subject in the case of the Unaudited Financial Statements to normal year-end adjustments, which are not material in amount or significance in any individual case or in the aggregate.  The Company’s unaudited balance sheet contained in the Unaudited Financial Statements is referred to hereinafter as the “Current Balance Sheet.”  At the date of the Current Balance Sheet, there were no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 (“Statement No. 5”) issued by the Financial Accounting Standards Board in March 1975) that were not adequately provided for in the Current Balance Sheet, as required by Statement No. 5.  The Company has not had any dispute with any of its auditors regarding accounting matters or policies during any of its past three full fiscal years or during the current fiscal year-to-date.  The books and records of the Company have been and are being maintained in all material respects in accordance with applicable Legal Requirements.

1.9                                 Internal Controls. The Company maintains a system of internal accounting controls sufficient to comply in all material respects with the Company’s obligations under the Act.  The accounts, books and ledgers and financial and other records of the Company (including all invoices) have been kept in all material respects in accordance with sections 221 and 222 of the Companies Act 1985 in respect of financial years beginning before 6 April 2008 and sections 386 to 389 of the Act in respect of subsequent financial years where relevant.  Except as set forth in Section 1.9 of the Company Disclosure Schedule, the Company is in material compliance with its system of internal accounting controls.

1.10                           No Undisclosed Liabilities.  The Company does not have any Indebtedness other than as set forth in Section 1.10 of the Company Disclosure Schedule.  The Company does not, except for obligations of future performance arising (a) under the Contracts that have been made available to the Purchaser or (b) otherwise in the ordinary course of business and not exceeding U.S. $25,000 in the aggregate, have any liability, obligation, expense, claim, deficiency or endorsement of the type required to be reflected in financial statements in accordance with IFRS)).

1.11                           Bank Accounts. A list of all of the Company’s bank, building society, investment and deposit accounts and of the credit or debit balances on them at the Business Day before the date of this Agreement is set forth in Section 1.11 of the Company Disclosure Schedule.

1.12                           No Changes. Except as expressly contemplated by this Agreement and other than as set forth in Section 1.12 of the Company Disclosure Schedule, since the Balance Sheet Date, there has not been, occurred or arisen any:

(a)                                  transaction by the Company except in the ordinary course of business consistent with past practice;

(b)                                 amendment or change to the Company Charter Documents;

(c)                                  change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by IFRS;

(d)                                 adoption by the Company of or change by the Company in any election in respect of Taxes (as defined below), adoption of or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(e)                                  revaluation by the Company of any assets (whether tangible or intangible), including without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

(f)                                    declaration, setting aside or payment by the Company of a dividend or other distribution (within the meaning of that expression as contained in section 209 or 210 or 418 of the Income and Taxes Act 1988 or Section 1000 of the Corporation Tax Act 2010) (whether in cash, stock or property) in respect of any Shares, or any split, combination or reclassification in respect of any Shares, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for Shares, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any Shares (or options, warrants or other rights convertible into, exercisable or exchangeable therefor);

(g)                                 incurring by the Company of any Indebtedness (except in the ordinary course of business consistent with past practice), amendment by the Company of the terms of any outstanding loan agreement, guaranteeing by the Company of any Indebtedness, issuance or sale by the Company of any debt securities or guarantee by the Company of any debt securities of others, except for advances to Employees for travel and business expenses in the ordinary course of business consistent with past practice;

(h)                                 event, occurrence, development, state of circumstances, facts, or condition of any character that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(i)                                     agreement by the Company to do any of the things described in the preceding clauses (a) through (h) of this Section 1.12 (other than negotiations with the Purchaser and its representatives regarding the Transactions).

1.13                           Tax Matters.

(a)                                  “Tax” or, collectively “Taxes”, shall mean any U.S. federal, state and local, U.K. or other foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), PAYE, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

(b)                                 Reserve for Taxes in the Accounts. The Audited Financial Statements reserve or provide in full for all Taxes for which the Company was liable as of the Balance Sheet Date in accordance with IFRS.  Proper provision has been made and shown in the Audited Financial Statements for deferred Taxes in accordance with IFRS.

(c)                                  Returns, Records and Payment of Taxes.

(i)                           All Tax returns, notices, accounts, statements, computations, information, assessments, and registrations (“Returns”) which should have been filed by or on behalf of the Company for any Tax purpose have been filed within applicable time limits and on a proper basis and were at the time of filing accurate.

(ii)                        All Tax for which the Company is liable or for which the Company have been liable to account has been duly paid and the Company has not incurred, and there are no circumstances by reason of which it is likely to incur, any liability to interest or penalties in respect of such Taxes.

(iii)                     The Company has duly and timely deducted, withheld, or collected for payment (as appropriate) all Tax which it has become liable or entitled to deduct, withhold or collect for payment and has, to the extent required to do so, duly accounted for all such Tax to the relevant Tax Authority.

(d)                                 The Company is not liable to pay, reimburse or indemnify any person (including a Tax Authority) an amount in respect of a Tax liability, which is the primary liability of any other person and which arose as a result of a transaction, event, act, or omission occurring or deemed to arise or occur (whether wholly or partly) prior to Completion.

(e)                                  International.

(i)                           The Company has been resident at all times since its incorporation solely in the jurisdiction of its incorporation and is not and has never been treated for any Tax purpose as resident (or dual-resident) in any other jurisdiction(s).

(ii)                        The Company has not at any time since incorporation had a branch, agency or permanent establishment outside the jurisdiction of its incorporation.

(iii)                     Neither the Company nor any Subsidiary is or has been a “Passive Foreign Investment Company” within the meaning of Section 1297(a) of the Code or a “Controlled Foreign Corporation” within the meaning of Section 957 of the Code.

(f)                                    Tax avoidance.  The Company has not been a party to, or been involved in, any schemes or arrangements designed wholly or partly for the purposes of avoiding any Tax liability, or in relation to which any disclosure has been, or will be, required to be made to any Tax Authority.

1.14                           Restrictions on Business Activities.  Except as set forth in Section 1.14 of the Company Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or which is otherwise binding upon the Company which has or would reasonably be expected to have the effect of prohibiting or materially restricting any current business activities of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company as currently conducted, or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any Person.

1.15                           Title to Properties; Absence of Liens and Encumbrances.

(a)                                  The Company has good and valid title to, or a valid leasehold interest in, all the properties and assets which it purports to own or lease (real, tangible, personal and mixed), including all the properties and assets reflected in the Company Balance Sheet (except for personal property sold since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice).  All properties and assets reflected in the Company Balance Sheet are free and clear of all Liens, except for Permitted Liens.

(b)                                 Section 1.15 of the Company Disclosure Schedule sets forth a true, complete and correct list of all real property owned, leased, subleased or licensed by the Company and the location of such premises.  Complete copies of all material real property leases, licenses or other occupancy agreements to which the Company is a party (collectively, the “Company Real Property Leases”) have been delivered to or made available to the Purchaser.  Section 1.15 of the Company Disclosure Schedule lists all Company Real Property Leases.

(c)                                  As of the date of this Agreement, (i) all Company Real Property Leases are in full force and effect (except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Legal Requirements affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law), (ii) there is no existing material default by the Company under any of the Company Real Property Leases, except such defaults as have been waived in writing, (iii) no event has occurred with respect to the Company which, with notice or lapse of time or both, would constitute a default of any of the Company Real Property Leases, and (iv) to the Company’s Knowledge, there are no defaults of any material obligations of any party other than the Company under any Company Real Property Lease.

1.16                           Legal and Regulatory Compliance.

(a)                                  Definitions.

(i)                           “Clinical Trial” shall mean any investigation in humans intended to discover or verify the clinical, pharmacological, chemical, toxicological and/or other pharmacodynamic or pharmacokinetic effects of one or more investigational medicinal product(s), and/or to identify any adverse reactions to one or more investigational medicinal product(s) and/or to study dosing, absorption, distribution, metabolism or excretion of one or more investigational medicinal product(s) with the object of ascertaining its or their safety or efficacy.

(ii)                        Company Products” shall mean the following product candidates AT13387 for treatment of solid tumors, AT7519 for treatment of solid tumors, leukemia and lymphoma and AT9283 for the treatment of leukemia, solid tumors and pediatric tumors

(iii)                 “Marketing Authorization” shall mean any current authorizations to the Company by the relevant Regulatory Authority to study, import, export, store, promote, market, distribute, offer for sale, sell and/or supply one or more Company Products including, without limitation, pricing and reimbursement approvals.

(iv)                “Partner” shall mean any third party who is a party to a Partnering Agreement with the Company.

(v)                   “Partnering Agreement” shall mean any agreement between the Company and any third party pursuant to which the Company has licensed Company Intellectual Property and/or provided Company Products to the other party or its designee for the purposes of drug discovery or development by or on behalf of that other party.

(vi)                “Regulatory Authority” shall mean any government authority or agency charged with issuing approvals, clearances, licenses, registrations or authorizations necessary for the manufacture, use, storage, study, import, transport, marketing, promotion, selling, and placing on the market of pharmaceutical products, or for the preparation for, and carrying out of, Clinical Trials of any pharmaceutical products, including without limitation the UK Medicines and Healthcare  Products Regulatory Agency (the “MHRA”), the European Medicines Agency (the “EMA”) and the US Food and Drug Administration (the “FDA”).

(b)                                 Licenses and Consents.

(i)                       The Company possesses all licenses, consents, authorizations, orders, warrants, confirmations, permissions, certificates, approvals, clearances, registrations and authorities (including, without limitation, Clinical Trials authorizations and approvals) necessary for the conduct of the Company Business as currently conducted (“Approvals”). The Company has no Knowledge of any reason why any of the Approvals should be suspended, modified or revoked.

(ii)                    Complete copies of all Approvals held by or on behalf of the Company as of the date of this Agreement are set forth on Section 1.16(b)(ii) of the Company Disclosure Schedule.

(iii)                 The Company is not a party to any agreement pursuant to which it will be required to assign or surrender any Approval held by it as a result of the consummation of the Scheme.

(iv)                Section 1.16(b)(iv) of the Company Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the Company Products that are, or in the past six (6) years have been, the subject of any Clinical Trial by or on behalf of the Company or any of its Partners.

(v)                   There are no circumstances necessitating, or that would reasonably be expected to necessitate, the suspension or termination of any Clinical Trial of any Company Product, and there have been no such suspensions or terminations of any Clinical Trial of any Product.

(vi)                In relation to any Company Product which is, or in the three (3) years ending December 31, 2010 has been, under study, no results have been obtained by the Company or any of its Partners in any Clinical Trial which the Company believes in good faith would reasonably be expected to materially prejudice any application for marketing or manufacturing approval of such Company Product under study.

(vii)             Nothing has been done or omitted to be done by the Company whereby any Person or Regulatory Authority would reasonably be expected to seek the cancellation, rectification or any other modification of any Approval, and the Company has not received notice from a Regulatory Authority concerning any such proposed cancellation, rectification or other modification.

(viii)          Details of any serious adverse events and/or suspected serious adverse events, relating to any Company Product which have been reported to the Company, any Partner or in each case their agents, of which the Company has Knowledge, in the last three (3) years are set out in Section 1.16(b)(viii) of the Company Disclosure Schedule.  All such serious and suspected serious adverse events have been timely reported by or on behalf of the Company (or, as applicable, the relevant Partner) to all applicable Governmental Entities and Regulatory Authorities in accordance with all applicable laws and all applicable guidance from relevant Regulatory Authorities.

(ix)                  In the six (6) years prior to the Closing Date, no product liability claim relating to any Company Product has been made or threatened against the Company or, so far as the Company has Knowledge, any Partner.

(x)                     In relation to each Clinical Trial conducted by or on behalf of the Company that includes or will include the dosing of Company Products in humans:

(1)                                  a clinical trial agreement with the site conducting the Clinical Trial is in full force and effect and was executed prior to commencement of the Clinical Trial;

(2)                                  all studies are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state, federal and foreign laws, rules and regulations, including applicable requirements of Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices;

(3)                                  no notification has been received by the Company from a Governmental Entity or Regulatory Authority rejecting data from any clinical trial conducted by, or on behalf of the Company which data was submitted to a Governmental Entity or Regulatory Authority and which was necessary to obtain regulatory approval of a study or Company Product;

(4)                                  all documentation, correspondence, reports, data, analyses and notices required to be filed with, maintained for or furnished to a Governmental Entity or Regulatory Authority by the Company, or any Partner or agent of the Company, have been so filed, maintained or furnished by the Company and, so far as the Company has Knowledge, Partner or agent, as the case may be; and

(5)                                  all documentation, correspondence, reports, data, analyses and notices relating to or regarding any Clinical Trial filed or delivered, by or on behalf of the Company, or so far as the Company has Knowledge, any Partner or agent of the Company to any Governmental Entity or Regulatory Authority were true and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing).

(xi)                  The Company holds no Marketing Authorizations.

(c)                                  Compliance with Laws.

(i)                       The Company has no Knowledge of any investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any Governmental Entity or Regulatory Authority outstanding against the Company which would reasonably be expected to have a Company Material Adverse Effect.

(ii)                    In relation to any Company Product that is the subject of a Partnering Agreement, to the Company’s Knowledge, there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or Regulatory Authority outstanding against the relevant Partner, which would reasonably be expected to have a Company Material Adverse Effect.

(iii)                 In the six (6) years up to and including Closing, the Company has conducted its business in all material respects in accordance with all applicable legal, administrative and regulatory requirements in the jurisdictions in which the Company has operated (whether itself or through a third party).

(iv)                Neither the Company nor (to the Knowledge of the Company) any Partner or agent is the subject of any pending or, to the Knowledge of the Company, Partner or agent, threatened investigation in respect of any Company Product, by (i) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth at 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or (ii) any other Governmental Entity or Regulatory Authority that has a similar policy and has jurisdiction over the Company, Partner or agent.

(v)                   To the Knowledge of the Company, neither the Company nor any current officer, Employee, Partner or agent has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in exclusion under 43 U.S.C. Section 1320a-7 or any similar law or regulation or debarred or disqualified by the FDA or other Governmental Entity or Regulatory Authority.

1.17                           Agreements, Material Contracts and Commitments.

(a)                                  Except as set forth in Section 1.17 of the Company Disclosure Schedule, as of the date of this Agreement the Company is not a party to, or is bound by:

•                  any employment or consulting agreement, contract or binding commitment with an Employee or individual consultant or salesperson or other benefits not disclosed in Section 1.22(b) of the Company Disclosure Schedule, any agreement, contract or commitment to grant any severance or termination pay or bonus (in cash or otherwise) to any Employee, or any consulting or sales agreement, contract, or commitment with a firm or other organization;

•                  any fidelity or surety bond or completion bond;

•                  any lease of personal property having a value in excess of U.S. $50,000 individually or U.S. $200,000 in the aggregate;

•                  any lease of real property other than as set forth in Section 1.15 of the Company Disclosure Schedule;

•                  any agreement of indemnification or guaranty by the Company in favor of any other Person;

•                  any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of U.S.$25,000 individually or U.S.$100,000 in the aggregate;

•                  any agreement, contract or commitment relating to the disposition or acquisition of material assets or any interest in any business enterprise outside the ordinary course of the Company’s business;

•                  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments providing for the borrowing of money or extension of credit;

•                  any purchase order or contract for the purchase of materials involving payments in excess of U.S.$20,000 individually or $100,000 in the aggregate;

•                  any partnership, dealer, distribution, agency, joint marketing, joint venture, strategic alliance, affiliate, development agreement or similar agreement or any agreement which is or contains a power of attorney given by the Company;

•                  any Contract prohibiting or materially restricting in any respect the right of the Company to engage or participate, or compete with any Person, in any line of business, market or geographic area, or to make use of any Intellectual Property, or any Contract granting any other Person most favored nation pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights or terms to any Person, or any Contract otherwise limiting the right of the Company to sell, distribute or manufacture any Company Product or to obtain any services;

•                  any Contract with any Governmental Entity or any material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity that is required for the operation in all material respects of the Company’s business;

•                  any agreement or arrangement to which the following provisions of the Act apply; section 190 (Substantial property transactions: requirement of members’ approval), section 197 (Loans to directors: requirement of members’ approval) and/or section 203 (Related arrangements: requirement of members’ approval;

•                  any settlement or litigation “standstill” agreement; or

•                  other than customer purchase orders arising in the ordinary course of business to the extent that the purchase or sale provided for therein has been performed in full on or prior to the date of this Agreement, any other agreement, contract or commitment that involves payments in excess of U.S.$25,000 individually or U.S.$100,000 in the aggregate or more and is not cancelable without penalty within 30 days.

(b)                                 True and complete copies of each Contract set forth in Section 1.17 of the Company Disclosure Schedule or required to be set forth on Section 1.17 of the Company Disclosure Schedule, each a “Company Material Contract” and collectively, the “Company Material Contracts”) have been made available to the Purchaser.  Each Company Material Contract to which the Company is a party is a valid and binding agreement of the Company, enforceable against the Company and each other party thereto in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Legal Requirements affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and is in full force and effect with respect to the Company.  The Company is in compliance in all material respects with and has not in the last six (6) years breached, violated or defaulted under, or to the Knowledge of the Company received written notice or notice via electronic mail that it has materially breached, violated or defaulted under, any of the terms or conditions of any such Company Material Contract in a manner which would reasonably be expected to give rise to a Company Material Adverse Effect.  To the Knowledge of the Company, no party obligated to the Company pursuant to any such Company Material Contract is in material breach as of the date of this Agreement of such Company Material Contract.

1.18                           Interested Party Transactions. To the Knowledge of the Company, no director, officer, Employee, consultant or affiliate of the Company: (a) has any cause of action or other claim whatsoever against, or owes any amounts to, the Company except for claims in the ordinary course of business, such as for accrued vacation pay or for accrued benefits under an Employee benefit plan maintained by the Company or for benefits under an employment or indemnification agreement with the Company disclosed in the Company Disclosure Schedule; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which the Company is using and which is necessary for the business of the Company; or (c) owns any direct or indirect interest of any kind in (other than publicly traded securities in an amount less than 3% of the voting securities of such entity), or is an affiliate or Employee of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any Person that is (i) a competitor, supplier, lessor, tenant or creditor of the Company, (ii) a party to any contract with the Company, or (iii) engaged in any transaction with the Company.

1.19                           Litigation. There is no action, suit, investigation or proceeding of any nature pending or (to the Knowledge of the Company) threatened against the Company or its property (tangible or intangible) or any of its officers or directors.

1.20                           Environmental Matters.

(a)                                  The following terms shall be defined as follows:

(i)             “Environmental Law” shall mean any law or regulation applicable to the Company that regulates the protection of the environment, exposure of any individual to Hazardous Materials, or that regulate the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use or recycling of Hazardous Materials.

(ii)          “Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant” or “contaminant.”

(b)                                 (i) The Company has complied at all times in all material respects with all applicable Environmental Laws, to the Knowledge of the Company holds all environmental permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals material to the conduct of the business of the Company and is in compliance in all material respects with respect thereto; (ii) to the Knowledge of the Company, none of the assets currently owned, leased or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are contaminated with any Hazardous Materials as a result of the Company’s use or occupation of such assets in a manner that would be reasonably likely to result in material liability to, or a corrective action obligation on the part of, the Company; (iii) the Company is not subject to material liability for any Hazardous Materials disposal or contamination by the Company on any third party property; (iv) the Company has not received any written notice alleging that the Company may be in violation of or subject to material liability under any applicable Environmental Law; (v) the Company is not a party to, or named in, any order, decree, injunction or other agreement with any Governmental Entity relating to material liability of the Company under any Environmental Law or relating to Hazardous Materials; and (vi) the Company has made available to the Purchaser copies of all written environmental reports, studies and sampling data in its possession relating to the Company or any assets of the Company.

1.21                           Brokers’ and Finders’ Fees; Third Party Expenses.  Except as set forth in Section 1.21 of the Company Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement, the other Transaction Agreements or any transaction contemplated thereby.

1.22                           Employee Benefit Plan and Compensation.

(a)                                  Definitions.  For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, commission, bonus, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, and each employment benefit plan applicable to Employees in the United Kingdom which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or with respect to which the Company has or would reasonably be expected to have any liability or obligation.

“Employee” shall mean any current employee, officer or consultant of the Company.

“Employee Agreement” shall mean each management, employment, severance, change of control, consulting or other agreement providing for compensation or benefits) between the Company and any Employee.

“Stakeholder Scheme” shall mean the Company’s designated stakeholder pension scheme within the meaning of Part 1 of the Welfare Reform and Pensions Act 1999.

(b)                                 Schedule.  Section 1.22(b)(i) of the Company Disclosure Schedule contains a list as of the date of this Agreement of each Company Employee Plan and each Employee Agreement.   Section 1.22(b)(ii) of the Company Disclosure Schedule sets forth a table setting forth the name, job title, date of commencement, notice period salary or fee and other benefits of each Employee, director and consultant of the Company as of the date hereof.  To the Knowledge of the Company as of the date of this Agreement, no Employee listed on Section 1.22(b)(ii) of the Company Disclosure Schedule has informed the Company that such Employee intends to terminate his or her employment or engagement for any reason (including retirement).  There are as of the date of this Agreement no outstanding offers of employment or engagement made to any Person by the Company.  No current Employee is on sick leave, maternity, paternity or parental leave as of the date of this Agreement.

(c)                                  Documents.  The Company has made available to the Purchaser (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement listed on Section 1.22(b)(i) of the Company Disclosure Schedule, including, without limitation, all amendments thereto and all related trust documents, (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description for each Company Employee Plan, and (v) all material written agreements and contracts as of the date of this Agreement relating to each Company Employee Plan, including, without limitation, administrative service agreements and group insurance contracts.

(d)                                 Employee Plan Compliance.  The Company has performed in all material respects all obligations required to be performed by the Company under, is not in material default or violation of, and has no Knowledge of any default or violation by any other party to any Company Employee Plan, and each Company Employee Plan has been established and maintained in accordance with its terms in all material respects and in material compliance with all applicable Legal Requirements.  To the Knowledge of the Company, there are no material actions, suits or claims pending or, threatened other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan.  The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e)                                  Pension or Welfare Plans.  Save for the Stakeholder Scheme, there is no scheme, agreement, arrangement or practice (in each case whether formal or informal) in relation to which the Company has incurred any liability or responsibility (including, without limitation, any liability for contributions or expenses or for any shortfall in funding, or any liability as trustee or responsibility in respect of any discretionary power) for or in relation to the provision of:

(i)                       any pension, lump sum, gratuity or other like benefit payable on retirement, death or withdrawal from service for, in respect of or by reference to any present or former director, officer, employee of or Person who has at any time agreed to provide services to the Company; or

(ii)                    any benefits to be given by reason of disability or sickness for, in respect of or by reference to any Person within paragraph 1.22(a).

(f)                                    To the Company’s Knowledge there are no circumstances which would reasonably be expected to result in any penalty for failure to comply with Part 1 of the Welfare Reform and Pensions Act 1999 or the Stakeholder Pension Schemes Regulations 2000 becoming payable by the Company.

(g)                                 There are no circumstances under which the Company has since 19 December 1996, contributed towards, participated in or had employees who participated in, an occupational pension scheme to which section 75 of the Pensions Act 1995 has applied.

(h)                                 Since 27 April 2004, no act or omission has taken place which would or would reasonably be expected to expose the Company to any liabilities arising under sections 38 to 42 (inclusive) of the Pensions Act 2004 and no circumstances exist which would or would reasonably be expected to result in the issue of a financial support direction under sections 43 to 51 (inclusive) of the Pensions Act 2004 in respect of the Company.

(i)                                     Since 30 August 1993 no Employee or former Employee of the Company has been employed by the Company as a result of a transfer of an undertaking or part of an undertaking to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 or the Transfer of Undertakings (Protection of Employment) Regulations 2006 have applied.

(j)                                     There are no members of the Stakeholder Scheme and nor have there ever been any members of it.

(k)                                  The Company is not obliged to pay any contributions to the Stakeholder Scheme.

(l)                                     No Post-Employment Obligations.  No Company Employee Plan or Employee Agreement provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any Person for any reason and the Company has not represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(m)                               Effect of Transaction.  Except as contemplated by this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) (i) result in any payment (including severance, golden parachute, bonus or otherwise) becoming due to any Employee, (ii) result in any forgiveness of Indebtedness, (iii) materially increase any benefits otherwise payable by the Company or (iv)  entitle any director or Employee to give notice of termination or treat himself as being released from any obligation.

(n)                                 Employment Matters.  The Company is in compliance with in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment, employee safety and wages and hours, and in each case, with respect to Employees: (i) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries, fees and other payments to Employees, (ii) is not liable for any arrears of wages, severance pay (including payment in lieu of accrued holiday on termination of employment) or any taxes (including PAYE) or National Insurance contributions or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice), (iv) is not liable for breach of any contract of service or for services, for redundancy payments, protective awards or for compensation for wrongful dismissal, unfair dismissal, for any claim in respect of an accident or injury or failure to comply with any order for the reinstatement or re-engagement of any employee or consultant.  The Company is not currently paying compensation or making any other payment to any former Employee or director.  No gratuitous payments have been made or promised in respect of the actual or proposed termination, suspension or variation of any Employment Agreement.  To the Knowledge of the Company, there are no pending, threatened or reasonably anticipated claims or actions against Company or any Company trustee under any worker’s compensation policy or long-term disability policy.  To the Knowledge of the Company, no grievance or complaint of discrimination has been raised by any current or former Employee that is outstanding as of the date of this Agreement.  All Employees who require a work permit have such a permit in force as of the date of this Agreement.  No Person has been employed by the Company who does not have leave to enter or remain in the United Kingdom or otherwise in breach of section 8 of the Asylum and Immigration Act 1996.

(o)                                 Labor.  No work stoppage or labor strike against the Company is pending or (to the Knowledge of the Company) threatened.  The Company has no Knowledge of any activities or proceedings of any labor union to organize any Employees.  There are no and there have not been in the past three years any actions, suits, claims, labor disputes or grievances pending or (to the Knowledge of the Company) threatened relating to any labor matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints.  The Company is not, nor has it been in the past, a party to, or bound by, any union membership, security of employment, redundancy, recognition or other collective bargaining agreement (whether legally binding or not) or union contract with respect to Employees with a trade union, associate of trade unions, works council, staff association or other organization and no collective bargaining agreement is being negotiated by the Company.  The Company has not received an application for recognition nor has it done any act which may be construed as recognition nor does it have a works council.

(p)                                 Loans.  The Company has not made any loans to or entered into any credit transaction (as so defined) with any of its directors or Employees.

(q)                                 Transfer of Undertakings.  Within the period of one year preceding the date of this Agreement, the Company has not been a party to any “relevant transfer” (which bears the meaning set out in the Transfer of Undertakings (Protection of Employment) Regulations 2006) nor has the Company failed to comply with any duty to inform and consult any appropriate representatives under the Regulations.

(r)                                    Redundancy within the period of one year preceding the date of this Agreement. The Company has not given notice of any redundancies to the Secretary of State or started consultations with any appropriate representative under the provisions of Part IV of the Trade Union and Labour (Consolidation) Act 1992, nor has the Company failed to comply with any obligation under that statute.

1.23                           Compliance with Laws. The Company has in the past six (6) years complied in all material respects with and, to the Knowledge of the Company, have not received any written notices of violation with respect to, any applicable Legal Requirement.

1.24                           Foreign Corrupt Practices Act. The Company (including any of its officers, directors, employees and others acting on behalf of the Company) has not taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

1.25                           Intellectual Property.

(a)                                  The Company has taken all steps reasonably necessary or desirable for the fullest protection of all Intellectual Property which is material or reasonably necessary to the business and activities of the Company and the Company has not itself granted, nor authorized any other party to grant, any rights to third parties in relation to any of such Intellectual Property except as set forth in Section 1.25 of the Company Disclosure Schedule.

(b)           Short particulars of all licenses (other than shrink-wrap software) entered into by the Company in relation to Intellectual Property, and in respect of which the Company is a or the licensor or licensee or otherwise a party, are set forth in Section 1.25 of the Company Disclosure Schedule.

(c)           To the Knowledge of the Company, no Intellectual Property in which the Company has any interest and which is, or is likely to be, material to, or reasonably necessary for the conduct of, the business of the Company is:

(i)    being (or has been) infringed, misappropriated or used without permission of the Company by any other Person; or

(ii)   subject to any license (other than licenses in respect of shrink-wrapped computer software), estoppel or authority or similar right in favour of any other Person, except as set out in the agreements set forth in Section 1.25(c)(ii) of the Company Disclosure Schedule; or

(iii)  subject to any other legally binding contract, agreement or other arrangement that materially restricts the Company’s use, transfer, delivery or licensing of such Intellectual Property except as set out in Section 1.25(c)(iii) of the Company Disclosure Schedule;

and the Company is not aware of any facts or circumstances which may give rise to any such events.

(d)           The Company has no outstanding obligations to pay any material amounts or provide other material consideration to any other Person in consideration for the Company’s practice of any Intellectual Property which is material or reasonably necessary to the business and activities of the Company, except as set forth in Section 1.25 of the Company Disclosure Schedule.

(e)           To the Knowledge of the Company, (i) the Company’s conduct of activities material to its business does not infringe or constitute unlawful use of the Intellectual Property of any other party, and (ii) the Company has not received any notice in the five (5) years prior to the date of this Agreement from any third party challenging or threatening to challenge (x) the right, title or interest of the Company in, to or under the Intellectual Property which is material to, or otherwise used by the Company with respect to,  the business and activities of the Company, or (y) the validity, enforceability or claim construction of any material Intellectual Property owned or licensed to the Company.

(f)            All Intellectual Property which is registered in the name of the Company, or in respect of which the Company has made application for registration (“Registered IP”), is:

(i)    listed and briefly set forth in Section 1.25(f)(i) of the Company Disclosure Schedule;

(ii)   legally and beneficially vested in the Company; and

(iii)  to the Knowledge of the Company, valid and enforceable.

(g)           All registrations in respect of Registered IP have been maintained and all renewal fees in respect of the Registered IP have been duly paid on time.

(h)           Except as set forth in Section 1.25 of the Company Disclosure Schedule, the Company is the sole owner of, free from all encumbrances (other than Permitted Liens), or has a valid and subsisting license in place in respect of, all Intellectual Property which is material to the conduct of the business and activities of the Company.  The Company has a valid, enforceable and subsisting license in place in respect of all third party patents which are used by it in the course of its business as now conducted, which such agreements are set forth and identified in Section 1.25 of the Company Disclosure Schedule.

(i)            All current and former employees, consultants and independent contractors of the Company, who are or were involved in, or who have contributed to, the creation or development of any Intellectual Property in relation to the Company have executed and delivered to the Company a written assignment to the Company of any such Intellectual Property arising from services performed by such Persons or the Company has the right to call for such an assignment pursuant to appropriate contractual terms.  To the Knowledge of the Company, no current or former employees, consultants or independent contractors of the Company is in material violation of any term of any such agreement, including any patent disclosure agreement or other employment or services contract or any other contract or agreement relating to the relationship of any such Person with the Company.

(j)            To the Company’s Knowledge, it does not use any processes or business methods, and is not engaged in any activities, which involve the misuse or alleged misuse of any confidential information belonging to any third party.

(k)           Except as set forth in Section 1.25 of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Company’s right, title or interest in, to or under any Intellectual Property which is material or reasonably necessary to the business and activities of the Company.

(l)            Data protection.

(i)    The Company has at all material times complied with applicable Legal Requirements relating to data protection in all material respects.

(ii)   The Company has not received any notice or complaint from any individual or regulatory authority alleging non-compliance with applicable Legal Requirements relating to data protection (including any prohibition or restriction on the transfer of data to a place outside the United Kingdom) or claiming compensation for or an injunction in respect of non-compliance with applicable Legal Requirements relating to data protection.

1.26                           Complete Copies of Materials. All documents (including all Company Material Contracts) that the Company has delivered or made available to the Purchaser or counsel are true, correct and complete copies of such documents.

1.27                           Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(a)           “Contract” or “Contracts” with respect to any Person, shall mean any mortgage, indenture, lease, contract, covenant or other agreement, instrument commitment, permit, concession, franchise or license whether written or oral, including term sheets, letters of intent and similar documents to which such Person is a party or by which such Person is bound.

(b)           “EMI” shall mean Enterprise Management Incentives options granted under Income Tax (Earnings and Pension) Act 2003 of the United Kingdom.

(c)           “Good Clinical Practices” shall mean requirements contained in U.S. 21 CFR Parts 312, 50, 54, 56, and 11 and all applicable guidelines or comparable requirements under applicable law.

(d)           “Good Laboratory Practices” shall mean Good Laboratory Practice requirements contained in U.S. 21 CFR Part 58 or other comparable requirements under applicable law.

(e)           “Good Manufacturing Practices” shall mean the FDA’s recommended current Good Manufacturing Practices continuum for drug and biological products, as set forth in U.S. 21 CFR Parts 210 and 211 or comparable requirements under applicable law.

(f)            “HMRC” shall mean HM Revenue & Customs.

(g)           “IFRS” shall mean International Financial Reporting Standards.

(h)           “Indebtedness” of any Person shall mean (i) all obligations of such Person for borrowed money or with respect to cash deposits or advances of any kind other than customer pre-payments made pursuant to such Person’s Contracts in the ordinary course of business, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, other than trade credit incurred in the ordinary course of business consistent with past practice, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services, other than trade payables in the ordinary course of business paid consistent with past practice, (vi) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (vii) all Guarantees by such Person, (viii) all capital lease obligations of such Person, (ix) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (x) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

(i)            “Intellectual Property” shall mean all patents, copyrights, trademarks, service marks, trade names, prototypes, design rights, mask works, logos, rights in relation to databases, rights in relation to know-how, rights in domain names, rights protecting goodwill and reputation, rights in unfair competition and all other intellectual property rights and analogous rights as may exist anywhere in the world for the full term of the rights concerned whether registered or unregistered and including all registrations, pending registrations and applications for registration,  relating to any such rights; all reversions, extensions and renewals of such rights; and all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringement(s)).

(j)            “Knowledge” or “Known” (or words of similar import) shall mean, with respect to the Company, the knowledge of the Harren Jhoti, Martin Buckland, Lyn Leaper, Neil Thompson, David Rees, Chris Murray, Jeff Yon, John Lyons, Glyn Williams and Neil Jones and with respect to the Purchaser, the knowledge of James Manuso, Mohammad Azab, Michael Molkentin, Gavin Choy, Timothy Enns, Shu Lee, Michael McCullar, Sanjeev Redkar and David Smith.

(k)           “Liens” shall mean all liens, mortgages, charges, pledges, rights of pre-emption, covenants, restrictions, leases, trusts, orders, decrees, claims, options, encumbrances, equities, proxies, or other defects of title or security interest or conflicting claim of ownership or right to use or any other third party right or any other rights of a similar nature.

(l)            “PAYE” shall mean pay as you earn tax and other similar tax under applicable U.S. federal, state and local, U.K. and other foreign law.

(m)          “Permitted Liens” shall mean (a) Liens for Taxes not yet due and payable, (b) Liens relating to liabilities reflected in the Financial Statements (including any related notes), and (c) Liens that do not materially impair the use or operation of the property or assets subject thereto.

(n)           “Shareholder” and “Shareholders” shall mean the holders of shares of the share capital of the Company.

(o)           “SIP” shall mean the Company’s Share Incentive Plan.

(p)           “SIP Participant” shall mean an employee of the Company participating in the SIP.

(q)           “SIP Trustee” shall mean Yorkshire Building Society in its capacity the trustee of the SIP.

(r)            “Tax Authority” shall mean any Governmental Entity having jurisdiction over Taxes.

(s)           “U.S. GAAP” shall mean United States generally accepted accounting principles consistently applied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except (i) as set forth in the disclosure schedule delivered by the Purchaser to the Company on the date of this Agreement (the “Purchaser Disclosure Schedule”) or (ii) as set forth in any filing made by the Purchaser with the SEC prior to the date hereof (other than in any “risk factor” disclosure or forward looking statements or any other disclosures that constitute general cautionary or predictive statements), the Purchaser hereby represents and warrants to Company (in the knowledge that the Company is entering into this Agreement in reliance on the accuracy of such representations and warranties) as set forth below.

2.1                                 Organization. The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of Delaware.  The Purchaser has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now being conducted (the “Purchaser Business”).  The Purchaser possesses all licenses, franchises, rights, and privileges necessary to the conduct of its business.  The Purchaser is duly qualified or licensed to do business and (where such concept is recognized by the applicable jurisdiction) in good standing as a foreign corporation in each jurisdiction where the operation of its business by the Purchaser requires such qualification, except where the failure to have such qualification would, individually or in the aggregate, not be material to the Purchaser.  The Purchaser is not in violation of any provision of its respective organizational documents and such documents set forth the rights and restrictions attached to the share capital of the Purchaser.

2.2                                 Purchaser Capital Structure and Constitution.

(a)           The authorized capital stock of the Purchaser consists of 150,000,000 shares of Purchaser Common Stock, of which 60,367,997 shares are issued and outstanding as of the Business Day before the date of this Agreement, and 2,000,000 shares of preferred stock, none of which are issued and outstanding as of the Business Day before the date of this Agreement.

(b)           Except for the Purchaser options granted under Purchaser’s 2003 Stock Plan and 2008 Employee Stock Purchase Plan, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Purchaser is a party or by which the Purchaser is bound obligating the Purchaser to issue, allot, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Purchaser or obligating the Purchaser to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.  As of the date of this Agreement, there are no outstanding debt securities of the Purchaser.  Except as set forth in Section 2.2(b)(i) of the Purchaser Disclosure Schedule, there are no securities or instruments containing anti-dilution or similar provisions by which Purchaser is or may become bound.  Except as set forth in Section 2.2(b)(ii) of the Purchaser Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Purchaser.  To the Knowledge of the Purchaser, except as contemplated hereby or as set forth in Section 2.2(b)(iii) of the Purchaser Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Purchaser or voting by a director of the Purchaser.  Except as set forth in Section 2.2(b)(iv) of the Purchaser Disclosure Schedule, there are no agreements to which the Purchaser is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any shares.

(c)           The only directors of the Purchaser are the Persons whose names are listed in Section 2.2(c) of the Purchaser Disclosure Schedule and the Purchaser does not have any alternate, de facto or shadow directors nor any observer or other Person entitled or accustomed to attend at or receive notice board meetings or have any say or right to vote at board meetings.

(d)           As of the date of this Agreement, the Purchaser has not redeemed or purchased or agreed to redeem or purchase any of its shares or passed any resolutions authorizing any such redemption.  As of the date of this Agreement, the Purchaser has no outstanding obligations to redeem or purchase any of its share capital or passed any resolutions authorizing any such redemption or purchase or entered into or agreed to enter into any contingent purchase contract or passed any resolutions approving any such contract or made any capitalization of reserves.

2.3                                 Subsidiaries.  The Purchaser’s subsidiaries are as set forth on the Purchaser SEC Documents (as defined below).

2.4                                 Corporate Power; Authority.

(a)           The Purchaser has all requisite legal and corporate power and authority to enter into this Agreement and the other Transaction Agreements, as applicable, and to carry out and perform its respective obligations under the terms of this Agreement and the other Transaction Agreements, as applicable.  All corporate action on the part of the Purchaser, its directors, and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement and the other Transaction Agreements, as applicable, has been (or prior to such action, will be) taken. The Requisite Purchaser Stockholder Approval is the only vote of the holders of any shares of capital stock of the Purchaser necessary under applicable Legal Requirements and the Purchaser’s organizational documents to approve the issuance of the shares of Purchaser common stock to be issued under this Agreement and the other transactions contemplated by this Agreement.

(b)           This Agreement and the other Transaction Agreements, as applicable, have been duly executed and delivered by the Purchaser.  This Agreement and the other Transaction Agreements to which the Purchaser is a party constitute valid and binding obligations of the Purchaser, as applicable, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Legal Requirements affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(c)           The execution and delivery of this Agreement and the other Transaction Agreements by the Purchaser do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any Conflict with any provision of the organizational documents of the Purchaser.  No consent, waiver, approval, order, or authorization of, or registration, declaration, or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

2.5           No Conflict.  Except for the necessary consents, waivers or approvals of third parties set forth in Section 2.5 of the Purchaser Disclosure Schedule, the execution, delivery and performance by the Purchaser of this Agreement and any Transaction Agreement to which the Purchaser is a party, and the consummation of the transactions contemplated hereby and thereby, will not contravene, conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit, result in the creation or imposition of any Lien under or impair the Purchaser’s rights or alter the rights or obligations of a third party under (any such event, a “Conflict”) (i) any provision of its organizational documents, (ii) any Purchaser Material Contract (as defined below), or (iii) any judgment, injunction, order, decree or Legal Requirement applicable to the Purchaser or any of the properties (whether tangible or intangible) or assets of the Purchaser.  Section 2.5 of the Purchaser Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Purchaser Material Contracts as are required thereunder in connection with the acquisition of Shares contemplated under this Agreement, or for any such Purchaser Material Contract to remain in full force and effect without limitation, modification or alteration after the Closing Date so as to preserve all rights of, and benefits to, the Purchaser, under such Purchaser Material Contracts from and after the Closing Date.

2.6           Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by, or with respect to, the Purchaser in connection with the execution and delivery of this Agreement and any Transaction Agreement to which the Purchaser is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, notices, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws, and (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings, which, if not obtained or made would, individually or in the aggregate, result in liabilities of less than U.S. $50,000.

2.7           SEC Documents; Purchaser Financial Statements. A true and complete copy of each quarterly, annual and other report and registration statement filed by the Purchaser with the SEC since January 1, 2009 (the “Purchaser SEC Documents”) is available on the website maintained by the SEC at www.sec.gov.  As of their respective filing dates, the Purchaser SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Purchaser SEC Documents, and none of the Purchaser SEC Documents contained on their filing dates any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently Purchaser SEC Document filed prior to the date of this Agreement. The financial statements of the Purchaser included in the Purchaser SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto, except in the case of pro forma statements, or, in the case of unaudited financial statements, except as permitted under Form 10-Q under the Exchange Act) and fairly presented the consolidated financial position of the Purchaser and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of the Purchaser’s operations and cash flows for the periods indicated (subject to, in the case of unaudited statements, normal and recurring year-end audit adjustments, which are not material in amount or significance in any individual case or in the aggregate). The audited balance sheet of the Purchaser as of December 31, 2010 contained in the Purchaser SEC Documents is hereinafter referred to as the “Purchaser Balance Sheet.”

2.8           Internal Controls. The Purchaser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions of the Purchaser are executed in accordance with management’s general or specific authorizations; (ii) transactions of the Purchaser are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets of the Purchaser is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets of the Purchaser is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Purchaser has not in relation to its records, systems, controls, data or information, recorded, stored, maintained, operated or that it is otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerized or not) which (including all means of access) are not under the exclusive ownership or direct control of the Purchaser.  As set forth in the Purchaser SEC Documents, Purchaser is in material compliance with its system of internal accounting controls.

2.9                                 No Changes. Except as expressly contemplated by this Agreement and other than as set forth in Section 2.9 of the Purchaser Disclosure Schedule, since the Purchaser Balance Sheet, there has not been, occurred or arisen any:

(a)           transaction by the Purchaser except in the ordinary course of business as conducted on that date and consistent with past practice;

(b)           amendment or change to the organizational documents;

(c)           change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Purchaser other than as required by U.S. GAAP;

(d)           adoption of or change in any election in respect of Taxes, adoption of or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

(e)           declaration, setting aside or payment of a dividend;

(f)            incurring by the Purchaser of any Indebtedness, amendment of the terms of any outstanding loan agreement, Guaranteeing by the Purchaser of any Indebtedness, issuance or sale of any debt securities of the Purchaser or Guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business consistent with past practice;

(g)           event, occurrence, development, state of circumstances, facts, or condition of any character that has had or would reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect; and

(h)           agreement by the Purchaser to do any of the things described in the preceding clauses (a) through (g) of this Section 2.9 (other than negotiations with the Purchaser and its representatives regarding the Transactions).

2.10                           Tax Matters.

(a)           The Purchaser has filed all material Returns required to be filed by it and has paid, or has adequately reserved (in accordance with U.S. GAAP) for the payment of, all material Taxes required to be paid, and the Purchaser Balance Sheet reflects an adequate reserve (in accordance with U.S. GAAP) for all material Taxes payable by the Purchaser through the date of such financial statements.  No material deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of the Purchaser, proposed, against the Purchaser that are not subject to adequate reserves (in accordance with U.S. GAAP), nor has the Purchaser executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax, which waiver or extension is still in effect.

(b)           The Purchaser has timely paid or withheld with respect to its employees (and paid over any amounts withheld to the appropriate Taxing authority) all material federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(c)           No audit or other examination of any material Tax Return of the Purchaser is presently in progress, nor has the Purchaser been notified in writing of any request for such an audit or other examination.

(d)           The Purchaser is, nor has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(e)           The Purchaser has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Scheme.

(f)            The Purchaser has not engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

2.11                           Restrictions on Business Activities. Except as set forth in Section 2.11 of the Purchaser Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Purchaser is a party or which is otherwise binding upon the Purchaser which has or may reasonably be expected to have the effect of prohibiting or restricting any business activities of the Purchaser, any acquisition of property (tangible or intangible) by the Purchaser, the conduct of business by the Purchaser, or otherwise limiting the freedom of the Purchaser to engage in any line of business or to compete with any Person.

2.12                           Legal and Regulatory Compliance.

(a)           Definitions.

(i)    Purchaser Products” shall mean Dacogen, amuvatinib (MP 470) and SGI-110.

(ii)   “Purchaser Marketing Authorization” shall mean any current authorizations to the Purchaser by the relevant Regulatory Authority to study, import, export, store, promote, market, distribute, offer for sale, sell and/or supply one or more Purchaser Products including, without limitation, pricing and reimbursement approvals.

(iii)  “Partner” shall mean any third party who is a party to Partnering Agreement with the Purchaser.

(iv)  “Purchaser Partnering Agreement” shall mean any agreement between the Purchaser and any third party pursuant to which the Purchaser has licensed Purchaser Intellectual Property and/or provided Purchaser Products to the other party or its designee for the purposes of drug discovery or development by or on behalf of that other party.

(b)           Licenses and Consents.

(i)    The Purchaser possesses all licenses, consents, authorizations, orders, warrants, confirmations, permissions, certificates, approvals, clearances, registrations and authorities (including, without limitation, Clinical Trials authorizations and approvals) necessary for the conduct of the Purchaser Business as currently conducted (“Purchaser Approvals”). The Purchaser has no Knowledge of any reason why any of the Purchaser Approvals should be suspended, modified or revoked.

(ii)   Complete copies of all Purchaser Approvals held by or on behalf of the Purchaser as of the date of this Agreement are set forth on Section 2.12(b)(ii) of the Purchaser Disclosure Schedule.

(iii)  The Purchaser is not a party to any agreement pursuant to which it will be required to assign or surrender any Purchaser Approval held by it as a result of the consummation of the transactions contemplated by this Agreement, including the Acquisition.

(iv)  Section 2.12(b)(iv) of the Purchaser Disclosure Schedule contains a complete and accurate list as of the date of this Agreement of the Purchaser Products that are, or in the past six (6) years have been, the subject of any Clinical Trial by or on behalf of the Purchaser  or any of its Partners.

(v)   There are no circumstances necessitating, or that would reasonably be expected to necessitate, the suspension or termination of any Clinical Trial of any Purchaser Product, and there have been no such suspensions or terminations of any Clinical Trial of any Purchaser Product.

(vi)  In relation to any Purchaser Product which is, or in the three (3) years ending December 31, 2010 has been, under study, no results have been obtained by the Purchaser or any of its Purchaser Partners in any Clinical Trial which the Purchaser believes in good faith would reasonably be expected to materially prejudice any application for marketing or manufacturing approval of such Purchaser Product under study.

(vii)           Nothing has been done or omitted to be done by the Purchaser whereby any Person or Regulatory Authority would reasonably be expected to seek the cancellation, rectification or any other modification of any Purchaser Approval, and the Purchaser has not received notice from a Regulatory Authority concerning any such proposed cancellation, rectification or other modification.

(viii)        Details of any serious adverse events and/or suspected serious adverse events, relating to any Purchaser Product which have been reported to the Purchaser, any Purchaser Partner or in each case their agents, of which the Purchaser has Knowledge, in the last three (3) years are set out in Section 2.12(b)(viii) of the Purchaser Disclosure Schedule.  All such serious and suspected serious adverse events have been timely reported by or on behalf of the Purchaser (or, as applicable, the relevant Partner) to all applicable Governmental Entities and Regulatory Authorities in accordance with all applicable laws and all applicable guidance from relevant Regulatory Authorities.

(ix)           In the six (6) years prior to the Closing Date, no product liability claim relating to any Purchaser Product has been made or threatened against the Purchaser or, so far as the Purchaser has Knowledge, any Purchaser Partner.

(x)              In relation to each Clinical Trial conducted by or on behalf of the Purchaser that includes or will include the dosing of Purchaser Products in humans:

(1)           a clinical trial agreement with the site conducting the Clinical Trial is in full force and effect and was executed prior to commencement of the Clinical Trial;

(2)           all studies are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state, federal and foreign laws, rules and regulations, including applicable requirements of Good Laboratory Practices, Good Clinical Practices and Good Manufacturing Practices;

(3)           no notification has been received by the Purchaser from a Governmental Entity or Regulatory Authority rejecting data from any Clinical Trial conducted by, or on behalf of the Purchaser which data was submitted to a Governmental Entity or Regulatory Authority and which was necessary to obtain regulatory approval of a study or Purchaser Product;

(4)           all documentation, correspondence, reports, data, analyses and notices required to be filed with, maintained for or furnished to a Governmental Entity or Regulatory Authority by the Purchaser, or any Purchaser Partner or agent of the Purchaser, have been so filed, maintained or furnished by the Purchaser and, so far as the Purchaser has Knowledge, Purchaser Partner or agent, as the case may be; and

(5)           all documentation, correspondence, reports, data, analyses and notices relating to or regarding any Clinical Trial filed or delivered, by or on behalf of the Purchaser, or so far as the Purchaser has Knowledge, any Purchaser Partner or agent of the Purchaser to any Governmental Entity or Regulatory Authority were true and accurate in all material respects on the date filed or furnished (or were corrected in or supplemented by a subsequent filing).

(xi)        The Purchaser holds no Purchaser Marketing Authorizations.

(c)           Compliance with Laws.

(i)          The Purchaser has no Knowledge of any investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any Governmental Entity or Regulatory Authority outstanding against the Purchaser which would reasonably be expected to have a Purchaser Material Adverse Effect.

(ii)         In relation to any Purchaser Product that is the subject of a Partnering Agreement, to the Purchaser’s Knowledge, there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or Regulatory Authority outstanding against the relevant Purchaser Partner, which would reasonably be expected to have a Purchaser Material Adverse Effect.

(iii)        In the six (6) years up to and including Closing, the Purchaser has conducted its business in all material respects in accordance with all applicable legal, administrative and regulatory requirements in the jurisdictions in which the Purchaser  has operated (whether itself or through a third party).

(iv)       Neither the Purchaser nor (to the Knowledge of the Purchaser) any Purchaser Partner or agent is the subject of any pending or, to the Knowledge of the Purchaser,   Purchaser Partner or agent, threatened investigation in respect of any Purchaser Product, by (i) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth at 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto, or (ii) any other Governmental Entity or Regulatory Authority that has a similar policy and has jurisdiction over the Purchaser, Purchaser Partner or agent.

(v)        To the Knowledge of the Purchaser, neither the Purchaser nor any current officer, Employee, Purchaser Partner or agent has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in exclusion under 43 U.S.C. Section 1320a-7 or any similar law or regulation or debarred or disqualified by the FDA or other Governmental Entity or Regulatory Authority.

2.13         Material Contracts. As of the date of this Agreement, the Purchaser has filed as exhibits to the Purchaser SEC documents all material agreements required to be filed under the rules and regulations of the SEC (the “Purchaser Material Contracts”), and (i) to the Knowledge of the Purchaser, all Purchaser Material Contracts are valid, binding and in full force and effect and enforceable against the Purchaser as of the date of this Agreement, (ii) the Purchaser is in all material respects in compliance with and has in all material respects performed all obligations required to be performed by it through the date of this Agreement under each Purchaser Material Contract; and (iii) as of the date of this Agreement, the Purchaser does not know of, and has not received written notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any other party under any Purchaser Material Contract.  The Purchaser is in compliance in all material respects with and has not in the last six (6) years breached, violated or defaulted under, or to the Knowledge of the Purchaser received written notice or notice via electronic mail that it has materially breached, violated or defaulted under, any of the terms or conditions of any such Purchaser Material Contract in a manner which would reasonably be expected to give rise to a Purchaser Material Adverse Effect.  To the Knowledge of the Purchaser, no party obligated to the Purchaser pursuant to any such Purchaser Material Contract is in material breach as of the date of this Agreement of such Purchaser Material Contract.

2.14         Environmental Matters.

(a)         The following terms shall be defined as follows:

(i)            “Environmental Laws” shall mean any federal, state or local Applicable Laws (including common law) applicable to the Company that regulate the protection of the environment, exposure of any individual to Hazardous Materials, or that regulate the handling, use, manufacturing, processing, storage, treatment, transportation, discharge, release, emission, disposal, re-use or recycling of Hazardous Materials, including the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq., as amended, and the federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

(ii)           “Hazardous Materials” shall mean any material, chemical, compound, substance, mixture or by-product that is identified, defined, designated, listed, restricted or otherwise regulated under Environmental Laws as a “hazardous constituent,” “hazardous substance,” “hazardous material,” “acutely hazardous material,” “extremely hazardous material,” “hazardous waste,” “hazardous waste constituent,” “acutely hazardous waste,” “extremely hazardous waste,” “infectious waste,” “medical waste,” “biomedical waste,” “pollutant,” “toxic pollutant” or “contaminant.”

(b)           (i) The Purchaser has complied at all times in all material respects with all applicable Environmental Laws, to the Knowledge of the Purchaser holds all environmental permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals material to the conduct of the business of the Purchaser and is in compliance in all material respects with respect thereto; (ii) to the Knowledge of the Purchaser, none of the assets currently owned, leased or operated by the Purchaser (including soils, groundwater, surface water, buildings or other structures) are contaminated with any Hazardous Materials as a result of the Purchaser’s use or occupation of such assets in a manner that would be reasonably likely to result in material liability to, or a corrective action obligation on the part of, the Purchaser; (iii) the Purchaser is not subject to material liability for any Hazardous Materials disposal or contamination by the Purchaser on any third party property; (iv) the Purchaser has not received any written notice alleging that the Purchaser may be in violation of or subject to material liability under any applicable Environmental Law; (v) the Purchaser is not a party to, or named in, any order, decree, injunction or other agreement with any Governmental Entity relating to material liability of the Purchaser under any Environmental Law or relating to Hazardous Materials; and (vi) the Purchaser has made available to the Company copies of all written environmental reports, studies and sampling data in its possession relating to the Purchaser or any assets of the Purchaser.

2.15         Brokers’ and Finders’ Fees; Third Party Expenses. Except as set forth in Section 2.15 of the Purchaser Disclosure Schedule, the Purchaser has not incurred, nor will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.16         Insurance. Section 2.16 of the Purchaser Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Purchaser including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies.  There is no claim by the Purchaser pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed.  In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits.  All premiums due and payable under all such policies and bonds have been paid, (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Purchaser is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage).  Such policies and bonds (or other policies and bonds providing substantially similar coverage) have been in effect since three years prior to the date of this Agreement and remain in full force and effect.  Except as set forth in Section 2.16 of the Purchaser Disclosure Schedule, the Purchaser has no Knowledge or reasonably anticipates threatened termination of, or premium increase with respect to, any of such policies.  Except as set forth in Section 2.16 of the Purchaser Disclosure Schedule, the Purchaser has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

2.17         Reserved.

2.18         Issuance of Purchaser Common Stock. The Purchaser Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

2.19         Intellectual Property.

(a)           The Purchaser has taken all steps reasonably necessary or desirable for the fullest protection of all Intellectual Property which is material or reasonably necessary to the business and activities of the Purchaser and the Purchaser has not itself granted, nor authorized any other party to grant, any rights to third parties in relation to any of such Intellectual Property except as set forth in Section 2.19(a) of the Purchaser Disclosure Schedule.

(b)           To the Knowledge of the Purchaser, no Intellectual Property in which the Purchaser has any interest and which is, or is likely to be, material to, or reasonably necessary for the conduct of, the business of the Purchaser is:

(i)            being (or has been) infringed, misappropriated or used without permission of the Purchaser by any other Person; or

(ii)           subject to any other legally binding contract, agreement or other arrangement that materially restricts the Purchaser’s use, transfer, delivery or licensing of such Intellectual Property except as set out in Section 2.19(b)(ii) of the Purchaser Disclosure Schedule;

and the Purchaser is not aware of any facts or circumstances which may give rise to any such events.

(c)           To the Knowledge of the Purchaser, (i) the Purchaser’s conduct of its business does not infringe or constitute unlawful use of the Intellectual Property of any other party, and (ii) the Purchaser has not received any notice in the five (5) years prior to the date of this Agreement from any third party challenging or threatening to challenge (x) the right, title or interest of the Purchaser in, to or under the Intellectual Property which is material to, or otherwise used by the Purchaser with respect to, the business and activities of the Purchaser, or (y) the validity, enforceability or claim construction of any material Intellectual Property owned or licensed to the Purchaser.

(d)           All Intellectual Property which is registered in the name of the Purchaser, or in respect of which the Purchaser has made application for registration (“Purchaser Registered IP”), is:

(i)            listed and briefly set forth in Section 2.19(d)(i) of the Purchaser Disclosure Schedule;

(ii)           legally and beneficially vested in the Purchaser; and

(iii)          to the Knowledge of the Purchaser, valid and enforceable, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar applicable Legal Requirements affecting or relating to creditors’ rights generally and general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(e)           All registrations in respect of Purchaser Registered IP have been maintained and all renewal fees in respect of the Purchaser Registered IP have been duly paid on time.

(f)            All current and former employees, consultants and independent contractors of the Purchaser, who are or were involved in, or who have contributed to, the creation or development of any Intellectual Property in relation to the Purchaser have executed and delivered to the Purchaser a written assignment to the Purchaser of any such Intellectual Property arising from services performed by such Persons or the Purchaser has the right to call for such an assignment pursuant to appropriate contractual terms.  To the Knowledge of the Purchaser, no current or former employees, consultants or independent contractors of the Purchaser is in material violation of any term of any such agreement, including any patent disclosure agreement or other employment or services contract or any other contract or agreement relating to the relationship of any such Person with the Purchaser.

(g)           To the Purchaser’s Knowledge, it does not use any processes or business methods, and is not engaged in any activities, which involve the misuse or alleged misuse of any confidential information belonging to any third party.

(h)           Except as set forth in Section 2.19 of the Purchaser Disclosure Schedule, the Purchaser is the sole owner of, free from all encumbrances (other than Permitted Liens), or has a valid and subsisting license in place in respect of, all Intellectual Property which is material to the conduct of the business and activities of the Purchaser.

(i)            Except as set forth in Section 2.19 of the Purchaser Disclosure Schedule, neither the execution, delivery or performance of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated by this Agreement will contravene, conflict with or result in any limitation on the Purchaser’s right, title or interest in, to or under any Intellectual Property which is material or reasonably necessary to the business and activities of the Purchaser.

(j)            Data protection.

(i)            The Purchaser has at all material times complied with applicable Legal Requirements relating to data protection in all material respects.

(ii)           The Purchaser has not received any notice or complaint from any individual or regulatory authority alleging non-compliance with applicable Legal Requirements relating to data protection (including any prohibition or restriction on the transfer of data to a place outside the United Kingdom) or claiming compensation for or an injunction in respect of non-compliance with applicable Legal Requirements relating to data protection.

2.20         Foreign Corrupt Practices Act. The Purchaser (including any of its officers, directors, employees and others acting on behalf of the Purchaser) has not taken any action which would cause it to be in material violation of the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder.

2.21         Purchaser Employee Benefits Plans.

(a)           Section 2.21(a) of the Purchaser Disclosure Schedule lists: (i) all employee benefit plans (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”)) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other material benefit plans, programs or arrangements, and all employment, termination, severance or other contracts to which the Purchaser or any trade or business that is required to be aggregated with the Purchaser under Sections 414(b),(c), (m) or (i) of the Internal Revenue Code of 1986, as amended (an “ERISA Affiliate”) is a party (except for (A) offer letters for employees hired and based in the United States that provide for at-will employment and can be terminated without material cost or liability to the Purchaser and (B) offer letters for employees hired and based in locations outside of the United States that can be terminated without material cost or liability to the Purchaser), with respect to which the Purchaser has or could have any obligation or that are maintained, contributed to or sponsored by the Purchaser for the benefit of any current employee, officer or director of the Purchaser; (ii) each employee benefit plan for which the Purchaser could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated; (iii) any plan in respect of which the Purchaser could incur liability under Section 4212(c) of ERISA; and (iv) any individual consulting contracts, arrangements or understandings between the Purchaser and any employee, director or consultant of the Purchaser, including any contracts, arrangements or understandings relating in any way to a sale of the Purchaser (except for agreements that can be terminated without material cost or liability to the Purchaser)(collectively, the “Purchaser Plans” and all Plans, excluding Plans not subject to U.S. Law, the “US Purchaser Plans”)

(b)           The Purchaser has made available to the Company correct and complete copies of each Purchaser Plan and (i) a copy of each trust or other funding arrangement, (ii) each most recent summary plan description and summary of material modifications, (iii) all annual reports on IRS Form 5500 filed within the past three (3) years, (iv) the most recently received IRS determination letter for each such Purchaser Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Purchaser Plan.

(c)           None of the Purchaser Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Purchaser Plan”), a “multiple employer plan” (within the meaning of Section 413(c) of the Code) (a “Multiple Employer Purchaser Plan”), a plan that is subject to Title IV of ERISA or Section 412 of the Code or a “funded welfare plan” within the meaning of Section 419 of the Code. None of the Purchaser Plans (i) provides for the payment of material separation, severance, termination or similar type benefits to any Person, (ii) obligates the Purchaser to pay separation, severance, termination or similar-type benefits solely or partially as a result the transaction contemplated by this Agreement, or (iii) obligates the Purchaser to make any payment or provide any benefit in connection with a “change in ownership or effective control,” within the meaning of such term under Section 280G of the Code, or in connection with an event directly or indirectly related to such a change. There is no written or unwritten contract, plan, arrangement or other contract by which the Purchaser is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code. None of the Purchaser Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Purchaser, except as required by Section 4980B of the Code, Part 6 of Title I of ERISA or similar applicable state law

(d)           Each Purchaser Plan has been established and maintained in accordance with its terms and the requirements of all applicable Legal Requirements including ERISA and the Code, except as would not, individually or in the aggregate, result in material liability to the Purchaser. The Purchaser has performed in all material respects all obligations required to be performed by it under and is not in default under or in violation of, and to the Knowledge of the Purchaser, there is no default or violation by any party to, any Purchaser Plan, except for any such non-performance, default or violation that would not, individually or in the aggregate, result in material liability to the Purchaser. To the Knowledge of the Purchaser there are no material actions pending or, to the Knowledge of the Purchaser, threatened with respect to any Purchaser Plan (other than routine claims for benefits in the ordinary course of business).

(e)           Each US Purchaser Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS covering all of the provisions applicable to such US Purchaser Plan for which determination letters are currently available that such US Purchaser Plan is so qualified, has a remaining period of time under applicable rules and regulations prescribed or issued pursuant to the Code or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or may rely upon an opinion letter for a prototype or volume submitter plan, and no event has occurred since the date of such determination letter or letters from the IRS, if applicable, that could be expected to adversely affect the qualified status of any such US Purchaser Plan.

(f)            Except as would not, individually or in the aggregate, result in material liability to the Purchaser, neither the Purchaser nor any ERISA Affiliate has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course of business), including any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Purchaser Plan or Multiple Employer Purchaser Plan, and, to the Knowledge of the Purchaser, no fact or event exists that could give rise to any such liability.

2.22         Required Vote.  The approval of the issuance of Purchaser Common Stock as part of the Initial Consideration and the possible issuance of Purchaser Common Stock as part of the Deferred Consideration by a majority of the shares represented in person or by proxy at the Purchaser Stockholder Meeting is the only vote of the equityholders of the Purchaser required in connection with the Acquisition.

2.23         Litigation. There is no action, suit, investigation or proceeding of any nature pending or (to the Knowledge of the Purchaser) threatened against the Purchaser or its property (tangible or intangible).

2.24         Fairness Opinion. Prior to the execution of this Agreement, the Board of Directors of the Purchaser received a written opinion (the “Opinion”) from a nationally recognized provider of such opinions (the “Financial Advisor”) dated April 6, 2011 as to the fairness, from a financial point of view, of the consideration to be paid by the Purchaser, taken in the aggregate, for all of the outstanding share capital of the Company in the transactions contemplated by this Agreement.  Provided that the Company executes and delivers a non-reliance letter provided by the Financial Advisor, the Purchaser will furnish a complete and correct copy of the Opinion to the Company after receipt thereof by the Purchaser for informational purposes only.

2.25         Complete Copies of Materials. All documents (including all Purchaser Material Contracts) that the Purchaser has delivered or made available to the Company or counsel are true, correct and complete copies of such documents.

SCHEDULE 6

LIST OF COMPANY SHAREHOLDERS TO SIGN IRREVOCABLE UNDERTAKINGS

Abingworth Bioventures II SICAV

Abingworth Bioventures IIA L.P.

Abingworth Bioventures III A LP

Abingworth Bioventures III B LP

Abingworth Bioventures III C LP

Abingworth Bioventures III Executives LP

Apax WW Nominees Ltd AES (as nominee for Apax Eurpore V — B, L.P., Apax Europe V, C GmbH & Co KG, Apax Europe V — D, L.P., Apax Europe V — E, L.P., Apax Europe V — G, C.V., Apax Europe V — 1, L.P. and Apax Europe V -2, L.P, and Apax Europe V-A, L.P.)

APV GmbH & Co KG

GIMV NV

Adviesbeheer GIMV Life Sciences 2004 NV

Oxford Bioscience Partners (Adjunct) III LP

Oxford Bioscience Partners (Bermuda) (III) LP

Oxford Bioscience Partners Adjunct (II) LP

Oxford Bioscience Partners Bermuda (II) LP

Oxford Bioscience Partners GS Adjunct (II) LP

Oxford Bioscience Partners (Annex) II LP

Oxford Bioscience Partners II LP

Oxford Bioscience Partners III LP

MRNA Fund LP

B L Sibanda (Sir Thomas Blundell’s wife)

K Hilyard (Dr Harren Jhoti’s wife)

Sir Thomas Blundell (Director)

Dr. Robert Buckland (Director)

Dr. Stephen Bunting (Director)

Dr. Peter Fellner (Director)

Dr. Harren Jhoti (Director)(1)

Dr. Ismail Kola (Director)(1)

Dr. Peter Ringrose (Director)(1)

(1)As of the date of this Agreement, this individual does not hold any shares in the Company.  However, the Irrevocable Undertaking executed by this individual will apply to any shares of the Company acquired after the date of this Agreement.

SCHEDULE 7

LIST OF PURCHASER STOCKHOLDERS TO SIGN SUPPORT AGREEMENTS

Charles J. Casamento (Director)(1)

Thomas V. Girardi (Director)

Allan R. Goldberg (Director)(1)

Walter J. Lack (Director)

James S.J. Manuso (Director)

Michael D. Young (Director)(1)

(1)As of the date of this Agreement, this individual does not hold any shares in the Purchaser.  However, the Support Agreement executed by this individual will apply to any shares of the Purchaser acquired after the date of this Agreement.

SCHEDULE 8

Employee and Consultant Share Options

1                                       Introduction

1.1                              The Company has granted options to subscribe for Ordinary Shares pursuant to the following schemes, plans or arrangements:

(a)                                 The Astex Technology Share Option Plan for Consultants adopted 4 April 2000 (the “Consultant’s Plan”);

(b)                                The Astex Technology Limited Enterprise Management (“EMI”) Incentive Scheme adopted 27 March 2002 (the “2002 EMI Scheme”); and

(c)                                 The Astex Therapeutics Limited 2010 Share Option Scheme adopted 11 May 2010 (the “2010 Scheme”),

(together the “Plans”).

1.2                              This Schedule 8 sets out the basis on which the Purchaser and the Company have agreed to treat the holders of Company Options under the Plans.

1.3                              In this Schedule 8:

(a)                                 “Option Holders” means the holders of Company Options; and

(b)                                “Business Day”, “Closing Date”, “Exchange Rate”, and “Initial Share Amount” are as defined in the Terms and Conditions in Schedule 2 of this Agreement.

2                                       Proposals to Option Holders

2.1                              The Company undertakes to make the proposals set out in paragraph 2.2 below to the Option Holders the same time or as soon as reasonably practicable after the Scheme Document is posted to the Company’s Shareholders.  The Purchaser authorizes the Company to make the proposals and agrees to be bound by the acceptances received from the Option Holders contingent upon the Scheme becoming effective.

2.2                              Each Option Holder will be offered the opportunity to exchange his or her existing Company Option(s) (an “existing option”) for an option granted under the Consultant’s Plan, the 2002 EMI Scheme or 2010 Scheme, as applicable, to subscribe, contingent upon the Scheme becoming effective, for Purchaser Common Stock (a “replacement option”) on the following basis:

(a)                                 each replacement option will be, contingent upon the Scheme becoming effective, over a number of Purchaser Common Stock (rounded up or down, as appropriate, to the nearest number of shares) calculated in accordance with the following formula:

A             =              B             x              (C            ÷              D)

WHERE:

A = the maximum number of Purchaser Common Stock issuable on exercise of the replacement option

B = the maximum number of Ordinary Shares issuable on exercise of the existing option

C = the Initial Share Amount

D = the total number of shares in the Company (including preferred shares) cancelled pursuant to the Scheme

(b)                                the aggregate exercise price in respect of each replacement option will be substantially the same as the aggregate exercise price payable under the existing option, save that it will be converted into and expressed in US $ at the Exchange Rate on the Business Day immediately prior to the Closing Date, and the exercise price per Purchaser Common Stock will be rounded up to the nearest cent (i.e. two decimal places);

(c)                                 subject to the above, each replacement option will be on the same terms as the existing option it replaces, save that for the purposes of determining when the replacement options vest, each replacement option will be deemed to have been granted on the date of grant of the existing option it replaces; and

(d)                                the exchange of options will be effected by way of a cancellation of the existing options in consideration for which the replacement options will be granted, which will take place immediately after, and conditional upon, the Scheme becoming effective.

2.3                              The parties acknowledge that the replacement options granted to holders of options under the 2002 EMI Scheme and the 2010 Scheme will not enjoy favourable tax treatment in the UK as “qualifying options” under Chapter 9 of Part 7 of, and Schedule 5 to, the Income Tax (Earnings and Pensions) Act 2003.

2.4                              In relation to the 2002 EMI Scheme and the 2010 Scheme, the Company undertakes to make a notification to the Option Holders under the 2002 EMI Scheme and the 2010 Scheme to inform such Option Holders that their Options are exercisable immediately before and conditional upon the court sanction of the Scheme and the Options will lapse (if not exercised or replaced) immediately upon the Scheme becoming effective.

2.5                             The Company undertakes that it will notify the Option Holders under the Consultant’s Plan that they may exercise immediately before and conditional upon the court sanction of the Scheme.  The Company agrees that it will propose a special resolution at the General Meeting to amend the articles of association of the Company to include an article that provides that if any Ordinary Shares are allotted, issued or transferred pursuant to the Consultant’s Plan after 6.00 pm on the day before the date of the Court Hearings to confirm the capital reduction provided for in the Scheme, such shares will (subject to the right to make a prior transfer to a spouse or civil partner) immediately be transferred to the Purchaser for the same consideration per share as is payable to holders of Ordinary Shares pursuant to the Scheme.

3                                       Worked Example

For the purposes of illustration only, this paragraph 3 contains a worked example of how paragraph 2 is intended to be applied by the Purchaser and the Company.

3.1                              In this example:

(a)                                 On 22 June 2009 an employee was granted an EMI option under the 2002 EMI Scheme to subscribe for 6,000 ordinary shares in the Company at an exercise price of 64p per share;

(b)                                On 1 May 2011 the Scheme becomes effective. At that point:

(i)                                    a total of 25 million preferred and ordinary shares in the Company are cancelled under the Scheme; and

(ii)                                 the Purchaser issues a total of 32 million Purchaser Common Stock to the Company’s shareholders pursuant to the terms of the Scheme;

(c)                                 The exchange rate at close of business on 30 April 2011 is £1 = US $1.61313.

3.2                              The proposals in paragraph 2.2 above will operate as follows:

(a)                                 In accordance with the formula in paragraph 2.2(a) above, the number of Purchaser Common Stock issuable under the replacement option is:

6,000        x              (32,000,000             ÷              25,000,000)             =              7,680

(b)                                The exercise price, per Purchaser Common Stock, payable on exercise of the replacement option, is calculated as follows:

(i)                                    Aggregate exercise price in GB £ = 6,000 x 0.64 = £3,840

(ii)                                 This is converted into US $ at the rate of £1 = $1.61313 = $6,194.42

The exercise price per Purchaser Common Stock, in US $, is $0.80 (i.e. $6,194.42 divided by 7,680 and then rounded up to the nearest whole cent).

SCHEDULE 9

LOCK-UP AGREEMENTS

Part 1

Purchaser Lock-Up Agreement

SCHEDULE 9

PART 1

PURCHASER LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [                           , 2011], by and between SuperGen, Inc., a Delaware corporation (the “Purchaser”) and                                      (the “Shareholder”), a shareholder of Astex Therapeutics Limited whose registered office is at 436 Cambridge Science Park, Milton Road, Cambridge, CB4 0QA, United Kingdom (the “Company”).

BACKGROUND

A.                                    This Agreement is entered into in connection with the Implementation Agreement dated as of April 6, 2011 (the “Implementation Agreement”) by and between the Purchaser and the Company, pursuant to which the Purchaser intends to acquire the entire share capital of the Company (the “Acquisition”), to be implemented by way of, and the Company has agreed to implement, a Scheme on the terms and subject to the conditions set out in the Implementation Agreement, together with the Terms & Conditions (“Ts&Cs”) thereto and other exhibits and schedules thereto.  Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Implementation Agreement or the Ts&Cs.

B.                                    Pursuant to the terms of the Implementation Agreement and as part of the consideration distributed to the shareholders of the Company in connection with the Acquisition, (i) a portion of the Initial Consideration will be issued as New SuperGen Shares and (ii) if elected by the audit committee of Purchaser, the first payment of the Deferred Consideration may be issued as New SuperGen Shares, by the Purchaser at the Closing and delivered by the Purchaser to the Paying Agent at the Closing for distribution to the Shareholder (collectively, the “Purchaser Shares”).

C.                                    The execution and delivery of this Agreement is a material inducement to the Purchaser to enter into the Implementation Agreement and a condition to the Closing of the Acquisition.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.               Effective Time.  The parties hereto acknowledge and agree that this Agreement shall become effective only upon the Closing Date, and if such Closing Date shall not occur prior to the termination of the Implementation Agreement in accordance with its terms, this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Implementation Agreement.

2.               Resale of Purchaser Shares.

(a)          Restriction on Resale of Purchaser Shares.  During the period beginning at the Closing Date and ending on the eight-month anniversary of the Closing Date, except as otherwise permitted by this Agreement, the Shareholder will not, without the prior written consent of the Purchaser, (i) sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any Purchaser Shares pursuant to the Ts&Cs and the Implementation Agreement, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of Purchaser Common Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, any Purchaser Common Stock, whether any such transaction is to be settled by delivery of Purchaser Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or clause (ii) (the restrictions in clauses (i), (ii) and (iii), the “Lock-Up”).  Notwithstanding the foregoing, twenty-five percent (25%) of the total number of Purchaser Shares shall be released from the Lock-Up on the two (2) month anniversary of the Closing Date and an additional twenty-five percent (25%) of the total number of Purchaser Shares shall be released from the Lock-Up on each of the four-month, six-month and eight-month anniversaries of the Closing Date until all such Purchaser Shares are released from the Lock-Up on the eight-month anniversary of the Closing Date.  This resale restriction shall be in addition to any transfer restrictions imposed by applicable state and federal securities laws.

(b)         Ownership, Voting Rights, Duties.  This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of the Shareholder with respect to the Purchaser Shares, except as specifically provided herein.

(c)          Legend.  The Shareholder understands and agrees that the Purchaser shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Purchaser Shares, together with any other legends that may be required by the Purchaser or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A LOCK-UP AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

(d)         Stop-Transfer Notices.  The Shareholder agrees that, in order to ensure compliance with the restrictions referred to herein, the Purchaser may issue appropriate “stop transfer” instructions to its transfer agent.

(e)          Refusal to Transfer.  The Purchaser shall not be required (i) to transfer on its books any Purchaser Shares that have been sold or otherwise transferred in violation of Section 2(a)

of this Agreement or (ii) to treat as owner of such Purchaser Shares or to accord the right to vote or pay dividends to any transferee to whom such Purchaser Shares shall have been transferred in violation of Section 2(a) of this Agreement.

(f)            Certain Permitted Transactions.  Notwithstanding anything to the contrary in this Agreement, nothing herein shall prohibit or limit in any way the Shareholder’s right to assign, pledge, mortgage, hypothecate, give, sell or otherwise dispose of or encumber (each such act, a “Transfer”) any Purchaser Shares (i) to any member of the undersigned’s immediate family, or to a trust for the benefit of the undersigned or any member of the undersigned’s immediate family, (ii) upon the death of the undersigned, (iii) in the case of a Shareholder which is a fund, to (a) any trustee, nominee or custodian for such fund and vice versa, (b) any unitholder, shareholder, partner, participant, manager or adviser or an employee of such manager or adviser in any such fund as part of a pro rata distribution of assets, (c) any other fund, or its trustee, nominee or custodian, which is managed or advised by the same manager or adviser as any such fund, (d) any other fund which is a successor fund (pursuant to a bona fide scheme of reconstruction) to the Shareholder, or (e) a trustee, nominee, custodian or affiliate of any of the persons and/or entities referred to in these sub-sections (iii)(a), (iii)(b), (iii)(c), or (iii)(d) of this Section 2(f), or (iv) in a private transaction in which Purchaser Shares are transferred to no more than three (3) transferees; provided, however, that any such Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Purchaser, to be bound by all of the terms of this Agreement.  For purposes of this clause, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

(g)         Transactions Approved by Board; Tender or Exchange Offer.  Notwithstanding anything to the contrary in this Agreement, nothing herein shall prohibit or limit in any way the Shareholder’s right to sell or otherwise dispose of any Purchaser Shares pursuant to (i) the terms of definitive agreements approved by the Board of Directors of Purchaser relating to an acquisition, merger, or reorganization of the Purchaser, or (ii) any tender or exchange offer or similar proposal made by any third party for all of the issued and outstanding shares of capital stock of the Purchaser in respect of which a definitive transaction agreement has been entered into by the Purchaser, or (iii) a share buy-back offer to all holders of capital stock of the Purchaser which is approved by the Board of Directors of Purchaser, or (iv) a transaction which is required by or takes advantage of any arrangement between the Purchaser and its creditors in an insolvency situation.

(h)         Similar Agreements.  Notwithstanding the terms of this Agreement, to the extent that any other shareholder of the Company (other than directors or officers of the Company) executes a lock-up agreement in connection with the Acquisition, the Shareholder shall have the benefit of any relaxation of obligations or additional rights granted under such lock-up agreement to the extent the terms are not equivalent to the terms of this lock-up agreement.

(i)             Additional Shares.  For the avoidance of doubt, the terms and conditions of this Agreement are not intended, and do not, apply to shares of Purchaser Common Stock, if any, distributed to the Shareholder as part of the Deferred Consideration in the Acquisition.

3.               Miscellaneous.

(a)          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email); provided, however, that notices sent by mail will not be deemed given until received:

(i)             If to the Purchaser, to:

SuperGen, Inc.

4140 Dublin Boulevard, Suite 200

Dublin, California 94568

Attention: Chief Financial Officer

Facsimile No.: (925) 551-6483

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California  94304

Attention: Page Mailliard, Esq.

Facsimile No.: (650) 493-6811

(ii)          If to the Shareholder, to such address for the Shareholder as set forth on the signature page hereto.

(b)         Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective as of the date hereof.

(c)          Entire Agreement.  This Agreement and the Implementation Agreement, and the documents and instruments and other agreements among the parties referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof.

(d)         No Third Party Beneficiaries.  This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

(e)          Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the consent of the other party; provided, however, that the Purchaser may assign its rights hereunder, without the consent of the Shareholder, to any entity that acquires or succeeds to all or substantially all of its business. Subject to the restrictions on transfer described herein, this Agreement shall be binding upon the Shareholder and the Shareholder’s heirs, executors, administrators, successors and assigns.

(f)            Severability.  In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

(g)         Other Remedies.  Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(h)         Governing Law.  This Agreement and the respective rights and obligations of the parties under this Agreement shall be governed by, and shall be determined under, the internal laws of the State of Delaware applicable to contracts between residents of the State of Delaware to be performed solely in the State of Delaware, i.e., without regard to choice of law principles.

(i)             Consent to Jurisdiction.  Each of the parties hereto agrees that (i) any action involving this Agreement shall be brought and maintained solely in the Court of Chancery of the State of Delaware, (ii) each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process and (iii) each party agrees not to commence any legal proceedings related hereto except in such courts.

(j)                   Amendments.  This Agreement may be modified only by a written instrument duly executed by each party hereto.

(k)          WAIVER OF JURY TRIAL(l)       .  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(signature page follows)

IN WITNESS WHEREOF, the Purchaser and the Shareholder have caused this Lock-Up Agreement to be duly executed as of the day and year first above written.

SUPERGEN, INC.

By:

Name:

Title:

SHAREHOLDER

Name:

Address:

Facsimile No.

SCHEDULE 9

LOCK-UP AGREEMENTS

Part 2

Seller Lock-Up Agreement

COORDINATED SELLING AGREEMENT

This COORDINATED SELLING AGREEMENT (this “Agreement”) is made and entered into as of [                     , 2011], by and between certain affiliate shareholders of Astex Therapeutics Limited whose registered office is at 436 Cambridge Science Park, Milton Road, Cambridge, CB4 0QA, United Kingdom (the “Company”) set forth on Exhibit A to this Agreement (each, a “Significant Shareholder” and, collectively, the “Significant Shareholders”).

BACKGROUND

A.            This Agreement is entered into in connection with the Implementation Agreement dated as of [                     , 2011] (the “Implementation Agreement”) by and between SuperGen, Inc., a Delaware corporation (the “Purchaser”) and the and the Company, pursuant to which the Purchaser intends to acquire the entire share capital of the Company (the “Acquisition”), to be implemented by way of, and the Company has agreed to implement, a Scheme on the terms and subject to the conditions set out in the Implementation Agreement, together with the Terms & Conditions (“Ts&Cs”) thereto and other exhibits and schedules thereto.

B.            Pursuant to the terms of the Implementation Agreement and as part of the consideration to be distributed to the Scheme Shareholders by the Paying Agent on behalf of the Purchaser in connection with the Acquisition, (i) a portion of the Initial Consideration will be issued as New SuperGen Shares and (ii) if elected by the audit committee of the Board of Directors of the Purchaser, some or all of the first payment of the Deferred Consideration may be issued as New SuperGen Shares (collectively, the “Purchaser Shares”).

C.            The execution and delivery of this Agreement is a material inducement to each of the Significant Shareholders to enter into the Implementation Agreement in order to ensure an equal opportunity for each Significant Shareholder to sell its Purchaser Shares in a coordinated manner.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.     Interpretation. In this Agreement the following words and expressions shall have the meanings set out below unless the context otherwise requires. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Implementation Agreement or the Ts&Cs.

“Astex Articles” means the articles of association of the Company at the date of this Agreement;

“Bank” means such investment bank or other finance institution as may be nominated from time to time by a Significant Shareholder Majority to act for the purposes of executing Coordinated Sales approved pursuant to the terms of this Agreement;

“Business Day” means any day during the week on which the Bank and the stock exchange(s) on which Restricted Shares are listed are open for business;

“Closing Date” shall have the same meaning given to that term in the Implementation Agreement;

“Coordinated Sale” means a transfer of Restricted Shares carried out in accordance with section 4;

“Coordinated Sale Notice” has the meaning given to it in section 4(b);

“Coordinated Sale Participant” means, in relation to a Coordinated Sale, any Significant Shareholder that has confirmed that it wishes to participate in that Coordinated Sale;

“Investment Fund” shall have the meaning given in the Astex Articles;

“Lock Up Restrictions” means the lock up restrictions set out in the Implementation Agreement;

“Restricted Period” means the period of 12 months commencing on the Closing Date;

“Restricted Shares” means all Purchaser Shares issued to the Significant Shareholders pursuant to the terms of the Scheme, including without limitation any shares of Purchaser Stock issued in satisfaction of the Deferred Consideration (as defined in the Implementation Agreement);

“Scheme” shall have the meaning given to that term in the Implementation Agreement;

“Significant Shareholder Majority” means Significant Shareholders holding 66% or more of the Restricted Shares held from time to time by the Significant Shareholders and excluding for the purposes of constituting a Significant Shareholder Majority the Restricted Shares held by any person who fails to vote on a Significant Shareholder Resolution within the requisite time period;

“Significant Shareholder Resolution” has the meaning given to it in section 4(a);

“transfer” means when used with respect to a Restricted Share, to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant (whether by way of warrant, convertible or exchangeable security or otherwise) any option to subscribe for or purchase such Restricted Share or otherwise transfer or dispose of such Restricted Share or enter into any swap or any other transaction, of whatever kind, which directly or indirectly leads to a total or partial transfer, on or off a stock exchange or regulated market, to one or more third parties of any interest in such Restricted Share, legal or economic, or which in any way whatsoever fixes, limits or transfers any risk arising from the possibility of price movement, up or down, in respect of such Restricted Share, whether any such swap or transaction described above is to be settled by delivery of shares or other securities, in cash or otherwise, or to agree to do or announce any of the aforementioned things (and “transferred” and other cognitive terms shall be construed accordingly).

2.     Effective Time.  The parties hereto acknowledge and agree that this Agreement shall become effective only upon the Closing Date, and if such Closing Date shall not occur prior to the termination of the Implementation Agreement in accordance with its terms, this Agreement shall be deemed void ab initio and have no further force or effect upon such termination of the Implementation Agreement.

3.     Resale of Purchaser Shares.    It is agreed that:

(a)   except as otherwise set forth herein, during the Restricted Period, the Restricted Shares may not be transferred otherwise than as part of a Coordinated Sale in accordance with this Agreement;

(b)   section 3(a) shall not apply to restrict the transfer of Restricted Shares:

(i)    to the legal successor of the holder of Restricted Shares pursuant to (x) the death of such holder (in the event the holder is a natural person) or (y) the merger, liquidation,

or de-merger of such holder (in the event the holder is legal person), provided that in the event referred to in (y) the legal successor adheres to this Agreement and assumes all rights and obligations of the relevant Significant Shareholder under this Agreement;

(ii)   pursuant to a takeover offer for the Purchaser;

(iii)  which is required by or pursuant to any agreement or composition between the Purchaser and its creditors or any class of them;

(iv)  pursuant to any share buy-back by the Purchaser which is available to all holders of Purchaser Shares of the same class as the Restricted Shares;

(v)   pursuant to any distribution by a Significant Shareholder of Restricted Shares to its shareholders or limited partners in the framework of a liquidation or winding-up of such Significant Shareholder, provided that the shareholders or limited partners who would receive Restricted Shares have acceded to this Agreement prior to any such distribution being effected;

(vi)  which, if it were a transfer of shares in the share capital of Astex by an Investment Fund, would have been permitted under the terms of the Astex Articles;

(vii) pursuant to any private transaction, provided that the transferee of such Restricted Shares shall have acceded to this Agreement prior to any such transfer; or

(viii)              which is required by law or applicable regulation.

(c)   Ownership, Voting Rights, Duties.  This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of any Significant Shareholder with respect to the Purchaser Shares, except as specifically provided herein.

4.     Coordinated Sale Provisions

Subject always to the Lock Up Restrictions, Restricted Shares may be transferred during the Restricted Period as part of a Coordinated Sale in accordance with the following procedure:

(a)   During the Restricted Period, any Significant Shareholder that wishes to transfer any of their Restricted Shares not permitted under section 3(b) may circulate a resolution in writing (a “Significant Shareholder Resolution”) to all Significant Shareholders proposing that a Coordinated Sale should take place, setting out the maximum number of Restricted Shares they wish to sell and the following procedure shall apply in such circumstances:

(i)    the other Significant Shareholders shall have up to five Business Days (excluding the date of circulation of the Significant Shareholder Resolution) to respond to such Significant Shareholder Resolution by notice in writing to the Significant Shareholder who circulated the Significant Shareholder Resolution setting out whether or not they approve the Coordinated Sale and, only if they approve the Coordinated Sale, the number of Restricted Shares they wish to transfer (if any, and for the avoidance of doubt a Significant Shareholder may approve a Significant Shareholder Resolution without seeking to sell any of its Restricted Shares); and

(ii)   the Restricted Shares held by any Significant Shareholder that does not respond to the Significant Shareholder Resolution shall be ignored for the purposes of calculating whether the approval of a Significant Shareholder Majority has been given to the Significant Shareholder Resolution and such Significant Shareholder shall be deemed not to wish to participate in the Coordinated Sale.

(b)   If the approval of a Significant Shareholder Majority has been given to a Coordinated Sale (and the Significant Shareholder who circulated the Significant Shareholder Resolution shall promptly notify all of the Significant Shareholders the result of the process set out in section 4(a), whether positive or negative and including setting out the amount of Restricted Shares that each relevant Significant Shareholder wishes to sell), any Significant Shareholder may notify the Bank (and if none shall have been nominated when the Significant Shareholder Resolution has been issued, the Significant Shareholder Resolution shall also specify the identity of the Bank and key terms of its appointment including its fee) of the collective desire of the Coordinated Sale Participants to do so (a “Coordinated Sale Notice”).

(c)   Promptly following the notification made to the Bank, the Coordinated Sale Participants shall co-ordinate and agree with each other as to timing, structuring and pricing in such Coordinated Sale, and as to the number of Restricted Shares to be sold by each of the Coordinated Sale Participants (such shares being the “Sale Shares”). Any such structured sale must be conducted by the Bank against competitive brokerage terms and conditions.  If the Coordinated Sale Participants are not able to agree unanimously on such matters within five Business Days after the notification made to the Bank in section 4(b), the Coordinated Sale Participants that hold 66% of all Restricted Shares of the Coordinated Sale Participants at that time shall be able to take a decision which will also bind the other Coordinated Sale Participants, provided that any such dissenting Coordinated Sale Participants may withdraw from the process by notice in writing to the Bank and all of the Significant Shareholders.

(i)    The timing, structuring and pricing agreed or determined pursuant to section 3(b)(i) shall be communicated by any Coordinated Sale Participant to the Bank within one Business Day after the date of agreement or determination.

(ii)   If the Bank determines that, on the basis of the instructions (including without limitation as to price) provided pursuant to section 4(c)(i), there is insufficient demand for the sale of all of the Sale Shares,  it shall decrease the number of Sale Shares allocated for sale by each Coordinated Sale Participant in proportion to the number that such Coordinated Sale Participant’s Sale Shares bears to the total number of Sale Shares such that after reduction each Coordinated Sale Participant’s pro rata sale allocation of Sale Shares shall remain as unchanged as possible.

(iii)  The parties confirm that it is not their intention to allow a second sale process to commence before one which has already been initiated has been completed or aborted.

(d)   Each Significant Shareholder agrees that it shall use commercially reasonable efforts to take all necessary action to permit and assist with the preparation and submission of all required reports and filings, as may be required by applicable rule or regulation relating to the beneficial ownership of Purchaser Shares, including Section 13 of the Securities Exchange Act of 1934, as amended (the “Act”).

(i)    Each Significant Shareholder shall be individually responsible for the preparation and filing of any reports required under Section 16 of the Act.  The Significant Shareholders agree that they shall jointly engage a single U.S. securities counsel (“Securities Counsel”) to assist with the preparation and filing of all required reports, if any, under Sections 13 and 16 of the Act.  All costs for Securities Counsel shall be borne equally by each Significant Shareholder.

(ii)   Immediately following (and in no case later than 24 hours following) completion  of each sale of Sale Shares, each Coordinated Sale Participant agrees to cause all sale-related information, including pre- and post-sale beneficial ownership data, to be transmitted to Securities Counsel for purposes of preparing all required filings.

5.     Miscellaneous

(a)   Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) [or email] to the Significant Shareholder, to the address for such Significant Shareholder as set forth in Exhibit A; provided, however, that notices sent by mail will not be deemed given until received.

(b)   Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective as of the date hereof.

(c)   Entire Agreement.   This Agreement and the Implementation Agreement, and the documents and instruments and other agreements among the parties referenced herein constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof.

(d)   No Third Party Beneficiaries.  This Agreement is not intended to, and shall not, confer upon any other person any rights or remedies hereunder.

(e)   Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the consent of the other party. Subject to the restrictions on transfer described herein, this Agreement shall be binding upon each Significant Shareholder and each such Significant Shareholder’s heirs, executors, administrators, successors and assigns.

(f)    Severability.   In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

(g)   Other Remedies.   Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(h)   Governing Law.   This Agreement and the respective rights and obligations of the parties under this Agreement shall be governed by, and shall be determined under, the internal laws of the State of Delaware applicable to contracts between residents of the State of Delaware to be performed solely in the State of Delaware, i.e., without regard to choice of law principles.

(i)    Consent to Jurisdiction.  Each of the parties hereto agrees that (i) any action involving this Agreement shall be brought and maintained solely in the Court of Chancery of the State of Delaware, (ii) each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery in the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process and (iii) each party agrees not to commence any legal proceedings related hereto except in such courts.

(j)    Good Faith.   Each of the parties hereto undertakes to each other party that it shall act in good faith in giving effect to the provisions of this agreement.

(k)     Amendments.  This Agreement may be modified only by a written instrument duly executed by each party hereto.

(l)    WAIVER OF JURY TRIALEACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

IN WITNESS WHEREOF, the Significant Shareholders have caused this Coordinated Selling Agreement to be duly executed as of the day and year first above written.

[]

By:

Name:

Title:

SCHEDULE 10

RESOLUTION TO AMEND THE ARTICLES OF ASSOCIATION OF THE COMPANY

With effect from the passing of this resolution, the Articles of Association of the Company be amended as follows:

1.                                      By the adoption and inclusion of the following definitions in Article 1.2(a):

“Scheme”                                                                                           means the scheme of arrangement dated                        2011 between the Company and the holders of Scheme Shares (as defined in the Scheme) under Part 26 of Companies Act 2006 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court and agreed by the Company and SuperGen Inc

“Scheme Circular”                                             means the circular relating to the Scheme dated                        2011.

“SuperGen”                                                                                means SuperGen Inc

2.                                      By the adoption and inclusion of the following new Article 17:

“17.                         Scheme of Arrangement

17.1                          Expressions defined in the Scheme Circular shall have the same meanings in this Article 17 (save as expressly defined in these Articles).

17.2                          Notwithstanding any other provision of these Articles, if, pursuant to the exercise of any warrants over Preferred C Shares, the Company issues any Preferred C Shares (other than to SuperGen or its nominee(s)) after the adoption of this Article and before the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the holders of such shares shall be bound by the Scheme accordingly.

17.3                          Subject to the implementation of the Scheme, if, pursuant to the exercise of any warrants to subscribe for Preferred C Shares, any Preferred C Shares are issued to any person or his nominee (a “New Member”) (other than under the Scheme or to SuperGen or its nominee(s)) after the Scheme Record Time (the “Post-Scheme Shares”), they shall be immediately transferred to SuperGen (or as SuperGen may direct, or to SuperGen’s successor) in consideration of the payment by SuperGen (or its designee or successor) of an amount in cash for each Post-Scheme Share and/ or the allotment and issue by SuperGen (or its designee or successor) to the New Member of a number of SuperGen Shares (or, in the event of any merger, consolidation, recapitalisation, combination, share exchange or similar transaction involving SuperGen resulting in a change of SuperGen Shares into securities of a new entity, the issuance by the new entity of its securities) (the “Consideration Shares”) for each Post-Scheme Share as that New Member would have been entitled to under the Scheme for those Post-Scheme Shares had they been Scheme Shares as determined by the terms and conditions of the Scheme Circular. For the avoidance of doubt, this article 17.3 shall not oblige SuperGen (or its designee or successor) to pay any cash or issue any Consideration Shares in excess of the aggregate Initial Consideration and Deferred Consideration.

17.4                          To give effect to any transfer of Post-Scheme Shares, the Company may appoint any person as attorney for the New Member to transfer the Post-Scheme Shares to SuperGen and/or its nominee(s) or successor and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Post-Scheme Shares in SuperGen or its nominee(s) or successor and pending such vesting to exercise all such rights attaching to the Post-Scheme Shares as SuperGen or its successor may direct. If an attorney is so appointed, the New Member shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of SuperGen or its successor) be entitled to exercise any rights attaching to the Post-Scheme Shares unless so agreed by SuperGen or its successor. The attorney shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the New Member (or any subsequent holder) in favour of SuperGen or its successor, and the Company may give a good receipt for the consideration for the Post-Scheme Shares and may register SuperGen or its successor as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Member for the Post-Scheme Shares.

17.5                          Notwithstanding any other provision of these Articles, if, pursuant to the exercise of any options over Ordinary Shares under the Consultant’s Plan, the Company issues any Ordinary Shares (other than to SuperGen or its nominee(s)) after the adoption of this Article and before the Scheme Record Time, such shares shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the holders of such shares shall be bound by the Scheme accordingly.

17.6                          Subject to the implementation of the Scheme, if, pursuant to the exercise of any options over Ordinary Shares under the Consultant’s Plan, any Ordinary Shares are issued to any person or his nominee (an “Ordinary New Member”) (other than under the Scheme or to SuperGen or its nominee(s)) after the Scheme Record Time (the “Ordinary Post-Scheme Shares”), they shall be immediately transferred to SuperGen (or as SuperGen may direct, or to SuperGen’s successor) in consideration of the payment by SuperGen (or its designee or successor) of an amount in cash for each Ordinary Post-Scheme Share and/ or the allotment and issue by SuperGen (or its designee or successor) to the Ordinary New Member of a number of SuperGen Shares (or, in the event of any merger, consolidation, recapitalisation, combination, share exchange or similar transaction involving SuperGen resulting in a change of SuperGen Shares into securities of a new entity, the issuance by the new entity of its securities) (the “Ordinary Consideration Shares”) for each Ordinary Post-Scheme Share as that Ordinary New Member would have been entitled to under the Scheme for those Ordinary Post-Scheme Shares had they been Scheme Shares as determined by the terms and conditions of the Scheme Circular. For the avoidance of doubt, this article 17.6 shall not oblige SuperGen (or its designee or successor) to pay any cash or issue any Ordinary Consideration Shares in excess of the aggregate Initial Consideration and Deferred Consideration.

17.7                          To give effect to any transfer of Ordinary Post-Scheme Shares, the Company may appoint any person as attorney for the Ordinary New Member to transfer the Ordinary Post-Scheme Shares to SuperGen and/or its nominee(s) or successor and do all such other things and execute and deliver all such documents as may in the opinion of the attorney be necessary or desirable to vest the Ordinary Post-Scheme Shares in SuperGen or its nominee(s) or successor and pending such vesting to exercise all such rights attaching to the Ordinary Post-Scheme Shares as SuperGen or its successor may direct. If an attorney is so appointed, the Ordinary New Member shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of SuperGen or its successor) be entitled to exercise any rights attaching to the Ordinary Post-Scheme Shares unless so agreed by SuperGen or its successor. The attorney shall be empowered to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer on behalf of the Ordinary New Member (or any subsequent holder) in favour of SuperGen or its successor, and the Company may give a good receipt for the consideration for the Ordinary Post-Scheme Shares and may register SuperGen or its successor as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the Ordinary New Member for the Ordinary Post-Scheme Shares.

IN WITNESS of which the parties have executed this deed on the date set out above.

EXECUTED as a DEED	)
by SUPERGEN INC	)
acting by:	)

In the presence of:		/S/ JAMES S.J. MANUSO
James S.J. Manuso
Signature:		President and Chief Executive Officer
Name:
Occupation:

Address:

EXECUTED as a DEED	)
by ASTEX THERAPEUTICS LIMITED	)
acting by:	)

In the presence of:		/S/ Harren Jhoti
Harren Jhoti
Signature:		Founder & Chief Executive Officer
Name:
Occupation:

Address:

Signature Page to Implementation Agreement